PROSPECTUS SUPPLEMENT
(To Prospectus dated February 25, 2000)

                           $464,637,631 (Approximate)
                  RESECURITIZATION MORTGAGE TRUST CERTIFICATES,
                                 SERIES 2000-A

                   $ 54,265,000 Class A-1 6.50% Certificates
                   $ 19,480,941 Class A-2 6.50% Certificates
                   $ 55,646,371 Class A-3 6.50% Certificates
                   $ 56,275,462 Class A-4 6.50% Certificates
                   $ 32,524,402 Class A-5 6.50% Certificates
                   $ 22,000,000 Class A-6 6.50% Certificates
                   $ 91,611,289 Class A-7 6.50% Certificates
                   $111,411,000 Class A-8 6.50% Certificates
                   $ 21,423,065 Class A-9 6.50% Certificates
                   $        101 Class A-R 6.50% Certificate

                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor
                                 ---------------

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-6 in this prospectus supplement and on page 5 in the prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Greenwich Capital Acceptance, Inc., Greenwich Capital Markets, Inc. or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The trust will issue eleven classes of certificates. Only the ten classes of certificates identified above are being offered by this prospectus supplement and the accompanying prospectus.

The Certificates

o     The certificates represent ownership interests in assets of the trust.

o The trust assets consist primarily of three previously issued mortgage pass-through securities representing senior ownership interests in three respective mortgage loan groups.

o Distributions on the certificates will be made on the 19th day of each month, or if such day is not a business day, the first business day immediately following such 19th day.

Credit Enhancement

o Certain interests issued from the three underlying trust funds are subordinate in right of payment to the underlying mortgage pass-through securities.

o Certain losses on the mortgage loans in the underlying mortgage groups will be allocated to the related subordinate interests before they are allocated to the related underlying mortgage pass-through securities.

o Each class of offered certificates will receive the benefits of the subordination feature available to the underlying mortgage pass-through securities.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The offered certificates are being offered by Greenwich Capital Markets, Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 93.05714%, before deducting issuance expenses payable by the depositor, estimated to be approximately $335,000. See "Method of Distribution" in this prospectus supplement.

Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System on or about February 28, 2000.
                              --------------------

GREENWICH CAPITAL
==========----------------------------------------------------------------------
February 25, 2000

                                TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
                                                                            Page
                                                                            ----

Summary of Terms ........................................................    S-3
Risk Factors ............................................................    S-6
Description of the Certificates .........................................   S-10
Description of the Underlying Securities ................................   S-20
Description of the Underlying Mortgage Loans ............................   S-24
The Depositor ...........................................................   S-28
Yield, Prepayment and Maturity Considerations ...........................   S-28
Use of Proceeds .........................................................   S-42
Certain Material Federal Income Tax Consequences ........................   S-42
ERISA Considerations ....................................................   S-44
Legal Investment Considerations .........................................   S-46
Method of Distribution ..................................................   S-47
Legal Matters ...........................................................   S-47
Ratings .................................................................   S-47
Index of Defined Terms ..................................................   S-49

Appendix I ..............................................................    I-1
Appendix II .............................................................   II-1
Exhibit A -Excerpts from the Underlying Supplement ......................    A-1
Exhibit B - Remittance Date Statements ..................................    B-1
Exhibit C - Global Clearance, Settlement and Tax Documentation
  Procedures ............................................................    C-1

PROSPECTUS
                                                                            Page
                                                                            ----

Table of Contents........................................................      2
Important Notice about Information.......................................      4
Risk Factors.............................................................      5
The Trust Fund...........................................................     12
Use of Proceeds..........................................................     22
The Depositor............................................................     22
Mortgage Loan Program....................................................     23
Description of The Certificates .........................................     25
Credit Enhancement.......................................................     31
Yield and Prepayment Considerations......................................     38
The Pooling and Servicing Agreement......................................     39
Certain Legal Aspects of the Loans.......................................     50
Certain Federal Income Tax Consequences..................................     59
State Tax Considerations.................................................     84
ERISA Considerations.....................................................     85
Legal Investment.........................................................     87
Method of Distribution...................................................     88
Legal Matters............................................................     89
Financial Information....................................................     90
Available Information....................................................     90
Rating...................................................................     90
Index of Defined Terms...................................................     91

                                SUMMARY OF TERMS

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we project in our forward-looking statements.

The Certificates

On the closing date, Resecuritization Mortgage Trust 2000-A will issue eleven classes of certificates: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class T and Class A-R. The certificates will represent the beneficial ownership interests in the trust assets and will be issued pursuant to a trust agreement between the depositor and the trustee. All of the certificates, except for the Class T Certificate, are offered pursuant to this prospectus supplement and the accompanying prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates will be book-entry securities clearing through DTC (in the United States) or Clearstream or Euroclear (in Europe) in minimum denominations of $25,000. The Class T and the Class A-R Certificates will be issued in fully registered certificated form.

See "Description of the Certificates-- General" and "--Book-Entry Registration and Definitive Certificates" in this prospectus supplement.

The Depositor

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
(203) 625-2700

The Trustee

Bank One, National Association, a national banking association.

The Trust Assets

The assets of the trust will consist primarily of three previously issued mortgage pass-through securities. The underlying mortgage pass-through securities represent senior ownership interests in three respective underlying trust funds. The assets of the underlying trust funds consist primarily of fixed-rate, fully amortizing mortgage loans secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties.

The following table identifies the mortgage pass-through securities held in the trust.

                   Class                Principal
                   Designations         Balances of
                   of Underlying        Underlying
                   Mortgage             Mortgage              Principal Balances
Underlying         Pass-Through         Pass-Through          of Underlying
Trust Funds+       Securities           Securities*           Mortgage Loans*
------------       ----------           -----------           ---------------

First              Class IPP-A-1        $489,898,902          $510,086,746
Nationwide
Trust Series
1998-3

First              Class IPP-A-1        $173,640,285          $246,800,890
Nationwide
Trust Series
1999-2

First              Class IPP-A          $383,124,218          $398,894,500
Nationwide
Trust Series
1999-3

----------
* Approximate. Ending balances as of February 19, 2000.

+ Each of the underlying trust funds contains multiple mortgage loan groups. Given for each underlying trust fund is the aggregate principal balance of the mortgage loans included in the mortgage loan group directly backing the underlying mortgage pass-through security specified.

Cut-off Date

February 1, 2000

Closing Date

On or about February 28, 2000

Distribution Dates

The trustee will make monthly distributions on the certificates on the 19th day of each calendar month, or if such 19th day is not a business day, on the first business day immediately following such 19th day, beginning in March 2000. Distributions will be made to the holders of record of the certificates as of the close of business on the last business day of the month preceding the month of such distribution.

Distributions on the Certificates

Interest Distributions

On each distribution date, interest payable on each class of offered certificates will be calculated based on the pass-through rate specified on the cover, subject to the limitations described under "Description of the Certificates - Allocation of Available Funds" in this prospectus supplement.

Interest payable on the offered certificates on a distribution date will accrue during the calendar month preceding the month in which such distribution date occurs. Interest will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months.

Principal Distributions

On each distribution date, principal of the classes of offered certificates will be paid from available funds in the trust in the order of priority described under "Description of the Certificates--Allocation of Available Funds" in this prospectus supplement.

See "Description of the Certificates" in this prospectus supplement.

Advances

The servicer of the mortgage loans held in the underlying trust funds will make cash advances to cover delinquent payments of principal and interest to the extent the servicer reasonably believes that the cash advances are recoverable from future payments on the related mortgage loans.

See "Description of the Underlying Securities--Advances" in this prospectus supplement.

Optional Termination of the Trust

The depositor may purchase the remaining assets of the trust when the aggregate principal balance of the underlying mortgage pass-through securities is less than 5% of their aggregate principal balance as of the cut-off date.

See "Description of the Certificates --Termination of the Trust" in this prospectus supplement.

Optional Termination of the Underlying Trust Funds

The depositor of the mortgage loans held in any of the underlying trust funds may terminate that trust fund on and after the distribution date for the related underlying mortgage pass-through security on which the aggregate outstanding principal amount of all mortgage loans in that trust fund is less than 5% of the aggregate principal amount of those mortgage loans as of their cut-off date.

See "Description of The Underlying Securities --Optional Termination of the Underlying Trust Funds" in this prospectus supplement.

Ratings

It is a condition of the issuance of the offered certificates that they be assigned a rating of "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and by Duff & Phelps Credit Rating Company.

A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

Tax Status

An election will be made to treat the trust as a "real estate mortgage investment conduit" or "REMIC". The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class T Certificates will represent "regular interests" in the REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in the REMIC. The holder of the Class A-R Certificate will be subject to special federal income tax rules that may significantly reduce the after-tax yield of such certificate.

See "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Certain Federal Income Tax Considerations" in the prospectus.

ERISA Considerations

Assuming the accuracy of certain statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through securities, the offered certificates (other than the Class A-R Certificate) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

Assuming the accuracy of certain representations contained in the agreements under which the underlying trust funds were created (which information is not subject to independent verification) and on the basis of certain assumptions derived from statements included in the disclosure documentation prepared in connection with the public offering of the underlying mortgage pass-through securities, the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

See Legal Investment Considerations" in this prospectus supplement "and "Legal Investment" in the prospectus.

                                  RISK FACTORS

Only Limited Information is Available about the Underlying Mortgage Pass-Through Securities and Underlying Mortgage Loans

      The information about the underlying mortgage pass-through securities and the related mortgage loans disclosed in this prospectus supplement has been obtained from the disclosure documentation prepared in connection with the initial offerings of the underlying mortgage pass-through securities as well as from reports and other information supplied by the trustees of the underlying trust funds. Such information has not been independently verified or represented to the trust as being accurate and complete. Additionally, the agreements under which the underlying mortgage pass-through securities were issued and the disclosure documentation prepared in connection with those public offerings contain information only as of the dates of such documents. You should be aware, however, that material changes may have occurred since the preparation of those documents and the composition of the related mortgage pools may have changed significantly. As a result, there may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the underlying mortgage pass-through securities, and the underlying mortgage pass-through securities may not have performed as originally anticipated. The depositor did not prepare such underlying agreements or disclosure documentation and neither the depositor nor the underwriter makes any representation as to the accuracy or completeness of information provided in such documents. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the offered certificates.

The Effect of Prepayments on Yields is Unpredictable

      Borrowers may prepay their mortgage loans in whole or in part at any time. However, the mortgage loans are subject to certain penalties for prepayments generally during the first five years after origination. For a description of such prepayment penalties, see "The Mortgage Pool--General" on Exhibit A.

      We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan may result in a prepayment on the related underlying mortgage pass-through security, which in turn would result in a prepayment on the offered certificates.

            o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

            o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

            o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, those mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on such mortgage loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the mortgage loans are likely to decrease.

            o The seller of a mortgage loan to an underlying trust fund may be required to purchase such mortgage loan from such trust fund due to certain breaches of representations and warranties made by such seller that have not been cured. These purchases will have the same effect on the related offered certificates as a prepayment of a mortgage loan.

            o So long as the subordinate interests in an underlying trust fund are outstanding, liquidations of defaulted mortgage loans in such trust fund generally will have the same effect on the offered certificates as a prepayment of a mortgage loan.

            o If the rate of default and the amount of losses on the mortgage loans in an underlying trust fund is higher than you expect, then your yield may be lower than you expect.

Although Principal Distributions on the Class A-8 Certificates Generally Are Expected to Follow a Schedule, the Rate of Prepayments on the Mortgage Loans May Still Affect The Rate of Principal Distributions on Those Certificates

      The Class A-8 Certificates, which is a planned amortization class, will generally be less affected by the rate of principal prepayments than certain other classes of certificates. This is because on each distribution date, the Class A-8 Certificates receive principal distributions according to a schedule set forth in Appendix II. The schedule assumes that the rate of prepayment on the mortgage loans remains at a constant rate between 90% and 262% of a standard prepayment assumption, as described in "Yield, Prepayment and Maturity Considerations" in this prospectus supplement. However, there is no guarantee that the rate of prepayment on the mortgage loans will stay at a constant rate between these levels. If the mortgage loans prepay at a rate faster or slower than such levels, or do not prepay at a constant rate, distributions of principal on the Class A-8 Certificates may no longer be made according to schedule. Moreover, once the Class A-7 Certificates and Class A-6 Certificates have been paid in full, the Class A-8 Certificates will become very sensitive to the rate of prepayments and will no longer be paid according to the schedule. See "Yield, Prepayment and Maturity Considerations" for tables showing the expected rate of return of principal at different prepayment rates.

The Class A-7 Certificates and Class A-6 Certificates Will be Very Sensitive to the Rate of Prepayments on the Mortgage Loans

      The Class A-7 Certificates and Class A-6 Certificates will be especially sensitive to the rate of prepayment on the mortgage loans. The Class A-7 Certificates and Class A-6 Certificates act as a prepayment cushion for the Class A-8 Certificates as described above, absorbing excess principal prepayments. On each distribution date, the Class A-7 Certificates and Class A-6 Certificates receive principal only if the Class A-8 Certificates have been paid according to their schedule. If the rate of prepayments on the mortgage loans on any distribution date is slow enough so that the Class A-8 Certificates are not paid to schedule, then the Class A-7 Certificates and Class A-6 Certificates will receive no distributions of principal from the Mortgage Loans on that distribution date. However, if the rate of prepayments is high enough so that the Class A-8 Certificates are paid according to schedule, then the Class A-7 Certificates and Class A-6 Certificates will receive all of the remaining principal available for distribution. This may cause wide variations in the amount of principal the Class A-7 Certificates and Class A-6 Certificates will receive from distribution date to distribution date. See "Yield, Prepayment and Maturity Considerations" for tables showing the expected rate of return of principal at different rates of prepayment.

Interest Payments May be Insufficient

      When a mortgage loan is prepaid in full, the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the related underlying mortgage pass-through security. The servicer is required to cover the shortfall in interest collections that are attributable to prepayments in full, but only up to the amount of the servicer's fee for the related period. If the aggregate amount of this shortfall is in excess of the servicing fee, it may adversely affect the yield on your investment.

Credit Enhancement is Potentially Inadequate to Prevent Losses on the Offered Certificates

      Credit enhancement is provided for the offered certificates first by the right of the holders of the underlying mortgage pass-through securities to receive certain payments prior to the related subordinate interests. This form of credit enhancement is provided solely from collections on the mortgage loans otherwise payable to the holders of such subordinate interests. Credit enhancement also is provided by the allocation of realized losses on mortgage loans first to the related subordinate interests. Accordingly, if the aggregate principal balance of the subordinate interests with respect to any underlying trust fund were to be reduced to zero, delinquencies and defaults on the related mortgage loans would reduce the amount of funds available for payments to holders of the senior interests in the related underlying trust fund, including the related underlying mortgage pass-through security. This reduction in funds available for payment to the underlying mortgage pass-through security would in turn reduce the amount of funds available for distributions on the offered certificates.

High Concentration of Mortgaged Properties in California May Increase the Risk of Losses

      Approximately 91.51%, 86.18% and 90.77% of the mortgaged properties securing the mortgage loans included in the respective mortgage loan groups held in the underlying trust funds are located in California (measured by aggregate principal amount of the related mortgage loans as of the cut-off date). Property in California may be particularly susceptible to certain types of hazards that may be uninsurable, such as earthquakes, floods, mudslides and other natural disasters.

      In addition, the conditions described below will have a disproportionate impact on the mortgage loans.

      o Economic conditions in California that may or may not affect real property values may affect the ability of borrowers to repay their loans on time.

      o Declines in the residential real estate markets in California may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios.

      o Any increase in the market values of properties located in California would reduce the loan-to-value ratios. Lower loan-to-value ratios could make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Losses on Mortgage Loans in the Underlying Trust Funds Other Than Those Directly Backing the Underlying Mortgage Pass-Through Securities May Increase the Risk of Losses on the Offered Certificates

      Realized losses, other than any excess losses, experienced by mortgage loans included in a particular mortgage loan group will be allocated first to the subordinate interests in the related underlying trust fund before being allocated to the senior interests directly backed by that mortgage loan group. However, the underlying subordinate interests provide protection against losses on mortgage loans in more than one mortgage loan group. As a result, the subordinate interests could be reduced or eliminated as a result of disproportionate realized losses on the mortgage loans included in a mortgage loan group other than the group directly backing an underlying mortgage pass-through security. Although realized losses, other than excess losses, on the mortgage loans in a mortgage loan group may be allocated only to the underlying senior interest directly backed by that mortgage loan group, the allocation to such subordinate interests of realized losses on the underlying mortgage loans in another mortgage loan group will increase the likelihood that losses ultimately may be allocated to an underlying mortgage pass-through security and, in turn, to the offered certificates. Generally, the characteristics of the mortgage loans included in the mortgage loan group directly backing each underlying mortgage pass-through security are substantially similar to those of the other mortgage loan group whose losses are covered by the same subordinate interests.

Excess Losses on Mortgage Loans in the Underlying Trust Funds Will Reduce Yields on the Offered Certificates

      Realized losses on mortgage loans in the underlying trust funds that exceed the applicable coverage amounts for special hazard losses, fraud losses and bankruptcy losses are referred to as "excess losses." Excess losses on underlying mortgage loans included in the mortgage loan group directly backing an underlying mortgage pass-through security or in the other mortgage loan group held in the same underlying trust fund whose losses are covered by the same subordinate interests will be allocated on a pro rata basis to all senior interests relating to those mortgage loans groups, including the applicable underlying mortgage pass-through security. As a result, any excess losses on those mortgage loans will have a direct effect on the offered certificates and will reduce their yields.

Optional Termination of the Trust May Shorten the Weighted Average Lives of the Offered Certificates

      The depositor may purchase the assets in the trust, in whole but not in part, on and after the distribution date on which the aggregate principal balance of the underlying mortgage pass-through securities is less than 5% of their aggregate principal balance as of the cut-off date. The purchase of such assets will result in the receipt by you of principal payments that could affect the yield to maturity on your certificates and have the effect of shortening the weighted average life of your certificates.

Optional Termination of the Underlying Trust Funds May Shorten the Weighted Average Lives of the Offered Certificates

      The depositor of the mortgage loans held in any of the underlying trust funds may terminate the related trust fund on and after the distribution date for that trust fund on which the aggregate outstanding principal amount of all mortgage loans in that trust fund is less than 5% of their aggregate principal amount on their cut-off date. As a result, it is possible for an underlying trust fund to be terminated in this manner although the aggregate outstanding principal amount of the mortgage loans in the mortgage loan group directly backing the related underlying mortgage pass-through security is greater than 5% of the aggregate principal amount of those mortgage loans as of their cut-off date. For the holder of an offered certificate, any such termination of an underlying trust fund may result in the receipt by such holder of principal payments that could affect the yield to maturity on its certificates and have the effect of shortening the weighted average life of its certificates.

                         DESCRIPTION OF THE CERTIFICATES

General

      Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Trust Agreement. When particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

      The Certificates will be issued pursuant to a trust agreement (the "Trust Agreement"), dated as of February 1, 2000 between the Depositor and Bank One, National Association (the "Trustee") and will represent the entire beneficial ownership interest in Resecuritization Mortgage Trust, Series 2000-A (the "Trust"). The assets of the Trust will consist primarily of three previously issued mortgage pass-through certificates representing senior ownership interests in three respective underlying trust funds. The Certificates will consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9 Certificates, the Class T Certificate and the Class A-R Certificate (the "Class A-R Certificate" or "Residual Certificate" and together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 and Class A-9 Certificates, the "Offered Certificates"). The Offered Certificates and the Class T Certificate are collectively referred to herein as the "Certificates". Only the Offered Certificates are offered hereby.

      The Class T Certificate represents the Trustee's fee and has an initial principal balance of $137,109.

      The Offered Certificates (other than the Class A-R Certificate) will be issuable in denominations of not less than $25,000 principal amount and in integral multiples of $1,000 in excess thereof, with the exception of one Certificate of each Class which may be issued in a lesser amount. The Class A-R Certificate will be issued in fully registered certificated form as a single Certificate in a denomination of approximately $100.67.

      The Offered Certificates (other than the Class A-R Certificate) initially will be Book-Entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Beneficial Owners") will hold such Certificates through The Depository Trust Company ("DTC"), in the United States, or Clearstream Banking, societe anonyme ("Clearstream") or The Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates initially will be registered in the name of Cede & Co., the nominee of DTC.

Assignment of the Underlying Securities

      On the Closing Date, the Depositor will deliver the Underlying Securities to the Trustee. The Underlying Securities will be registered in the name of the Trustee or its nominee, and all monthly distributions on each Underlying Remittance Date for each Underlying Security will be made to the Trustee.

Distributions - General

      Distributions on the Offered Certificates will be made by the Trustee on the 19th day of each month, or if the 19th day is not a Business Day, on the first Business Day following the 19th day, beginning in March 2000 (each a "Distribution Date"). A "Business Day" is any day that is an Underlying Business Day with respect to each of the Underlying Securities. Distributions will be made to the persons in whose names such Certificates are registered at the close of business on the last Business Day of the month preceding the month of such Distribution Date (each, a "Record Date").

Deposits to the Certificate Account

      The Trustee will establish and maintain a separate trust account (the "Certificate Account") for the benefit of the holders of the Certificates. The Certificate Account will be an Eligible Account (as defined herein). Upon receipt by the Trustee of amounts in respect of the Underlying Securities, the Trustee will deposit such amounts in the Certificate Account. Amounts so deposited may be invested in Permitted Investments (as described and defined in the Trust Agreement) maturing no later than one Business Day prior to the Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or an affiliate thereof, in which case such Permitted Investments may mature on the related Distribution Date.

      An Eligible Account is a segregated account that is (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and "D-1" by Duff & Phelps Credit Rating Company ("DCR") at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which will be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Permitted Investments are specified in the Trust Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

Withdrawals From the Certificate Account

      The Trustee is permitted from time to time to withdraw funds from the Certificate Account for the following purposes:

            (i) to make payments to Certificateholders in the amounts and in the manner as described under "--Allocation of Available Funds" below;

            (ii) to reimburse the Depositor for any expenses incurred by and reimbursable to the Depositor pursuant to the Trust Agreement;

            (iii) to pay any taxes imposed on the Trust; and

            (iv) to clear and terminate the Certificate Account upon termination of the Trust Agreement.

Allocation of Available Funds

      On each Distribution Date, the Trustee will withdraw from the Certificate Account an amount (the "Available Funds") equal to (a) the amount received by the Trustee on and prior to such Distribution Date as a distribution on the Underlying Security, reduced by (b) the sum of any expenses reimbursable to the Depositor and any taxes imposed upon the Trust.

      On each Distribution Date, the Trustee will distribute the Available Funds in the following order of priority:

      (i) to the holders of the Classes of Offered Certificates and the Class T Certificate, pro rata, interest accrued on the respective Certificate Principal Balances thereof during the preceding Interest Accrual Period at their respective Pass-Through Rates (less any Net Prepayment Interest Shortfalls allocated to such Classes as provided below), together with any accrued and unpaid interest thereon from prior Distribution Dates; provided, however, that prior to the Class A-6 Accretion Termination Date, the amount of interest accrued on the Certificate Principal Balances of the Class A-6 Certificates during the preceding Interest Accrual Period will not be distributed as interest thereon but instead will be distributed in reduction of the Certificate Principal Balances of the Class A-7 Certificates as set forth in clause (iv) below; and further provided that prior to the Class A-4 Accretion Termination Date, the amount of interest accrued on the Certificate Principal Balances of the Class A-4 Certificates during the preceding Interest Accrual Period will not be distributed as interest thereon but instead will be distributed in reduction of the Certificate Principal Balances of the Class A-3 and Class A-9 Certificates, in that order, as set forth in clause (v) below;

      (ii) as principal, to the holders of the Class T Certificate, the Class T Pro Rata Distribution Amount;

      (iii) as principal, to the holders of the Class A-5 Certificates, the Class A-5 Priority Distribution Amount, until the Certificate Principal Balances thereof are reduced to zero;

      (iv) as principal, to the holders of the Class A-7 Certificates, the Class A-6 Accrual Distribution Amount, until the Certificate Principal Balances of the Class A-7 Certificates have been reduced to zero, and then to the holders of the Class A-6 Certificates;

      (v) as principal, sequentially, to the holders of the Class A-3 and Class A-9 Certificates, in that order, the Class A-4 Accrual Distribution Amount, until the respective Certificate Principal Balances thereof have been reduced to zero, and then to the holders of the Class A-4 Certificates;

      (vi) as principal, to the holder of the Class A-R Certificate, until the Certificate Principal Balance thereof has been reduced to zero;

      (vii) as principal, to (A) the holders of the Class A-8, Class A-7 and Class A-6 Certificates according to the priorities set forth in clause (x) below and (B) the holders of the Class A-1 and Class A-2 Certificates according to the priorities set forth in clause (y) below, as follows:

            (x) 75.3166723918% of the remaining amount (after giving effect to the distributions specified in clauses (i) through (vi) above):

                  first, to the holders of the Class A-8 Certificates until the
            Certificate Principal Balances thereof are reduced to the Class A-8 Planned Balance for such Distribution Date;

                  second, sequentially, to the holders of the Class A-7 and
            Class A-6 Certificates, in that order, until the respective Certificate Principal Balances thereof are reduced to zero; and

                  third, to the holders of the Class A-8 Certificates, without regard to the Class A-8 Planned Balance for such Distribution Date and until the Certificate Principal Balances thereof are reduced to zero; and

            (y) 24.6833276082% of such remaining amount (after giving effect to the distributions specified in clauses (i) through (vi) above), sequentially, to the holders of the Class A-1 and Class A-2 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero; and

      (viii) as principal, sequentially, to the holders of the Class A-3, Class A-9, Class A-4 and Class A-5 Certificates, in that order, until their respective Certificate Principal Balances have been reduced to zero.

      On each Distribution Date, any Net Prepayment Interest Shortfalls will be allocated, pro rata, to the Certificates on the basis of their Certificate Principal Balances.

      On each Distribution Date preceding the Class A-4 Accretion Termination Date, the Class A-4 Accrual Distribution Amount will be added to the Certificate Principal Balances of the Class A-4 Certificates on a pro rata basis. On each Distribution Date preceding the Class A-6 Accretion Termination Date, the Class A-6 Accrual Distribution Amount will be added to the Certificate Principal Balances of the Class A-6 Certificates on a pro rata basis.

      The "Basic Principal Distribution Amount" for any Distribution Date will be the portion of Available Funds attributable to principal received with respect to the Underlying Mortgage Loans.

      The "Certificate Principal Balance" with respect to any Certificate and any date of determination is the initial principal balance of such Certificate less all distributions made in respect of principal of such Certificate on all Distribution Dates preceding such date of determination and further reduced by all losses allocated to such Certificate on any such Distribution Date.

      The "Class A-4 Accretion Termination Date" will be the Distribution Date following the Distribution Date on which the Certificate Principal Balances of the Class A-9 Certificates are reduced to zero.

      The "Class A-4 Accrual Distribution Amount" for any Distribution Date will be equal to the current interest allocated but not distributed with respect to the Class A-4 Certificates on such Distribution Date in accordance with clause
(i) of "--Allocation of Available Funds" above.

      The "Class A-5 Pro Rata Distribution Amount" for any Distribution Date will be the product of (a) the Class A-5 Pro Rata Percentage and (b) the Scheduled Principal Distribution Amount.

      The "Class A-5 Pro Rata Percentage" for any Distribution Date will equal a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of the Class A-5 Certificates on such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates on such Distribution Date.

      The "Class A-5 Prepayment Distribution Amount" for any Distribution Date will be the product of (a) the Principal Prepayment Distribution Amount, (b) the Class A-5 Pro Rata Percentage and (c) the Shift Percentage.

      The "Class A-5 Priority Distribution Amount" for any Distribution Date will be the sum of (i) the Class A-5 Pro Rata Distribution Amount and (ii) the Class A-5 Prepayment Distribution Amount.

      The "Class A-6 Accretion Termination Date" will be the Distribution Date following the Distribution Date on which the Certificate Principal Balances of the Class A-7 Certificates are reduced to zero.

      The "Class A-6 Accrual Distribution Amount" for any Distribution Date will be equal to the current interest allocated but not distributed with respect to the Class A-6 Certificates on such Distribution Date in accordance with clause
(i) of "--Allocation of Available Funds" above.

      The "Class A-8 Planned Balance" for any Distribution Date will be as set forth in Appendix II attached hereto.

      The "Class T Pro Rata Distribution Amount" for any Distribution Date will be the product of (a) the Class T Pro Rata Percentage and (b) the Basic Principal Distribution Amount.

      The "Class T Pro Rata Percentage" for any Distribution Date will equal a fraction, the numerator of which is the Certificate Principal Balance of the Class T Certificate on such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates on such Distribution Date.

      The "Pass-Through Rate" with respect to each Class and any Distribution Date is 6.50%.

      The "Principal Prepayment Distribution Amount" for any Distribution Date will be the portion of Available Funds attributable to unscheduled principal received with respect to the Underlying Mortgage Loans.

      The "Scheduled Principal Distribution Amount" for any Distribution Date will be the portion of Available Funds attributable to scheduled principal received with respect to the Underlying Mortgage Loans.

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

      Distribution Date occurring in              Shift Percentage
      ------------------------------              ----------------

      March 2000 through February 2005                       0%

      March 2005 through February 2006                      30%

      March 2006 through February 2007                      40%

      March 2007 through February 2008                      60%

      March 2008 through February 2009                      80%

      March 2009 and thereafter                            100%

      In the event that on any Underlying Remittance Date, the Trustee shall not have received the cash distribution, if any, required to be made in respect of an Underlying Security, the Trustee shall effect the distribution set forth above on the business day immediately following the date on which the cash distribution so required shall have been received by the Trustee.

Allocation of Losses

      Losses allocated to any of the Underlying Securities will in turn be allocated to the Classes of Offered Certificates, pro rata, based upon their respective Certificate Principal Balances.

Statements to Certificateholders

      Concurrently with each distribution on a Distribution Date, the Trustee will forward to the holder of each Certificate a statement generally setting forth the following information:

            (i) the Available Funds, the Class A-6 Accrual Distribution Amount, the Class A-4 Accrual Distribution Amount and the Class A-5 Priority Distribution Amount for such Distribution Date;

            (ii) with respect to such Distribution Date, the aggregate amount of principal and interest, stated separately, distributed to holders of each Class of Certificates;

            (iii) with respect to such Distribution Date, the amount of any interest shortfall (including any Net Prepayment Interest Shortfalls) for each Class of Certificates, together with the amount of any unpaid interest shortfall for such Class immediately following such Distribution Date;

            (iv) with respect to each Class of Certificates, the losses allocated to such Class with respect to such Distribution Date;

            (v) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to (a) distributions of principal of such Certificates on such Distribution Date, (b) any losses allocated to such Certificates and (c) in the case of the Class A-4 Certificates, any addition to the aggregate Certificate Principal Balance thereof; and

            (vi) any additional amount distributed to the holder of the Residual Certificate on such Distribution Date.

      In addition, the Trustee upon written request will furnish to Certificateholders copies of the statements received by the Trustee for each Underlying Remittance Date as the holder of the Underlying Securities on behalf of the Trust.

      Within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each person who at any time during the previous calendar year was a Certificateholder of record a statement containing the information required to satisfy any requirements of the Code, the REMIC Provisions and regulations thereunder as from time to time are in force.

Representations and Warranties

      The Depositor will represent and warrant to the Trustee as of the Closing Date that (i) the Depositor was the sole owner of the Underlying Securities free and clear of any lien, pledge, charge or encumbrance of any kind; (ii) the Depositor had not assigned any interest in the Underlying Securities or any distributions thereon, except as contemplated in the Trust Agreement; and (iii) the endorsements and other documents furnished to the Trustee in connection with the Underlying Securities are sufficient to effect the transfer of the Underlying Securities to the Trustee. Upon discovery of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders in any of the Underlying Securities, the Depositor or the Trustee shall give prompt written notice to the other and to the Certificateholders. On or prior to the Distribution Date in June 2000, the Depositor will be obligated to cure such breach in all material respects or, if such breach cannot be cured, repurchase each affected Underlying Security if so directed in writing by holders of at least 51% of the Percentage Interests (the "Majority in Interest") of each Class of Offered Certificates. The "Percentage Interest" for any Class of Offered Certificates will equal the percentage obtained by dividing the Certificate Principal Balance of such Certificate by the aggregate Certificate Principal Balance of such Class of Certificates.

Termination of the Trust

      The Depositor may at its option purchase the Underlying Securities, in whole but not in part, on and after the Distribution Date on which the aggregate principal balance of the Underlying Securities is less than 5% of the aggregate principal balance thereof as of the Cut-off Date. The purchase price for each Underlying Security will be equal to the balance of the Underlying Security (after giving effect to all distributions thereon on such Distribution Date). The obligations created by the Trust Agreement will terminate upon the payment to Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Trust Agreement after the final payment or other liquidation of the Underlying Securities, including any exercise of the optional purchase described above. In no event, however, will the Trust continue beyond a date specified in the Trust Agreement. Written notice of termination of the Trust Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency as specified in the notice of termination.

The Trustee

      Bank One, National Association, a national banking association, will act as Trustee for the Certificates pursuant to the Trust Agreement. The Trustee's principal corporate trust offices are located at the Corporate Trust Office, 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126, Attn: Corporate Trust Administration. The Trustee's fee is represented by the Class T Certificate.

Amendment of the Trust Agreement

      The Trust Agreement may be amended by the Depositor and the Trustee, without the consent of any of the Certificateholders, (i) to cure any error or ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to permit any other provisions with respect to matters or questions arising under the Trust Agreement which are not inconsistent with the provisions of the Trust Agreement,
(iv) to comply with the Securities Act of 1933, as amended (the "Securities Act") or the Investment Company Act of 1940, as amended (the "Investment Company Act"), (v) to amend any of the exhibits to the Trust Agreement pursuant to the terms of the Trust Agreement or (vi) if such amendment is reasonably necessary, as evidenced by an opinion of counsel, to comply with any requirements imposed by the Internal Revenue Code of 1986 (the "Code") or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust at least from the effective date of such amendment; provided that such action (except any amendment described in (vi) above) shall not, as evidenced by an opinion of counsel, which opinion of counsel shall not be an expense of the Trustee, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such amendment shall be deemed not to adversely affect in any material respect the interests of any Certificateholder of the Offered Certificates if the person requesting the amendment obtains letters from the Rating Agencies to the effect that such amendment would not result in a downgrade or withdrawal of the ratings then assigned to the Offered Certificates. The Trust Agreement may also be amended by the Depositor and the Trustee with the consent of the holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Certificate without the consent of the holder of such Certificate, (b) adversely affect in any material respect the interest of the holders of the Certificates of any Class in a manner other than as described in clause (a) above without the consent of the holders of Certificates of such Class representing not less than 66% of the Percentage Interests represented by such Class or (c) reduce the aforesaid percentages of Certificates the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates then outstanding. In no event will the Trustee consent to any amendment unless the Trustee shall have obtained an opinion of counsel to the effect that such amendment will not cause the Trust to fail to qualify as a REMIC at any time that Certificates deemed to be "regular interests" are outstanding.

Voting under the Underlying Agreements

      In the event that there are any matters arising under any of the Underlying Agreements which require the vote or direction of the holder of the Underlying Security issued thereunder, the Trustee, as holder of the applicable Underlying Security on behalf of the Trust, will vote the Underlying Security in accordance with instructions received from the holders of a Majority in Interest of each Class of Certificates. In the absence of any such instructions, the Trustee will not vote the Underlying Securities; provided, however, that, notwithstanding the absence of such instructions, in the event a required distribution pursuant to the applicable Underlying Agreement shall not have been made, the Trustee shall, subject to the provisions of the Trust Agreement, pursue such remedies as may be available to it as holder of an Underlying Security in accordance with the terms of the applicable Underlying Agreement.

Book-Entry Registration and Definitive Certificates

      The Offered Certificates (other than the Class A-R Certificate) initially will be Book-Entry Certificates. Beneficial Owners will hold such Certificates through DTC, in the United States, or Clearstream or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates initially will be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of Clearstream Participants and Euroclear Participants (each, as defined herein), respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Clearstream, and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (Citibank and Chase, in such capacities, individually the "Relevant Depositary" and collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" will be Cede & Co., as nominee of DTC, or Citibank or Chase, as nominees of Clearstream and Euroclear, respectively. Beneficial Owners will not be Certificateholders as that term is used in the Trust Agreement. Beneficial Owners are permitted to exercise their rights only indirectly through DTC and its Participants (as defined herein) (including Clearstream and Euroclear).

      The beneficial ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant) and on the records of Clearstream or Euroclear, as appropriate.

      Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and its Participants (including Clearstream and Euroclear). While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "DTC Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the DTC Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interests.

      Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Certain Material Federal Income Tax Consequences--Taxation of Debt Securities" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Exhibit C hereto.

      Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

      DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

      Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States Dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States Dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      Payments on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Beneficial Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners that it represents.

      Under a book-entry format, Beneficial Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede & Co. Payments with respect to Book-Entry Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Taxation of Debt Securities" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Exhibit C hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Beneficial Owners to pledge Certificates to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Certificates may be limited due to the lack of Definitive Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market because certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

      The monthly and annual statements with respect to the Certificates and the Underlying Security as described below under "--Statements to Certificateholders" will be provided by the Trustee to Cede & Co., as nominee of DTC and as Certificateholder, and may be made available by such entity to Beneficial Owners upon request, in accordance with the DTC Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Certificates are credited.

      DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates that conflict with actions taken with respect to other Certificates.

      Definitive Certificates will be issued in registered form to Beneficial Owners, or their nominees, rather than to DTC, only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Certificates and the Depositor is unable to locate a qualified successor,
(ii) the Depositor, at its option, advises the Trustee that it elects to terminate the book-entry system through DTC, or (iii) after an Event of Default under the Trust Agreement, the Beneficial Owners representing not less than 51% of the Certificate Principal Balances of the Book-Entry Certificates advise the Trustee and DTC that the book-entry system is no longer in the best interests of such Beneficial Owners. Upon issuance of Definitive Certificates to Beneficial Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the Trustee with respect to transfers, notices and payments. See "Description of the Securities--General" in the Prospectus.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to use its best efforts to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Trust Agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      Neither the Depositor nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      According to DTC, the foregoing information with respect to DTC has been provided to members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      All of the information contained herein with respect to the Underlying Securities is based solely on (i) information contained in the Underlying Agreements and (ii) information obtained from the monthly statements provided by the Underlying Trustees in connection with the February 2000 Underlying Remittance Dates for the Underlying Securities. None of the Depositor, the Underwriter or the Trustee has the ability independently to verify the accuracy of this information and, accordingly, none of the Depositor, the Underwriter or the Trustee will make any representation or warranty as to the accuracy of such information. Prospective investors are advised to consider the limited nature of such available information in evaluating the suitability of any investment in the Offered Certificates.

General

      The Trust assets will consist primarily of the following:

o approximately 10.665896878% of Class IPPA-1, Mortgage Pass-Through Certificates, Series 1998-3 (the "Series 1998-3 Underlying Security"), issued pursuant to a pooling and servicing agreement dated as of July 1, 1998 among DLJ Mortgage Acceptance Corp., as depositor, First Nationwide Mortgage Corporation, as seller and master servicer, and The Bank of New York, as trustee;

o approximately 16.930638841% of Class IPPA-1, Mortgage Pass-Through Certificates, Series 1999-2 (the "Series 1999-2 Underlying Security"), issued pursuant to a pooling and servicing agreement dated as of March 1, 1999 among DLJ Mortgage Acceptance Corp., as depositor, First Nationwide Mortgage Corporation, IndyMac Inc. and PNC Mortgage Securities Corp., as sellers and servicers, and The First National Bank of Chicago, as trustee; and

o 100% of Class IPP-A, Mortgage Pass-Through Certificates, Series 1999-3 (the "Series 1999-3 Underlying Security"), issued pursuant to a pooling and servicing agreement dated as of April 1, 1999 among DLJ Mortgage Acceptance Corp., as depositor, First Nationwide Mortgage Corporation and PNC Mortgage Securities Corp., as sellers and servicers, and The First National Bank of Chicago, as trustee.

      Each of the Mortgage Pass-Through Certificates identified above is referred to herein as an "Underlying Security" and together they are referred to as the "Underlying Securities." Each of the pooling and servicing agreements identified above is referred to herein as an "Underlying Agreement" and together they are referred to as the "Underlying Agreements." DLJ Mortgage Acceptance Corp. is referred to herein as the "Underlying Depositor." Each of the trustees identified above is referred to herein as an "Underlying Trustee" and together they are referred to as the "Underlying Trustees." First Nationwide Mortgage Corporation is referred to herein as the "Servicer." The Underlying Trust Funds relating to the Series 1998-3 Underlying Security, the Series 1999-2 Underlying Security and the Series 1999-3 Underlying Security are referred to herein as the "First Nationwide Trust Series 1998-3," "First Nationwide Trust Series 1999-2" and "First Nationwide Trust Series 1999-3," respectively.

      Each of the three Underlying Securities evidences a senior interest in one of three separate trust funds (each an "Underlying Trust Fund") established pursuant to an Underlying Agreement and was issued together with other senior interests (together with the applicable Underlying Security, the related "Underlying Senior Interests"), certain subordinate interests (the related "Underlying Subordinate Interests") and certain residual interests. Each of the Underlying Trust Funds consists primarily of a pool of conventional, fixed-rate mortgage loans (the "Underlying Mortgage Loans") secured by first liens on one- to four-family residential properties. The aggregate outstanding principal balance of the Underlying Mortgage Loans included in the three mortgage loan groups directly backing the Underlying Securities (each, a "Mortgage Pool Principal Balance") as of the Underlying Remittance Date in February 2000 were approximately $510,086,746, $246,800,890 and $398,894,500, respectively.

      The Servicer is required to deposit, or cause to be deposited, in the account maintained for receipt of payments on the Underlying Mortgage Loans with respect to each Underlying Trust Fund (each, an "Underlying Security Account") on a daily basis the payments and collections on such Underlying Mortgage Loans, except that the Servicer will deduct its servicing fee and any expenses of liquidating defaulted Underlying Mortgage Loans or property acquired in respect thereof.

      The Underlying Subordinate Interests are subordinate to the related Underlying Senior Interests with respect to the right to receive distributions from the related Underlying Trust Fund and, accordingly, no distributions will be made on the Underlying Subordinate Interests with respect to any Underlying Trust Fund on an Underlying Remittance Date until all required distributions have been made on the related Underlying Senior Interests for such date. In addition, all losses (other than Excess Losses) on the Underlying Mortgage Loans included in any Underlying Trust Fund will be borne first by the related Underlying Subordinate Interests before being borne by the related Underlying Senior Interests.

      Based solely on the monthly statements provided by the Underlying Trustees in connection with the February 2000 Underlying Remittance Dates, which statements have not been independently verified for accuracy, the Series 1998-3 Underlying Security, the Series 1999-2 Underlying Security and the Series 1999-3 Underlying Security had principal balances of approximately $489,898,902, $173,640,285 and $383,124,218, respectively, after giving effect to the February 2000 distributions thereon, representing approximately 96.04%, 70.36% and 96.05% of the related Mortgage Pool Principal Balances for the respective Underlying Trust Funds.

Distributions on the Underlying Securities

      Distributions of principal and interest on the Underlying Securities will be made on the 19th day of each month or, if the 19th day is not an Underlying Business Day, the next succeeding Underlying Business Day (each, an "Underlying Remittance Date"). As used herein, an "Underlying Business Day" with respect to an Underlying Security is any day that, in the City of New York or in the city in which the corporate trust office of the related Underlying Trustee is located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

      Scheduled principal received on the Underlying Mortgage Loans held in each Underlying Trust Fund will be passed through monthly on the Underlying Remittance Date occurring in the month in which the related Due Date occurs. With respect to the Underlying Securities, principal prepayments received during the period from the first day of any month to the last day of such month will be passed through on the Underlying Remittance Date occurring in the month following receipt. As used herein, the "Due Date" is the first day of each calendar month, being the day of the month on which a payment of interest and principal is due for each Underlying Mortgage Loan, exclusive of any days of grace.

      Interest received on each Underlying Mortgage Loan will be passed through monthly on the Underlying Remittance Date occurring in the month in which the Due Date occurs, at the pass-through rate for such Underlying Mortgage Loan. Each Underlying Security bears interest at a rate of 6.50% per annum (the "Underlying Pass-Through Rate").

      On each Underlying Remittance Date, there will be distributed from, and to the extent of, available funds for each of the applicable mortgage loan groups in the Underlying Trust Funds, an amount up to the amount required to be paid in respect of the related Underlying Security.

      For a further description of the distribution of principal on the Underlying Securities, see "Description of the Certificates" in the excerpts from the Underlying Supplements attached hereto as Exhibit A.

Subordinated Interests

      The Underlying Securities, which represent senior interests in the Underlying Trust Funds, evidence the right of the holders thereof to receive distributions on the related Underlying Mortgage Loans before any distributions have been made to holders of the related Underlying Subordinate Interests. This subordination is intended to enhance the likelihood of regular receipt by holders of the Underlying Senior Interests of the full amount of monthly distributions due them and to protect holders of the Underlying Senior Interests against losses and other cash flow shortfalls. If, on any Underlying Remittance Date, holders of the Underlying Senior Interests are paid less than the amount due to them on such date, the interest of the holders of the Underlying Senior Interests in the related Underlying Trust Funds will vary so as to preserve the entitlement of the Underlying Senior Interests to unpaid principal of the Underlying Mortgage Loans and interest thereon.

      If at any time the Underlying Subordinate Interests with respect to any of the Underlying Trust Funds have been extinguished, all future losses or shortfalls due to delinquent payments on the related Underlying Mortgage Loans for which no advance is made by the Servicer will be borne by the related Underlying Senior Interests. Amounts actually paid at any time to the holder of the related Underlying Security will not be subsequently recoverable from such holder.

Allocation of Losses to the Underlying Securities

      Realized Losses on the Underlying Mortgage Loans in the Underlying Trust Funds (other than Excess Losses) will be allocated to the related Underlying Subordinate Interests before they are allocated to the related Underlying Senior Interests (including the Underlying Securities). If the aggregate principal balance of the Underlying Subordinate Interests with respect to any Underlying Trust Fund is reduced to zero, the amount of all such future losses on the Underlying Mortgage Loans held in that Underlying Trust Fund will be allocated to the related Underlying Senior Interests (including the applicable Underlying Security), pro rata, based on their respective outstanding principal balances.

      Realized Losses on mortgage loans in the Underlying Trust Funds (including the Underlying Mortgage Loans) that exceed the applicable coverage amounts for special hazard losses, fraud losses and bankruptcy losses are referred to herein as "Excess Losses." Excess Losses on Underlying Mortgage Loans and on mortgage loans in the other mortgage loan group held in the same Underlying Trust Fund whose losses are covered by the same Underlying Subordinate Interests will be allocated to all Underlying Senior Interests relating to those mortgage loan groups, including the applicable Underlying Security.

Adjustment to the Servicing Fee in each Underlying Trust Fund in Connection with Prepaid Underlying Mortgage Loans

      When a mortgagor makes a full or partial principal prepayment of an Underlying Mortgage Loan between Due Dates, the mortgagor may be required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest, the related portion of the servicing fee owed to the Servicer will be reduced to the extent necessary to include an amount in payments in respect of the related Underlying Security equal to a full month's interest payment at the Underlying Pass-Through Rate with respect to such prepaid Underlying Mortgage Loan. In the event the aggregate amount of such interest shortfalls exceeds the related portions of the servicing fee, then the amount of such excess will be allocated to the related Underlying Security, thereby reducing the interest distributable thereon on the related Underlying Remittance Date. The amount of any such interest reduction with respect to any Underlying Security on any Underlying Remittance Date is referred to herein as the related "Net Prepayment Interest Shortfall."

Advances

      The Servicer is obligated to make advances of cash each month for distribution on each of the Underlying Securities equal to the difference between the amount due on such Underlying Security and the amount in the related Underlying Security Account to be distributed to them pursuant to the Underlying Agreement, but only to the extent such difference is attributable to delinquent monthly payments due during the immediately preceding Due Period. The Servicer is not under any obligation to make an advance with respect to any Underlying Mortgage Loan if the Servicer determines, in its sole discretion, that such advance will not be recoverable from future payments and collections on such Underlying Mortgage Loan. Advances are intended to maintain a regular flow of scheduled interest and principal payments on each of the Underlying Securities, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on the Underlying Mortgage Loans.

Optional Termination of the Underlying Trust Funds

      The Underlying Depositor may, on any Underlying Remittance Date, purchase from any of the Underlying Trust Funds all mortgage loans (including the related Underlying Mortgage Loans) in such Underlying Trust Fund remaining outstanding at such time as the aggregate unpaid principal balance of those mortgage loans is less than 5% of the aggregate unpaid principal balance thereof as of the related cut-off date. The purchase price will be distributed on the related Underlying Security in the month following the month of such purchase.

      For additional information on the Underlying Securities, investors should carefully review (i) the excerpts from the prospectus supplements related to the Underlying Securities (the "Underlying Supplements") attached hereto as Exhibit A and (ii) the statements for the Underlying Securities for the February 2000 Underlying Remittance Date (the "Underlying Remittance Date Statements"), excerpts of which are attached hereto as Exhibit B. Information regarding the Underlying Securities, including information regarding related payment priorities and allocation of losses, is set forth in the attached Exhibits. Any information contained in this Prospectus Supplement (including Appendix I and the Exhibits hereto) with respect to the Underlying Securities or the Underlying Mortgage Loans has been obtained by the Depositor from the Underlying Supplements or Underlying Remittance Date Statements provided by the Underlying Trustees or the Servicer, and has not been independently verified by the Depositor, the Underwriter or the Trustee. The Underlying Supplements and all other offering materials described above for the Underlying Securities were prepared by the Underlying Depositor. None of the Depositor, the Underwriter or the Trustee makes any representation as to the accuracy or completeness of the information in the Underlying Supplements, the Underlying Remittance Date Statements or other related materials.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

      All of the information contained herein with respect to the Underlying Mortgage Loans is based solely on (i) information contained in the related Underlying Supplements and (ii) information obtained from the Underlying Trustees in connection with the Underlying Remittance Date Statements. None of the Depositor, the Underwriter or the Trustee has the ability independently to verify the accuracy of this information and, accordingly, none of the Depositor, the Underwriter or the Trustee will make any representation or warranty as to the accuracy of such information. Prospective investors are advised to consider the limited nature of such available information when evaluating the suitability of any investment in the Offered Certificates.

      Origination and Underwriting. Each Underlying Mortgage Loan was originated with credit, appraisal and underwriting guidelines applied by First Nationwide Mortgage Corporation ("First Nationwide") to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral in accordance with applicable federal and state laws and regulations. Certain of the Underlying Mortgage Loans have been originated under "reduced documentation" or "no documentation" programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator. Under a "no documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for such Underlying Mortgage Loans may have been based primarily on an appraisal of the Underlying Mortgaged Property and the loan-to-value ratio at origination. For a complete description of the underwriting policies applied to the Underlying Mortgage Loans, see "The Mortgage Pool - Underwriting Standards" in the excerpts from the Underlying Supplements attached hereto as Exhibit A.

      Selected Underlying Mortgage Loan Data. The tables on pages I-1 through I-12 summarize certain characteristics of the Underlying Mortgage Loans included in each Underlying Trust Fund as such Underlying Mortgage Loans were constituted as of February 1, 2000. It is expected that the information set forth herein will be representative of the characteristics of the Underlying Mortgage Loans as of the date hereof, although prior to issuance of the Offered Certificates, certain of the Underlying Mortgage Loans may be (or may have been) prepaid in full or in part or may be repurchased as described herein.

      Servicing of the Underlying Mortgage Loans. The Servicer acts as servicer and provides customary servicing functions with respect to the Underlying Mortgage Loans. The Servicer is entitled to a servicing fee for its servicing activities.

      The following tables set forth certain delinquency information with respect to the Underlying Mortgage Loans with respect to each of the Underlying Trust Funds, substantially all of which has been obtained from the monthly statements provided by the Underlying Trustees in connection with the February 2000 Underlying Remittance Date for the Underlying Securities. The information contained in the following tables may not be indicative of future delinquent payment rates of the Underlying Mortgage Loans or reductions in the principal balances of the Underlying Securities.

    Underlying Mortgage Loan Delinquency Information as of February 19, 2000
                Relating to the Series 1998-3 Underlying Security

  Mortgage Pool    Mortgage Pool
    Principal        Principal               30 - 59                          60 - 89
  Balance as of    Balance as of               Days                             Days                           90 + Days
 Original Issue     February 19,            Delinquent                        Delinquent                       Delinquent
     Date(1)          2000(1)         #     Balance(1)      %(2)       #      Balance(1)      %(2)       #     Balance(1)
     -------          -------         -     ----------      ----       -      ----------      ----       -     ----------

  $544,838,217    $510,086,746.05     0         $0          0.00%      0          $0          0.00%      0         $0

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of                            In
 Original Issue     February 19,                        Foreclosure                         R.E.O.
     Date(1)          2000(1)         %(2)       #       Balance(1)     %(2)      #       Balance(1)       %(2)
     -------          -------         ----       -       ----------     ----      -       ----------       ----

  $544,838,217    $510,086,746.05     0.00%      0           $0         0.00%     0           $0           0.00%

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of
 Original Issue     February 19,      Cumulative     Cumulative
     Date(1)          2000(1)         Losses(1)      Losses %(3)
     -------          -------         ---------      -----------

  $544,838,217    $510,086,746.05         $0            0.00%

(1) Approximate. As compiled from the monthly statement provided by the Underlying Trustee in connection with the February 2000 Underlying Remittance Date for the related Underlying Trust Fund. Reflects the application of payments on the Underlying Mortgage Loans due on or before February 1, 2000.
(2) Delinquency, Foreclosure and R.E.O. percentages are represented as percentages of the related aggregate Mortgage Pool Principal Balance as of February 1, 2000.
(3) Represented as a percentage of the related Mortgage Pool Principal Balance as of the original issue date.

    Underlying Mortgage Loan Delinquency Information as of February 19, 2000
                Relating to the Series 1999-2 Underlying Security

  Mortgage Pool    Mortgage Pool
    Principal        Principal               31 - 60                              61- 90
  Balance as of    Balance as of              Days                                 Days                              91 + Days
 Original Issue     February 19,           Delinquent                           Delinquent                          Delinquent
     Date(1)          2000(1)        #     Balance(1)       %(2)       #        Balance(1)      %(2)       #        Balance(1)
     -------          -------        -     ----------       ----       -        ----------      ----       -        ----------

  $257,837,395    $246,800,890.06    0         $0          0.00%       1        $534,720.77     0.22%      0            $0

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of                           In
 Original Issue     February 19,                       Foreclosure                       R.E.O.
     Date(1)          2000(1)        %(2)       #       Balance(1)     %(2)     #      Balance(1)      %(2)
     -------          -------        ----       -       ----------     ----     -      ----------      ----

  $257,837,395    $246,800,890.06    0.00%      2      $367,139.27     0.15%    0          $0         0.00%

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of
 Original Issue     February 19,     Cumulative     Cumulative
     Date(1)          2000(1)        Losses(1)      Losses %(3)
     -------          -------        ---------      -----------

  $257,837,395    $246,800,890.06        $0            0.00%

(1) Approximate. As compiled from the monthly statement provided by the Underlying Trustee in connection with the February 2000 Underlying Remittance Date for the related Underlying Trust Fund. Reflects the application of payments on the Underlying Mortgage Loans due on or before February 1, 2000.
(2) Delinquency, Foreclosure and R.E.O. percentages are represented as percentages of the related aggregate Mortgage Pool Principal Balance as of February 1, 2000.
(3) Represented as a percentage of the related Mortgage Pool Principal Balance as of the original issue date.

    Underlying Mortgage Loan Delinquency Information as of February 19, 2000
                Relating to the Series 1999-3 Underlying Security

  Mortgage Pool    Mortgage Pool
    Principal        Principal                 31 - 60                          61 - 90
  Balance as of    Balance as of                Days                              Days                           91 + Days
 Original Issue     February19,              Delinquent                        Delinquent                       Delinquent
     Date(1)          2000(1)          #     Balance(1)      %(2)       #      Balance(1)      %(2)       #     Balance(1)
     -------          -------          -     ----------      ----       -      ----------      ----       -     ----------

  $407,897,647    $398,894,500.18      0         $0          0.00%      0          $0          0.00%      0         $0

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of                              In
 Original Issue     February19,                          Foreclosure                      R.E.O.
     Date(1)          2000(1)          %(2)       #      Balance(1) %(2)        #       Balance(1)       %(2)
     -------          -------          ----       -      ---------------        -       ----------       ----

  $407,897,647    $398,894,500.18      0.00%      0          $0      0.00%      0           $0          0.00%

  Mortgage Pool    Mortgage Pool
    Principal        Principal
  Balance as of    Balance as of
 Original Issue     February19,        Cumulative     Cumulative
     Date(1)          2000(1)          Losses(1)      Losses %(3)
     -------          -------          ---------      -----------

  $407,897,647    $398,894,500.18          $0            0.00%

(1) Approximate. As compiled from the monthly statement provided by the Underlying Trustee in connection with the February 2000 Underlying Remittance Date for the related Underlying Trust Fund. Reflects the application of payments on the Underlying Mortgage Loans due on or before February 1, 2000.
(2) Delinquency, Foreclosure and R.E.O. percentages are represented as percentages of the related aggregate Mortgage Pool Principal Balance as of February 1, 2000.
(3) Represented as a percentage of the related Mortgage Pool Principal Balance as of the original issue date.

                                  THE DEPOSITOR

      Greenwich Capital Acceptance, Inc. (the "Depositor"), is a Delaware corporation organized on April 23, 1987 for the limited purpose of acquiring, owning and transferring certain mortgage-related assets and selling interests therein or bonds secured thereby. It is a indirect, limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

      Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Yield Considerations

      If the purchaser of an Offered Certificate offered at a discount calculates the anticipated yield to maturity of such Offered Certificate based on an assumed rate of payment of principal that is faster than that actually received on the Underlying Mortgage Loans and, in turn, on the Underlying Securities, the actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered Certificate offered at a premium calculates the anticipated yield to maturity of such Offered Certificate based on an assumed rate of payment of principal that is slower than that actually received on the Underlying Mortgage Loans and, in turn, on the Underlying Securities, the actual yield to maturity will be lower than that so calculated.

      The yield to maturity of the Offered Certificates and the aggregate amount of distributions on the Offered Certificates will be related to the timing and amount of principal distributions on the Underlying Securities, which will be related to the rate of payment of principal (including prepayments) on the Underlying Mortgage Loans and the allocation of such principal payments in accordance with the priorities discussed in the excerpts from the Underlying Supplements contained in Exhibit A hereto. The rate of principal payments on the Underlying Mortgage Loans will be affected by the amortization schedules of the Underlying Mortgage Loans and by the timing and amount of principal prepayments thereon (for this purpose, the term "prepayment" also includes payments resulting from refinancings and liquidations of the Underlying Mortgage Loans due to defaults, casualties, condemnations and purchases of the Underlying Mortgage Loans).

      The model used in this Prospectus Supplement (the "PSA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Underlying Mortgage Loans. A 100% PSA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of the Underlying Mortgage Loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of such Underlying Mortgage Loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, 0% PSA assumes prepayment rates equal to 0% of the 100% PSA i.e., no prepayments. Correspondingly, 175% PSA assumes prepayment rates equal to 175% of the 100% PSA, and so forth.

      The decrement tables on the following pages (the "DEC Tables") indicate the weighted average lives of the Offered Certificates and set forth the percentage of the original principal amount of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of PSA assuming that there is no optional termination of any of the Underlying Trust Funds. See "Yield and Prepayment Considerations" in the Prospectus.

      Variations in actual prepayment experience (including prepayments resulting from defaults) for the Underlying Mortgage Loans will increase or decrease the percentages of principal amounts (and weighted average lives) shown in the DEC Tables. There is no assurance that payments of the Underlying Mortgage Loans will conform to any of the percentages of PSA described in the DEC Tables. Among other things, the DEC Tables assume that the Underlying Mortgage Loans prepay at the indicated constant rates, notwithstanding the fact that such Underlying Mortgage Loans may vary substantially as to geography, interest rate and remaining terms.

Factors Affecting Prepayments on the Underlying Mortgage Loans

      All of the Underlying Mortgage Loans in the Underlying Trust Funds are fixed-rate mortgage loans. The rate of payments (including prepayments) on pools of mortgage loans are influenced by a variety of economic, geographic, social, tax, legal and other factors. If prevailing mortgage rates fall significantly below the then current fixed rate on the Underlying Mortgage Loans, the rate of prepayment resulting from refinancing would be expected to increase, particularly because the availability of fixed or adjustable rate mortgage loans at competitive interest rates may encourage borrowers to prepay their Underlying Mortgage Loans. Conversely, if prevailing mortgage rates rise significantly above the then current fixed rates on the Underlying Mortgage Loans, the rate of prepayments on the Underlying Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged premises and servicing decisions. The Underlying Mortgage Loans may be prepaid at any time by borrowers. Investors are cautioned that past prepayment rates are unlikely to be indicative of future prepayment rates. No assurance can be given as to the rate of principal payments or prepayments on the Underlying Mortgage Loans and, consequently, on the Offered Certificates.

      Substantially all of the Underlying Mortgage Loans contain "due-on-sale" clauses. However, the Servicer may choose not to accelerate an Underlying Mortgage Loan upon conveyance of the related mortgaged premises if the Servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. The weighted average lives of the Offered Certificates will be decreased to the extent that the sale of mortgaged premises securing the Underlying Mortgage Loans will result in the prepayment of such Underlying Mortgage Loans.

Early Termination of the Underlying Trust Funds

      As noted in "Description of the Underlying Securities--Optional Termination of the Underlying Trust Funds" herein, the Underlying Depositor may redeem an Underlying Security on or after any Underlying Remittance Date on which, after taking into account payments of principal and allocations of realized losses, if any, to be made on that date, the aggregate outstanding principal amount of all mortgage loans held in the related Underlying Trust Fund (including the related Underlying Mortgage Loans) is less than 5% of their aggregate principal amount as of the cut-off date for that Underlying Trust Fund. In such event, the related Underlying Trust Fund may be terminated. The termination of any Underlying Trust Fund will result in the receipt by holders of the applicable Class or Classes of Offered Certificates of principal payments that could affect the yields to maturity on such Certificates and will have the effect of shortening the weighted average life or lives of such Certificates.

Weighted Average Lives of the Certificates

      Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each Class of Offered Certificates will be influenced by the (i) rate at which principal of the Underlying Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment" includes payments resulting from refinancings, liquidations of such Underlying Mortgage Loans due to defaults, casualties, indemnifications and purchases by or on behalf of the Servicer), (ii) optional termination with respect to any of the Underlying Trust Funds and (iii) any required repurchase by the Underlying Depositor of any of the Underlying Securities as a result of a breach of certain representations and warranties.

Assumed Final Distribution Dates

      The assumed final Distribution Date for each Class of Certificates (other than the Class A-3 Certificates and Class A-9 Certificates) is April 19, 2029, which is the distribution date immediately following the latest scheduled maturity date for any Underlying Mortgage Loan. The assumed final Distribution Dates for the Class A-3 Certificates and Class A-9 Certificates are October 19, 2010 and June 19, 2013, respectively. The assumed final Distribution Dates for the Class A-3 Certificates and Class A-9 Certificates were calculated based on the structuring assumptions contained in "--Modeling Assumptions" below and assuming a prepayment speed on the Underlying Mortgage Loans of 0% PSA. No event of default, change in the priorities for distribution among the various Classes or other provisions under the Trust Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any Class of Certificates on or before its assumed final Distribution Date.

Modeling Assumptions

      The DEC Tables have been prepared on the basis of, among other things, the following modeling assumptions:

            (i) all scheduled payments on the Underlying Mortgage Loans are timely received on the first day of each month, commencing in March 2000;

            (ii) the Underlying Mortgage Loans will prepay monthly at the specified percentages of PSA;

            (iii) all principal prepayments constitute prepayments in full of the Underlying Mortgage Loans, are received on the last day of each month, commencing in February 2000, and include 30 days' interest thereon;

            (iv) there are no defaults, losses or interest shortfalls on the Underlying Mortgage Loans prior to or after the Closing Date;

            (v) the Closing Date is February 28, 2000, and cash distributions are received by the Certificateholders on the 19th day of each month, commencing in March 2000 (distributions will not include any distributions received on the Underlying Securities on or before the February 2000 Underlying Remittance Date);

            (vi) the Underlying Mortgage Loans have been amortized using the respective scheduled payments, outstanding principal balances (prior to giving effect to prepayments received during the related prepayment period) and interest rates;

            (vii) no optional termination of the Trust or the Underlying Trust Funds occurs;

            (viii) the Classes of Offered Certificates have the initial principal amounts specified on the cover page hereof;

            (ix) the outstanding principal amount of the Underlying Senior Interests and the Underlying Subordinate Interests are as set forth in the February 2000 Underlying Remittance Date monthly statements;

            (x) for each Underlying Trust Fund and related Underlying Security, the related Underlying Senior Interests were aggregated as one security, and the related Underlying Subordinate Interests were aggregated as one security calculated as the difference between (a) the related Mortgage Pool Principal Balance as of the Underlying Remittance Date in February 2000 and (b) the aggregate of the related Underlying Senior Interests;

            (xi) the aggregate Underlying Senior Interests and aggregate Underlying Subordinate Interests described in clause (x) above are as follows:

                  (a) First Nationwide Trust Series 1998-3: $489,986,372.57 and $20,100,373.48;

                  (b) First Nationwide Trust Series 1999-2: $235,311,085.72 and $11,489,804.34; and

                  (c) First Nationwide Trust Series 1999-3: $383,124,218.35 and $15,770,281.83;

            (xii) each Underlying Trust Fund included only the mortgage loan groups relating to the applicable Underlying Mortgage Loans, and any additional mortgage loan groups held in such Underlying Trust Fund were disregarded;

            (xiii) for purposes of determining the amount of cash from the Underlying Securities that will be allocated to the Certificates, the following percentages were used:

                  (a)   Series 1998-3 Underlying Security: 10.6639928486%;

                  (b)   Series 1999-2 Underlying Security: 12.4934231212%; and

                  (c)   Series 1999-3 Underlying Security: 100.00%;

            (xiv) except with respect to the modeling assumptions set forth in clauses (x) - (xii) above, payments of principal with respect to the Underlying Trust Funds are made in accordance with the methodologies and priorities set forth in the Underlying Supplements; and

            (xv) the Underlying Mortgage Loans held in the specified Underlying Trust Funds have the following characteristics:

----------------------------------------------------------------------------------------------------------------------
                       Principal Balance of
  Underlying Trust     Underlying Mortgage                                        Remaining Term
       Funds                Loans ($)         Gross Rate (%)    Net Rate (%)         (months)        Loan Age (months)
----------------------------------------------------------------------------------------------------------------------
First Nationwide
Trust Series 1998-2       510,086,746.05         7.25489            6.50               339                  20
----------------------------------------------------------------------------------------------------------------------
First Nationwide
Trust Series 1999-2       246,800,890.06         7.19892            6.50               343                  13
----------------------------------------------------------------------------------------------------------------------
First Nationwide
Trust Series 1999-3       398,894,500.18         6.95769            6.50               348                  11
----------------------------------------------------------------------------------------------------------------------

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-1 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%        200%       225%       300%       400%
-----------------                       --       ----       ----        ----       ----       ----       ----
Initial Percent                        100        100        100         100        100        100        100
February 2001                           98         90         84          82         80         73         65
February 2002                           95         76         61          57         52         39         22
February 2003                           93         62         41          34         27          9          0
February 2004                           90         49         22          14          6          0          0
February 2005                           87         37          6           0          0          0          0
February 2006                           84         26          0           0          0          0          0
February 2007                           81         16          0           0          0          0          0
February 2008                           77          7          0           0          0          0          0
February 2009                           74          0          0           0          0          0          0
February 2010                           70          0          0           0          0          0          0
February 2011                           65          0          0           0          0          0          0
February 2012                           60          0          0           0          0          0          0
February 2013                           55          0          0           0          0          0          0
February 2014                           50          0          0           0          0          0          0
February 2015                           44          0          0           0          0          0          0
February 2016                           38          0          0           0          0          0          0
February 2017                           31          0          0           0          0          0          0
February 2018                           24          0          0           0          0          0          0
February 2019                           17          0          0           0          0          0          0
February 2020                            8          0          0           0          0          0          0
February 2021                            0          0          0           0          0          0          0
February 2022                            0          0          0           0          0          0          0
February 2023                            0          0          0           0          0          0          0
February 2024                            0          0          0           0          0          0          0
February 2025                            0          0          0           0          0          0          0
February 2026                            0          0          0           0          0          0          0
February 2027                            0          0          0           0          0          0          0
February 2028                            0          0          0           0          0          0          0
February 2029                            0          0          0           0          0          0          0
February 2030                            0          0          0           0          0          0          0
Weighted Average Life in Years(1)    12.95       4.12       2.64        2.37       2.15       1.70       1.35

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-2 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                          100        100        100        100        100        100        100
February 2002                          100        100        100        100        100        100        100
February 2003                          100        100        100        100        100        100         63
February 2004                          100        100        100        100        100         57          0
February 2005                          100        100        100         91         67          4          0
February 2006                          100        100         78         51         27          0          0
February 2007                          100        100         45         18          0          0          0
February 2008                          100        100         17          0          0          0          0
February 2009                          100         95          0          0          0          0          0
February 2010                          100         73          0          0          0          0          0
February 2011                          100         52          0          0          0          0          0
February 2012                          100         33          0          0          0          0          0
February 2013                          100         15          0          0          0          0          0
February 2014                          100          0          0          0          0          0          0
February 2015                          100          0          0          0          0          0          0
February 2016                          100          0          0          0          0          0          0
February 2017                          100          0          0          0          0          0          0
February 2018                          100          0          0          0          0          0          0
February 2019                          100          0          0          0          0          0          0
February 2020                          100          0          0          0          0          0          0
February 2021                           98          0          0          0          0          0          0
February 2022                           72          0          0          0          0          0          0
February 2023                           44          0          0          0          0          0          0
February 2024                           14          0          0          0          0          0          0
February 2025                            0          0          0          0          0          0          0
February 2026                            0          0          0          0          0          0          0
February 2027                            0          0          0          0          0          0          0
February 2028                            0          0          0          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    22.77      11.20       6.93       6.11       5.47       4.17       3.19

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+ Rounded to nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-3 Certificates at the Following Percentages of PSA+

Distribution Date                      0%       100%       175%        200%       225%       300%       400%
-----------------                      --       ----       ----        ----       ----       ----       ----
Initial Percent                       100        100        100         100        100        100        100
February 2001                          93         93         93          93         93         93         93
February 2002                          86         86         86          86         86         86         86
February 2003                          78         78         78          78         78         78         78
February 2004                          70         70         70          70         70         70         56
February 2005                          61         61         61          61         61         61          0
February 2006                          52         52         52          52         52          0          0
February 2007                          42         42         42          42         32          0          0
February 2008                          31         31         31          17          0          0          0
February 2009                          20         20         10           0          0          0          0
February 2010                           8          8          0           0          0          0          0
February 2011                           0          0          0           0          0          0          0
February 2012                           0          0          0           0          0          0          0
February 2013                           0          0          0           0          0          0          0
February 2014                           0          0          0           0          0          0          0
February 2015                           0          0          0           0          0          0          0
February 2016                           0          0          0           0          0          0          0
February 2017                           0          0          0           0          0          0          0
February 2018                           0          0          0           0          0          0          0
February 2019                           0          0          0           0          0          0          0
February 2020                           0          0          0           0          0          0          0
February 2021                           0          0          0           0          0          0          0
February 2022                           0          0          0           0          0          0          0
February 2023                           0          0          0           0          0          0          0
February 2024                           0          0          0           0          0          0          0
February 2025                           0          0          0           0          0          0          0
February 2026                           0          0          0           0          0          0          0
February 2027                           0          0          0           0          0          0          0
February 2028                           0          0          0           0          0          0          0
February 2029                           0          0          0           0          0          0          0
February 2030                           0          0          0           0          0          0          0
Weighted Average Life in Years(1)    5.92       5.92       5.76        5.51       5.23       4.42       3.60

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-4 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%        200%       225%       300%       400%
-----------------                       --       ----       ----        ----       ----       ----       ----
Initial Percent                        100        100        100         100        100        100        100
February 2001                          107        107        107         107        107        107        107
February 2002                          114        114        114         114        114        114        114
February 2003                          121        121        121         121        121        121        121
February 2004                          130        130        130         130        130        130        130
February 2005                          138        138        138         138        138        138        138
February 2006                          148        148        148         148        148        148         98
February 2007                          157        157        157         157        157        143         65
February 2008                          168        168        168         168        168        111         44
February 2009                          179        179        179         179        160         88         31
February 2010                          191        191        191         164        135         70         23
February 2011                          204        204        173         141        113         56         17
February 2012                          218        218        150         120         95         45         13
February 2013                          232        232        130         102         80         35          9
February 2014                          237        234        112          87         67         28          7
February 2015                          237        211         97          73         55         22          5
February 2016                          237        190         83          62         46         17          4
February 2017                          237        169         70          52         38         13          3
February 2018                          237        150         59          43         31         10          2
February 2019                          237        132         50          35         25          8          1
February 2020                          237        115         41          29         20          6          1
February 2021                          237         99         34          23         16          5          1
February 2022                          237         84         27          18         12          3          0
February 2023                          237         70         22          14          9          2          0
February 2024                          237         56         17          11          7          2          0
February 2025                          210         44         12           8          5          1          0
February 2026                          162         31          8           5          3          1          0
February 2027                          109         20          5           3          2          0          0
February 2028                           53          9          2           1          1          0          0
February 2029                            0          0          0           0          0          0          0
February 2030                            0          0          0           0          0          0          0
Weighted Average Life in Years(1)    26.80      20.33      16.18       14.97      13.82      10.86       7.85

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-5 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                           99         99         99         99         99         99         99
February 2002                           98         98         98         98         98         98         98
February 2003                           96         96         96         96         96         96         96
February 2004                           95         95         95         95         95         95         95
February 2005                           94         94         94         94         94         94         94
February 2006                           92         90         89         88         88         86         84
February 2007                           90         86         83         82         81         78         73
February 2008                           89         82         76         75         73         68         61
February 2009                           87         76         68         66         63         56         48
February 2010                           85         70         60         57         54         45         35
February 2011                           82         64         52         48         45         36         26
February 2012                           80         58         45         41         38         29         19
February 2013                           77         53         39         35         32         23         14
February 2014                           75         48         34         30         26         18         10
February 2015                           72         43         29         25         22         14          8
February 2016                           68         39         25         21         18         11          6
February 2017                           65         35         21         18         15          9          4
February 2018                           61         31         18         15         12          7          3
February 2019                           58         27         15         12         10          5          2
February 2020                           53         24         12         10          8          4          1
February 2021                           49         20         10          8          6          3          1
February 2022                           44         17          8          6          5          2          1
February 2023                           39         14          6          5          4          2          0
February 2024                           33         12          5          4          3          1          0
February 2025                           27          9          4          3          2          1          0
February 2026                           21          6          3          2          1          0          0
February 2027                           14          4          2          1          1          0          0
February 2028                            7          2          1          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    19.02      14.43      12.38      11.86      11.40      10.31       9.29

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-6 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                          107        107        107        107        107        107        107
February 2002                          114        114        114        114        114        114         95
February 2003                          121        121        121        121        121         95          0
February 2004                          130        130        130        130        130          4          0
February 2005                          138        138        138        138        116          0          0
February 2006                          148        148        148        139         72          0          0
February 2007                          157        157        122         49          0          0          0
February 2008                          168        168         46          0          0          0          0
February 2009                          179        179          0          0          0          0          0
February 2010                          191        191          0          0          0          0          0
February 2011                          204        142          0          0          0          0          0
February 2012                          218         89          0          0          0          0          0
February 2013                          232         40          0          0          0          0          0
February 2014                          248          0          0          0          0          0          0
February 2015                          264          0          0          0          0          0          0
February 2016                          282          0          0          0          0          0          0
February 2017                          301          0          0          0          0          0          0
February 2018                          321          0          0          0          0          0          0
February 2019                          343          0          0          0          0          0          0
February 2020                          332          0          0          0          0          0          0
February 2021                          266          0          0          0          0          0          0
February 2022                          195          0          0          0          0          0          0
February 2023                          119          0          0          0          0          0          0
February 2024                           37          0          0          0          0          0          0
February 2025                            0          0          0          0          0          0          0
February 2026                            0          0          0          0          0          0          0
February 2027                            0          0          0          0          0          0          0
February 2028                            0          0          0          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    22.18      11.92       7.63       6.75       5.92       3.39       2.22

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-7 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                           98         97         86         82         79         68         53
February 2002                           97         93         67         59         51         26          0
February 2003                           95         89         51         39         27          0          0
February 2004                           93         86         38         23          9          0          0
February 2005                           91         83         27         10          0          0          0
February 2006                           89         76         15          0          0          0          0
February 2007                           86         56          0          0          0          0          0
February 2008                           84         36          0          0          0          0          0
February 2009                           81         18          0          0          0          0          0
February 2010                           78          1          0          0          0          0          0
February 2011                           75          0          0          0          0          0          0
February 2012                           72          0          0          0          0          0          0
February 2013                           68          0          0          0          0          0          0
February 2014                           65          0          0          0          0          0          0
February 2015                           61          0          0          0          0          0          0
February 2016                           56          0          0          0          0          0          0
February 2017                           49          0          0          0          0          0          0
February 2018                           31          0          0          0          0          0          0
February 2019                           12          0          0          0          0          0          0
February 2020                            0          0          0          0          0          0          0
February 2021                            0          0          0          0          0          0          0
February 2022                            0          0          0          0          0          0          0
February 2023                            0          0          0          0          0          0          0
February 2024                            0          0          0          0          0          0          0
February 2025                            0          0          0          0          0          0          0
February 2026                            0          0          0          0          0          0          0
February 2027                            0          0          0          0          0          0          0
February 2028                            0          0          0          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    14.31       6.88       3.34       2.65       2.15       1.44       1.04

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-8 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                           97         86         86         86         86         86         86
February 2002                           93         67         67         67         67         67         67
February 2003                           90         48         48         48         48         48         33
February 2004                           86         30         30         30         30         30          0
February 2005                           81         13         13         13         13          2          0
February 2006                           77          0          0          0          0          0          0
February 2007                           72          0          0          0          0          0          0
February 2008                           66          0          0          0          0          0          0
February 2009                           61          0          0          0          0          0          0
February 2010                           55          0          0          0          0          0          0
February 2011                           48          0          0          0          0          0          0
February 2012                           41          0          0          0          0          0          0
February 2013                           34          0          0          0          0          0          0
February 2014                           26          0          0          0          0          0          0
February 2015                           17          0          0          0          0          0          0
February 2016                            8          0          0          0          0          0          0
February 2017                            0          0          0          0          0          0          0
February 2018                            0          0          0          0          0          0          0
February 2019                            0          0          0          0          0          0          0
February 2020                            0          0          0          0          0          0          0
February 2021                            0          0          0          0          0          0          0
February 2022                            0          0          0          0          0          0          0
February 2023                            0          0          0          0          0          0          0
February 2024                            0          0          0          0          0          0          0
February 2025                            0          0          0          0          0          0          0
February 2026                            0          0          0          0          0          0          0
February 2027                            0          0          0          0          0          0          0
February 2028                            0          0          0          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    10.02       2.94       2.94       2.94       2.94       2.83       2.39

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-9 Certificates at the Following Percentages of PSA+

Distribution Date                       0%       100%       175%       200%       225%       300%       400%
-----------------                       --       ----       ----       ----       ----       ----       ----
Initial Percent                        100        100        100        100        100        100        100
February 2001                          100        100        100        100        100        100        100
February 2002                          100        100        100        100        100        100        100
February 2003                          100        100        100        100        100        100        100
February 2004                          100        100        100        100        100        100        100
February 2005                          100        100        100        100        100        100         26
February 2006                          100        100        100        100        100        100          0
February 2007                          100        100        100        100        100          0          0
February 2008                          100        100        100        100         58          0          0
February 2009                          100        100        100         31          0          0          0
February 2010                          100        100         20          0          0          0          0
February 2011                           86         86          0          0          0          0          0
February 2012                           51         51          0          0          0          0          0
February 2013                           12         12          0          0          0          0          0
February 2014                            0          0          0          0          0          0          0
February 2015                            0          0          0          0          0          0          0
February 2016                            0          0          0          0          0          0          0
February 2017                            0          0          0          0          0          0          0
February 2018                            0          0          0          0          0          0          0
February 2019                            0          0          0          0          0          0          0
February 2020                            0          0          0          0          0          0          0
February 2021                            0          0          0          0          0          0          0
February 2022                            0          0          0          0          0          0          0
February 2023                            0          0          0          0          0          0          0
February 2024                            0          0          0          0          0          0          0
February 2025                            0          0          0          0          0          0          0
February 2026                            0          0          0          0          0          0          0
February 2027                            0          0          0          0          0          0          0
February 2028                            0          0          0          0          0          0          0
February 2029                            0          0          0          0          0          0          0
February 2030                            0          0          0          0          0          0          0
Weighted Average Life in Years(1)    12.01      12.01       9.73       8.85       8.09       6.36       4.90

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

       Percent of Initial Certificate Principal Balance Outstanding of the
           Class A-R Certificates at the Following Percentages of PSA+

Distribution Date                      0%       100%       175%       200%       225%       300%       400%
-----------------                      --       ----       ----       ----       ----       ----       ----
Initial Percent                       100        100        100        100        100        100        100
February 2001                           0          0          0          0          0          0          0
February 2002                           0          0          0          0          0          0          0
February 2003                           0          0          0          0          0          0          0
February 2004                           0          0          0          0          0          0          0
February 2005                           0          0          0          0          0          0          0
February 2006                           0          0          0          0          0          0          0
February 2007                           0          0          0          0          0          0          0
February 2008                           0          0          0          0          0          0          0
February 2009                           0          0          0          0          0          0          0
February 2010                           0          0          0          0          0          0          0
February 2011                           0          0          0          0          0          0          0
February 2012                           0          0          0          0          0          0          0
February 2013                           0          0          0          0          0          0          0
February 2014                           0          0          0          0          0          0          0
February 2015                           0          0          0          0          0          0          0
February 2016                           0          0          0          0          0          0          0
February 2017                           0          0          0          0          0          0          0
February 2018                           0          0          0          0          0          0          0
February 2019                           0          0          0          0          0          0          0
February 2020                           0          0          0          0          0          0          0
February 2021                           0          0          0          0          0          0          0
February 2022                           0          0          0          0          0          0          0
February 2023                           0          0          0          0          0          0          0
February 2024                           0          0          0          0          0          0          0
February 2025                           0          0          0          0          0          0          0
February 2026                           0          0          0          0          0          0          0
February 2027                           0          0          0          0          0          0          0
February 2028                           0          0          0          0          0          0          0
February 2029                           0          0          0          0          0          0          0
February 2030                           0          0          0          0          0          0          0
Weighted Average Life in Years(1)    0.06       0.06       0.06       0.06       0.06       0.06       0.06

----------
(1) The weighted average life is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount.

+     Rounded to the nearest whole percentage.

                                 USE OF PROCEEDS

      The Depositor will apply the proceeds of the sale of the Offered Certificates towards the purchase price of the Underlying Securities, the payment of expenses related to such purchase and other corporate purposes.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Upon the issuance of the Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes, the Trust qualifies as a real estate mortgage investment conduit (a "REMIC") under the Code.

      The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 and Class T Certificates will represent "regular interests" in the REMIC and the Class A-R Certificate will constitute the sole class of "residual interests" in the REMIC. As REMIC regular interests, such certificates will generally be treated as debt for federal income tax purposes. Certificateholders will be required to include in income, all interest and original issue discount on such certificates in accordance with the accrual method of accounting regardless of the Certificateholders' usual methods of accounting.

Special Tax Attributes of the Offered Certificates

      As is described more fully under "Certain Material Federal Income Tax Consequences" in the Prospectus, the Offered Certificates (other than the Class A-R Certificate) will represent qualifying assets under Section 856(c)(4)(A) and 7701(a)(19)(C)(v) of the Code, and net interest income attributable to such Certificates will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust are assets described in such sections. The Offered Certificates (other than the Class A-R Certificate) will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

Original Issue Discount

      The Offered Certificates may be issued with original issue discount for federal income tax purposes. For purposes of determining the amount and rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Underlying Mortgage Loans at a rate equal to 200% PSA. See "Yield, Prepayment and Maturity Considerations" herein and "Certain Material Federal Income Tax Consequences" in the Prospectus.

      The Offered Certificates may be treated as being issued at a premium. In such case, the Certificateholders may elect under Section 171 of the Code to amortize such premium under the constant interest method and to treat such amortizable premium as an offset to interest income on the Certificates.

      If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, such holder will be permitted to offset such amounts only against the respective future income, if any, from such Certificate. Although the tax treatment is uncertain, a Certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such holder is entitled, assuming no further principal prepayments of the Underlying Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

Prohibited Transactions Tax and Other taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of an Underlying Mortgage Loan, the receipt of income from a source other than an Underlying Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Underlying Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). The Trust will not accept contributions that would subject it to such tax.

      In addition, a trust fund that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust will recognize net income from foreclosure property subject to federal income tax.

      In the event that any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax is imposed on the Trust, such tax will be paid with amounts otherwise distributable to the holders of the Certificates. Pursuant to the Trust Agreement, the holder of the Class A-R Certificate, as "tax matters" person, is obligated to indemnify the Trust for the amount of any such tax. There can be no assurance that the holder of the Class A-R Certificate will have sufficient resources to pay any such indemnity to the Trust. It is not anticipated that any material state or local income or franchise tax will be imposed on the Trust.

The Residual Certificate

      The holder of the Class A-R Certificate must include the taxable income of the REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a REMIC residual certificateholder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) of the Code to any taxable year beginning after December 31, 1995.

      Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor which, if satisfied, provides that transfers of non-economic residual interests are not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a non-economic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The Proposed Regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

      In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted. Prospective investors in REMIC residual interests, including the Class A-R Certificate, should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

      Also, purchasers of the Class A-R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Federal Income Tax Consequences--REMIC Certificates--b. Residual Certificates" in the Prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Certain Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Certificates" in the Prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Certain Federal Income Tax Consequences--REMIC Certificates--Prohibited Transactions and Other taxes" and "--REMIC Certificates-- Regular Certificates--Treatment of Realized Losses" in the Prospectus.

      For further information regarding the federal income tax consequences of investing in the Offered Certificates, see Certain Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.

                              ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to the excise tax provisions set forth under Section 4975 of the Code (each of the foregoing, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

      Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

      Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the sensitivity of the investments to the rate of principal payments (including prepayments) on the Underlying Mortgage Loans.

      The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (September 6, 1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      Among the conditions which must be satisfied for the Exemption to apply are the following:

            (1) The acquisition of the certificates by a Plan is on terms (including the price for such certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

            (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from S&P, Moody's Investors Service, Inc., DCR or Fitch IBCA, Inc.;

            (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the trust assets to the trust represents not more than the fair market value of such assets; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such servicer's services under the pooling and servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

            (5) The trustee is not an affiliate of any underwriter, the seller, any servicer, the certificate insurer, any borrower whose obligations under one or more Underlying Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the trustee, the "Restricted Group"); and

            (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended.

      In addition, (i) the investment pool must consist only of assets of types enumerated in the Exemption which have been included in other investment pools;
(ii) certificates evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by a rating agency for at least one year prior to a Plan's acquisition of certificates; and
(iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

      The Exemption will not apply to a Plan's investment in a certificate if the Plan fiduciary responsible for the decision to invest in the certificates is a mortgagor or obligor with respect to not more than 5% of the fair market value of the obligations constituting the underlying mortgage loans or an affiliate of such a person, unless: (1) in the case of an acquisition in connection with the initial issuance of any certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (2) a Plan's investment in any class of certificates does not exceed 25% of the outstanding certificates of that class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the assets of any Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and (4) the Plan is not sponsored by any member of the Restricted Group.

      Assuming the accuracy of certain statements included in the Underlying Supplements, it is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class A-R Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

      Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      The Class A-R Certificate shall not be transferred and the Trustee shall not register any proposed transfer of the Class A-R Certificate unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Plan, is not acquiring the Class A-R Certificate on behalf of or with the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or (ii) an opinion of counsel in form and substance satisfactory to the Trustee and the Depositor that the purchase or holding of the Class A-R Certificate by or on behalf of a Plan will not constitute a prohibited transaction and will not result in the assets of the Trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any similar law or subject the Trustee or the Depositor to any obligation in addition to those undertaken in the Trust Agreement. Such representation as described above shall be deemed to have been made to the Trustee by the transferee's acceptance of the Class A-R Certificate. In the event that such representation is violated or any transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

                         LEGAL INVESTMENT CONSIDERATIONS

      Assuming the accuracy of certain representations contained in the Underlying Agreements (which information is not subject to independent certification) and on the basis of certain assumptions derived from statements included in the Underlying Supplements, the Offered Certificates will constitute "mortgage related securities" for the purposes of the "Secondary Mortgage Market Enhancement Act of" 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

      There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Greenwich Capital Markets, Inc. (the "Underwriter"), which is an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

      Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Depositor has been advised by the Underwriter that it intends to make a market in the Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

      The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon for the Depositor and the Underwriter by Brown & Wood LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and by Duff & Phelps Credit Rating Company ("DCR" and, together with S&P, the "Rating Agencies").

      The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt of all distributions by the related certificateholders under the agreements pursuant to which such certificates are issued. The ratings by the Rating Agencies take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. The ratings by the Rating Agencies on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

      The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such Certificates by the Rating Agencies. The rating on the Class A-R Certificate only addresses the return of the Certificate Principal Balance thereof and interest thereon at the related Pass-Through Rate.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                             INDEX OF DEFINED TERMS

Term                                                                        Page
----                                                                        ----

Available Funds.............................................................S-11
Beneficial Owners...........................................................S-10
Book-Entry Certificates.....................................................S-10
Business Day................................................................S-10
Certificate Account.........................................................S-11
Certificate Principal Balance...............................................S-13
Chase.......................................................................S-17
Citibank....................................................................S-17
Class A-4 Accretion Termination Date........................................S-13
Class A-4 Accrual Distribution Amount.......................................S-13
Class A-6 Accretion Termination Date........................................S-13
Class A-6 Accrual Distribution Amount.......................................S-13
Class A-R Certificate.......................................................S-10
Clearstream.................................................................S-10
Clearstream Participants....................................................S-18
Code........................................................................S-16
Contributions Tax...........................................................S-43
Cooperative.................................................................S-18
DCR.........................................................................S-47
DEC Tables..................................................................S-28
Definitive Certificate......................................................S-17
Depositor...................................................................S-28
Distribution Date...........................................................S-10
DTC.........................................................................S-10
DTC Rules...................................................................S-17
Due Date....................................................................S-21
Eligible....................................................................S-11
ERISA.......................................................................S-44
Euroclear...................................................................S-10
Euroclear Operator..........................................................S-18
Euroclear Participants......................................................S-18
Federal Reserve Board.......................................................S-18
Financial Intermediary......................................................S-17
First Nationwide............................................................S-24
Global Securities..............................................................1
Investment Company Act......................................................S-16
Majority in Interest........................................................S-15
Net Prepayment Interest Shortfall...........................................S-23
Offered Certificates........................................................S-10
Participants................................................................S-18
Pass-Through Rate...........................................................S-14
Percentage Interest.........................................................S-15
Plan........................................................................S-44
Prohibited Transactions Tax.................................................S-42
PSA.........................................................................S-28
Rating Agencies.............................................................S-47
Record Date.................................................................S-10
REMIC.......................................................................S-42
Residual Certificate........................................................S-10
S&P.........................................................................S-47
Securities..................................................................S-16
Servicer....................................................................S-21
SMMEA.......................................................................S-46
Terms and Conditions........................................................S-18
Trust.......................................................................S-10
Trust Agreement.............................................................S-10
Trustee.....................................................................S-10
U.S. Person....................................................................4
Underlying Agreement........................................................S-20
Underlying Mortgage Loans...................................................S-21
Underlying Pass-Through Rate................................................S-22
Underlying Remittance Date..................................................S-21
Underlying Remittance Date Statement........................................S-23
Underlying Securities.......................................................S-20
Underlying Security Account.................................................S-21
Underlying Senior Interests.................................................S-21
Underlying Subordinate Interests............................................S-21
Underlying Supplements......................................................S-23
Underlying Trust Fund.......................................................S-21
Underwriter.................................................................S-47

                      [This page intentionally left blank]

                                   APPENDIX I*

              CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS FOR
                      FIRST NATIONWIDE TRUST SERIES 1998-3

                           CURRENT PRINCIPAL BALANCES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF PRINCIPAL          MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
      BALANCES ($)             LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
  209,751  -  300,000            623        164,570,258.79           32.26
  300,001  -  400,000            493        169,863,148.06           33.30
  400,001  -  500,000            221         98,679,311.69           19.35
  500,001  -  600,000             83         45,197,959.66            8.86
  600,001  -  700,000             25         15,944,500.74            3.13
  700,001  -  800,000              6          4,371,138.86            0.86
  800,001  -  900,000              1            806,711.91            0.16
  900,001  -  1,000,000           10          9,571,353.60            1.88
1,000,001  -  1,082,363            1          1,082,362.74            0.21
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

                             MORTGAGE INTEREST RATES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF MORTGAGE          MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
 INTEREST RATES (%)            LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
    6.500 and below                3          1,068,171.44            0.21
    6.501  -   6.750              18          6,143,614.46            1.20
    6.751  -   7.000             242         84,407,586.24           16.55
    7.001  -   7.250             615        214,795,444.18           42.11
    7.251  -   7.500             481        167,266,083.30           32.79
    7.501  -   7.750              99         34,788,515.06            6.82
    7.751  -   8.000               5          1,617,331.37            0.32
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

----------
* Due to rounding, certain percentages may not add up to 100.00%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
        STATE                  LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Arizona                           10          3,033,628.61            0.59
California                     1,337        466,799,102.14           91.51
Colorado                           6          1,904,759.16            0.37
Connecticut                        1            284,120.04            0.06
District of Columbia               3            890,827.11            0.17
Florida                            7          1,979,177.88            0.39
Georgia                            4          1,109,475.01            0.22
Hawaii                             7          2,934,435.39            0.58
Illinois                           1            294,288.13            0.06
Maryland                           6          2,132,064.10            0.42
Massachusetts                      1            348,421.59            0.07
Missouri                           1            400,985.10            0.08
Montana                            1            639,358.27            0.13
Nevada                             9          2,673,269.57            0.52
New York                           3            850,812.92            0.17
Oregon                            20          6,719,176.89            1.32
Pennsylvania                       4          1,479,746.97            0.29
South Carolina                     1            265,186.17            0.05
Texas                              3          1,159,285.90            0.23
Utah                               2            511,477.76            0.10
Virginia                           4          1,131,761.05            0.22
Washington                        32         12,545,386.29            2.46
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

No more than approximately 2.25% of the related Underlying Mortgage Loans are secured by mortgaged properties located in any one postal ZIP code.

                                  LOAN PURPOSE

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
     LOAN PURPOSE              LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Rate/Term Refinance              622        216,955,749.62           42.53
Purchase                         580        201,555,036.10           39.51
Cash Out Refinance               261         91,575,960.33           17.95
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
          TYPE                 LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
2 Units                            3          1,311,819.01            0.26
Condominium                       55         17,420,425.53            3.42
PUD                              244         86,233,293.83           16.91
Single Family Detached         1,161        405,121,207.68           79.42
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

                                OCCUPANCY STATUS

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
       OCCUPANCY               LOANS          BALANCE ($)           BALANCE
-----------------------      ---------     ----------------     ----------------
Investor                           5          1,465,965.82            0.29
Primary                        1,456        507,647,807.19           99.52
Second Home                        2            972,973.04            0.19
                               -----       ---------------          ------
     TOTAL                     1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

                           REMAINING TERMS TO MATURITY

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
REMAINING TERM (MONTHS)        LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
      161  -  168                  3            961,897.52            0.19
      205  -  216                  1            238,015.65            0.05
      217  -  228                  4          1,570,799.59            0.31
      325  -  336                  2            567,322.21            0.11
      337  -  342              1,453        506,748,711.08           99.35
                               -----       ---------------          ------
         TOTAL                 1,463       $510,086,746.05          100.00%
                               =====       ===============          ======

              CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS FOR
                      FIRST NATIONWIDE TRUST SERIES 1999-2

                           CURRENT PRINCIPAL BALANCES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF PRINCIPAL          MORTGAGE        PRINCIPAL         UNPAID PRINCIPAL
     BALANCEs($)               LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
  39,485  -   100,000             36          2,636,304.44            1.07
 100,001  -   200,000            122         18,751,437.65            7.60
 200,001  -   300,000            297         77,160,283.68           31.26
 300,001  -   400,000            189         64,381,045.51           26.09
 400,001  -   500,000            101         45,138,875.28           18.29
 500,001  -   600,000             36         19,690,871.29            7.98
 600,001  -   700,000             22         14,088,200.15            5.71
 700,001  -   800,000              3          2,280,723.85            0.92
 800,001  -   900,000              2          1,683,553.52            0.68
 900,001  -   989,595              1            989,594.69            0.40
                               -----       ---------------          ------
       TOTAL                     809       $246,800,890.06          100.00%
                               =====       ===============          ======

                             MORTGAGE INTEREST RATES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF MORTGAGE           MORTGAGE        PRINCIPAL         UNPAID PRINCIPAL
  INTEREST RATES (%)           LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
   7.000 and below               287         92,263,201.11           37.38
   7.001   -   7.500             437        129,107,692.42           52.31
   7.501   -   8.000              84         25,117,493.00           10.18
   8.001  >=                       1            312,503.53            0.13
                               -----       ---------------          ------
        TOTAL                    809       $246,800,890.06          100.00%
                               =====       ===============          ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
        STATE                  LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Arizona                           11          2,180,350.97            0.88
California                       662        212,682,340.07           86.18
Colorado                           7          1,514,713.49            0.61
Delaware                           1            342,076.83            0.14
Florida                            4            564,830.78            0.23
Georgia                            4            722,390.47            0.29
Idaho                              8          1,432,804.25            0.58
Maryland                          12          2,796,245.89            1.13
Massachusetts                      1            164,354.01            0.07
Montana                            1            158,550.02            0.06
Nevada                            13          3,813,646.65            1.55
Oregon                            24          5,554,402.32            2.25
Pennsylvania                       2            351,092.82            0.14
South Carolina                     1            261,324.66            0.11
Utah                              11          2,459,140.98            1.00
Virginia                          20          4,635,059.38            1.88
Washington                        27          7,167,566.47            2.90
                               -----       ---------------          ------
     TOTAL                       809       $246,800,890.06          100.00%
                               =====       ===============          ======

No more than approximately 1.86% of the related Underlying Mortgage Loans are secured by mortgaged properties located in any one postal ZIP code.

                                  LOAN PURPOSE

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
     LOAN PURPOSE              LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Rate/Term Refinance              454        133,610,937.12           54.14
Purchase                         210         64,272,462.34           26.04
Cash Out Refinance               145         48,917,490.60           19.82
                               -----       ---------------          ------
     TOTAL                       809       $246,800,890.06          100.00%
                               =====       ===============          ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
          TYPE                 LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
2 Units                           15          4,569,893.67            1.85
3 Units                            2            458,406.32            0.19
4 Units                            3            873,850.15            0.35
Condominium                       47         10,159,297.76            4.12
PUD                              129         40,608,413.38           16.45
Single Family Detached           613        190,131,028.78           77.04
                               -----       ---------------          ------
     TOTAL                       809       $246,800,890.06          100.00%
                               =====       ===============          ======

                                OCCUPANCY STATUS

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
       OCCUPANCY               LOANS          BALANCE ($)           BALANCE
-----------------------      ---------     ----------------     ----------------
Investor                           1            242,957.69            0.10
Primary                          800        244,192,589.49           98.94
Second Home                        8          2,365,342.88            0.96
                               -----       ---------------          ------
     TOTAL                       809       $246,800,890.06          100.00%
                               =====       ===============          ======

                           REMAINING TERMS TO MATURITY

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
REMAINING TERM (MONTHS)        LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
      166 - 168                   25          3,934,552.47             1.59
      169 - 180                   10          1,900,778.90             0.77
      325 - 336                   34         10,795,143.82             4.37
      337 - 348                  478        149,694,480.29            60.65
      349 - 350                  262         80,475,934.58            32.61
                               -----       ---------------          -------
         TOTAL                   809       $246,800,890.06           100.00%
                               =====       ===============          =======

              CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS FOR
                      FIRST NATIONWIDE TRUST SERIES 1999-3

                           CURRENT PRINCIPAL BALANCES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF PRINCIPAL          MORTGAGE        PRINCIPAL         UNPAID PRINCIPAL
     BALANCES($)               LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
   37,750 -   100,000             22          1,780,504.79            0.45
  100,001 -   200,000             88         13,439,946.73            3.37
  200,001 -   300,000            383        101,886,755.39           25.54
  300,001 -   400,000            389        134,535,847.44           33.73
  400,001 -   500,000            175         77,772,630.37           19.50
  500,001 -   600,000             64         34,903,805.56            8.75
  600,001 -   700,000             27         17,133,762.02            4.30
  700,001 -   800,000              7          5,309,001.97            1.33
  800,001 -   900,000              7          6,014,066.60            1.51
  900,001 - 1,000,000              4          3,918,370.70            0.98
1,000,001 - 1,103,618              2          2,199,808.62            0.55
                               -----       ---------------          ------
     TOTAL                     1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                             MORTGAGE INTEREST RATES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
  RANGE OF MORTGAGE           MORTGAGE        PRINCIPAL         UNPAID PRINCIPAL
  INTEREST RATES (%)           LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
    7.000 and below              862        303,051,767.03           75.97
    7.001 - 7.375                306         95,842,733.16           24.03
                               -----       ---------------          ------
        TOTAL                  1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
        STATE                  LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Arizona                            1            190,582.12            0.05
California                     1,048        362,070,363.31           90.77
Connecticut                        1            222,736.71            0.06
Delaware                           1            253,102.91            0.06
Florida                           29          8,789,335.05            2.20
Georgia                           15          4,613,723.45            1.16
Hawaii                             5          1,875,203.79            0.47
Illinois                           5          1,835,504.10            0.46
Kansas                             1            442,545.78            0.11
Maryland                           2            606,612.62            0.15
Nevada                             4            900,912.89            0.23
North Carolina                     1            259,160.37            0.06
Oregon                             6          1,636,818.81            0.41
Pennsylvania                       1            473,322.70            0.12
Tennessee                          1            415,629.67            0.10
Texas                             33         10,157,194.79            2.55
Virginia                           1            358,984.79            0.09
Washington                        13          3,792,766.33            0.95
                               -----       ---------------          ------
     TOTAL                     1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

No more than approximately 1.69% of the related Underlying Mortgage Loans are secured by mortgaged properties located in any one postal ZIP code.

                                  LOAN PURPOSE

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
     LOAN PURPOSE              LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
Rate/Term Refinance              512        178,664,259.24           44.79
Purchase                         404        131,298,417.18           32.92
Cash Out Refinance               252         88,931,823.77           22.29
                               -----       ---------------          ------
     TOTAL                     1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE         PRINCIPAL        UNPAID PRINCIPAL
          TYPE                 LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
2-4 Units                          4          1,687,990.85            0.42
Condominium                       66         16,951,071.42            4.25
PUD                              233         83,078,914.20           20.83
Single Family Detached           865        297,176,523.72           74.50
                               -----       ---------------          ------
     TOTAL                     1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                                OCCUPANCY STATUS

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE        PRINCIPAL        UNPAID PRINCIPAL
       OCCUPANCY               LOANS         BALANCE ($)           BALANCE
-----------------------      ---------     ----------------     ----------------
Investor/vacant                   16          3,796,920.10            0.95
Primary                        1,147        393,799,758.13           98.72
Second Home                        5          1,297,821.96            0.33
                               -----       ---------------          ------
     TOTAL                     1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                           REMAINING TERMS TO MATURITY

                                                                 PERCENTAGE OF
                             NUMBER OF     AGGREGATE UNPAID        AGGREGATE
                              MORTGAGE        PRINCIPAL        UNPAID PRINCIPAL
REMAINING TERM (MONTHS)        LOANS          BALANCE ($)         BALANCE (%)
-----------------------      ---------     ----------------     ----------------
      230  -  240                  3          1,046,112.26            0.26
      289  -  300                  1            388,491.03            0.10
      325  -  336                  1            154,607.47            0.04
      337  -  348                442        147,019,193.42           36.86
      349  -  350                721        250,286,096.01           62.74
                               -----       ---------------          ------
         TOTAL                 1,168       $398,894,500.19          100.00%
                               =====       ===============          ======

                      [This page intentionally left blank]

                                   APPENDIX II

                        PLANNED PRINCIPAL BALANCE TABLES

Distribution Date                                              Principal Balance
-----------------                                              -----------------
February 1, 2000.............................................     111,411,000.00
March 19, 2000...............................................     110,393,758.02
April 19, 2000...............................................     109,321,836.90
May 19, 2000.................................................     108,195,714.23
June 19, 2000................................................     107,015,817.37
July 19, 2000................................................     105,782,598.88
August 19, 2000..............................................     104,496,536.18
September 19, 2000...........................................     103,158,131.34
October 19, 2000.............................................     101,767,910.73
November 19, 2000............................................     100,326,424.71
December 19, 2000............................................      98,834,247.30
January 19, 2001.............................................      97,298,133.69
February 19, 2001............................................      95,718,609.72
March 19, 2001...............................................      94,096,221.62
April 19, 2001...............................................      92,431,535.57
May 19, 2001.................................................      90,725,137.40
June 19, 2001................................................      88,977,632.19
July 19, 2001................................................      87,189,643.86
August 19, 2001..............................................      85,365,219.87
September 19, 2001...........................................      83,504,968.09
October 19, 2001.............................................      81,653,301.37
November 19, 2001............................................      79,810,181.98
December 19, 2001............................................      77,975,572.35
January 19, 2002.............................................      76,149,435.12
February 19, 2002............................................      74,331,733.12
March 19, 2002...............................................      72,522,429.33
April 19, 2002...............................................      70,721,486.96
May 19, 2002.................................................      68,928,869.36
June 19, 2002................................................      67,144,540.10
July 19, 2002................................................      65,368,462.92
August 19, 2002..............................................      63,600,601.71
September 19, 2002...........................................      61,840,920.60
October 19, 2002.............................................      60,089,383.85
November 19, 2002............................................      58,345,955.92
December 19, 2002............................................      56,610,601.44
January 19, 2003.............................................      54,883,285.23
February 19, 2003............................................      53,163,972.28
March 19, 2003...............................................      51,452,627.75
April 19, 2003...............................................      49,749,216.99
May 19, 2003.................................................      48,053,705.50
June 19, 2003................................................      46,366,058.98
July 19, 2003................................................      44,686,243.29
August 19, 2003..............................................      43,016,363.29
September 19, 2003...........................................      41,354,238.22
October 19, 2003.............................................      39,699,834.44
November 19, 2003............................................      38,053,118.46
December 19, 2003............................................      36,414,056.96

Distribution Date                                              Principal Balance
-----------------                                              -----------------
January 19, 2004.............................................      34,782,616.79
February 19, 2004............................................      33,158,764.99
March 19, 2004...............................................      31,542,468.73
April 19, 2004...............................................      29,935,114.97
May 19, 2004.................................................      28,350,816.80
June 19, 2004................................................      26,773,910.13
July 19, 2004................................................      25,204,362.55
August 19, 2004..............................................      23,642,832.48
September 19, 2004...........................................      22,088,593.13
October 19, 2004.............................................      20,541,612.59
November 19, 2004............................................      19,001,859.09
December 19, 2004............................................      17,469,301.04
January 19, 2005.............................................      15,943,906.99
February 19, 2005............................................      14,425,645.66
March 19, 2005...............................................      12,947,353.47
April 19, 2005...............................................      11,476,444.47
May 19, 2005.................................................      10,017,324.99
June 19, 2005................................................       8,565,047.64
July 19, 2005................................................       7,119,581.35
August 19, 2005..............................................       5,682,187.07
September 19, 2005...........................................       4,251,532.23
October 19, 2005.............................................       2,827,586.23
November 19, 2005............................................       1,410,318.59
December 19, 2005............................................               0.00

                                    EXHIBIT A

      The information about the Underlying Securities and the Underlying Mortgage Loans contained in this Exhibit A has been obtained from the Underlying Supplements, which were prepared in connection with the public offerings of the Underlying Securities. Such information has not been independently represented to the Trust as being accurate and complete. Additionally the Underlying Supplements contain information only as of the respective dates of such documents. You should be aware, however, that material changes may have occurred since the preparation of the Underlying Supplements and the composition of the related mortgage pools may have changed significantly. There may be considerable differences between the current mortgage loan characteristics and the characteristics described in connection with the issuance of the Underlying Securities.

      All capitalized terms contained in the following excerpts that are not defined therein have the meanings solely as specified in the Underlying Supplements.

               EXCERPTS FROM THE UNDERLYING SUPPLEMENT RELATING TO
                     FIRST NATIONWIDE TRUST SERIES 1998-3(1)

                                THE MORTGAGE POOL

General

                                      * * *

      Certain information with respect to the Mortgage Loans to be included in the Mortgage Pool is set forth below. Prior to [July 30, 1998 (the "Closing Date")], Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans as of [July 1, 1998 (the "Cut-off Date")].

      As of the Cut-off Date, the aggregate of the Stated Principal Balances of all of the Mortgage Loans included in the Mortgage Pool is expected to be approximately $587,963,451 (the "Cut-off Date Pool Principal Balance"). [The Mortgage Pool consists of two groups (each, a "Loan Group") of Mortgage Loans: the "Group I Loans" and the "Group II Loans." As of the Cut-off Date, the Group I Loans consisted of 1,534 Mortgage Loans with an aggregate principal balance of approximately $544,838,216. As of the Cut-off Date, the Group II Loans consisted of 264 Mortgage Loans with an aggregate principal balance of approximately $43,125,235.]

      The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). The Mortgage Loans to be included in the Mortgage Pool were acquired by the Seller in the normal course of its business and substantially in accordance with the underwriting criteria specified herein. At origination, substantially all of the Mortgage Loans had stated terms to maturity of 30 years. Scheduled monthly payments made

----------
(1) In this excerpt, the related Underlying Security is referred to as the "Class IPP-A-1 Certificates" and the Underlying Mortgage Loans are referred to as the "Group I Loans." Distributions of interest and principal to the Group I Senior Certificates, including the Class IPP-A-1 Certificates, generally will be based on payments received or advanced with respect to the Group I Loans.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Each Mortgage Loan imposes certain penalties for early prepayments (except for prepayments due to the sale of the Mortgaged Property). During the first five years after origination of each Mortgage Loan (the "Penalty Period"), the Mortgagor may not prepay more than 20% of the original principal amount of such Mortgage Loan in any twelve month period without incurring a penalty except that with respect to approximately 5% of the Mortgage Loans no penalty will be assessed unless the entire principal balance of such Mortgage Loan is prepaid; provided, however, no penalty will be assessed if the entire principal balance of the Mortgage Loan is prepaid as a result of a transfer of the related Mortgaged Property. The penalty is equal to the lesser of (i) six months' interest on such excess and (ii) the amount authorized by applicable law. No penalty will be imposed after the Penalty Period.

      [The principal balance at origination of each Group I Loan ranged from approximately $277,700 to $1,100,000, with an average principal balance at origination of approximately $355,607.]

      Each Group I Loan was originated on or after November 1, 1997....

      [As of the Cut-off Date, 16.66% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under the Reduced Documentation Program. See "--Underwriting Standards" herein.]

      The latest stated maturity date of any Group I Loan is August 1, 2028, and the earliest stated maturity date of any Group I Loan is July 1, 2013....

      As of the Cut-off Date, no Mortgage Loan [was] delinquent more than 30 days.

      No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

      [As of the Cut-off Date, all of the Group I Mortgage Loans had Loan-to-Value Ratios at origination of 95% or less, and the weighted average Loan-to-Value Ratio, by aggregate Stated Principal Balances of the Group I Loans, was approximately 72.01%. As of the Cut-off Date, approximately 6.86%, 5.64% and 0.49% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, had original Loan-to-Value Ratios in excess of 80%, 85% and 90%, respectively.] Except for two Mortgage Loans, representing approximately 0.11% of the Cut-off Date Pool Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "--Underwriting Standards" herein.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

                                      * * *

Underwriting Standards

      The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor, the Underwriter, the Trustee or any of their respective affiliates has made or will make any representation as [to] the accuracy or completeness of the information provided by the Seller.

      Except for 86 Mortgage Loans, representing approximately 5.12% of the Cut-off Date Pool Principal Balance, the Mortgage Loans have been underwritten as described below by the Seller. The Mortgage Loans have either been originated by the Seller or purchased by the Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with the Seller) and other mortgage loan originators. All of the Mortgage Loans which were not underwritten in accordance with the Seller's underwriting standards were underwritten in accordance with underwriting guidelines believed to be substantially similar to the underwriting standards of the Seller set forth below.

      The underwriting standards of the Seller for purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $300,000, up to 90% for mortgage loans with original principal balances of up to $400,000, up to 80% for mortgage loans with original principal balances of up to $650,000, and up to 70% for mortgage loans with original principal balances of up to $1,000,000. For cash--out refinance loans (generally allowed on primary residences only), the maximum Loan-to-Value Ratio generally is 75%, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the related mortgage loan.

      In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on the proposed mortgage loans and (ii) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, the Seller generally applies ratios of up to 28% and 36%, respectively, of the proposed borrower's acceptable stable monthly gross income for borrower's with Loan-to-Value Ratios at origination between 80.01% and 95%, and up to 33% and 38%, respectively, with Loan-to-Value Ratio at origination of up to 80%. From time to time, the Seller makes loans where these ratios are exceeded. In those instances, underwriters typically look at mitigating factors such as the liquidity of the mortgagor, the stability of the real estate market where the mortgaged property is located, and local economic conditions, percentage of down payment and credit score.

      Each [M]ortgage [L]oan on a primary residence or second home with a Loan-to-Value Ratio at origination in excess of 80% is insured by a primary mortgage insurance policy covering a portion of the principal balance of the [M]ortgage [L]oan at origination. The amount of such coverage depends upon the Loan-to-Value Ratio at origination.

      Each [M]ortgage [L]oan is generally approved from an application pursuant to (a) the Full/Alternative Documentation Program or (b) the Reduced Documentation Program. The Full/Alternative Documentation Program generally requires the following documents: (i) Uniform Residential Loan Application (FNMA Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (FNMA Form 1003A or Freddie Mac 65A, if applicable), (iii) [a] tri-merged credit report (generally from three separate repositories and/or a standard factual data credit report), (iv) Verification of Employment Form (or federal tax returns for self-employed borrowers) providing a complete two year employment history, (v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the Loan-to-Value Ratio and borrower's income, and (vi) a Uniform Residential Appraisal Report (FNMA Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and pay check stubs from the most recent full month for verification of income and the most recent three months personal bank statements for verification of liquid assets. In addition, self-employed borrowers generally must provide federal tax returns for the previous two or three years, including K-I's, federal business tax returns for two years and year-to-date financial statements.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

      Under the Reduced Documentation Program, the Seller obtains from prospective borrowers either a verification of deposit or bank statements for the most recent three-month period preceding the mortgage loan application. Under this program, the borrower provides income information on the mortgage loan application, and the debt service-to- income ratio is calculated. Although income is not verified, generally the existence of the business is verified by a business credit report, plus a signed IRS Form 4506 (Request for copy of Tax Returns). Mortgage loans underwritten under the Reduced Documentation Program are limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Permitted loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally is limited.

      A minimum credit score is not stated, however, the Seller utilizes a credit score as one component in grading the creditworthiness of a loan and in establishing the level of authority necessary to approve a loan application. The higher the credit score, the lower level of authority needed to approve a loan and accordingly the lower the credit score, the greater the degree of caution used in the decision to approve a loan application.

      [As of the Cut-off Date, 16.66% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under the Reduced Documentation Program.]

                                      * * *

Voting Rights

      Voting rights of the Trust Fund in general will be allocated 1% to the Notional Amount Certificates with the balance allocated among the other Classes of Certificates based upon their respective Class Principal Balances.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the
Certificates will be issued....

      The Mortgage Pass-Through Certificates, Series 1998-3 will consist of the Class IPP-A-1, Class IIPP-A-1, Class I-P, Class I-X, Class II-X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates (collectively, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates". Only the Senior Certificates and the Class C-B-1, Class C-B-2 and Class C-B-3 Certificates (collectively, the "Offered Certificates") are offered [by the related disclosure documentation]. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth [in the related prospectus supplement(1)].

      The Class Principal Balance of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal and (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class. The Notional Amount Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

----------
(1) The related prospectus supplement indicates that the Class IPP-A-1 Certificates have an initial Class Principal Balance of $524,317,220 and a Pass-Through Rate of 6.50% per annum.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

      The [Group I] Senior Certificates ... will evidence in the aggregate an initial beneficial ownership interest of approximately 96.25%...of the [Group I] Loans...as of the Closing Date. The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.45%, 1.00%, 0.45%, 0.30%, 0.25% and 0.30%, respectively, of the Group I and Group II Loans.

      [The Certificates are divided into two Certificate groups (each, a "Certificate Group"): the Group I Certificates and the Group II Certificates. The "Group I Certificates" consist of the Class IPP-A1, Class I-P, Class I-X, Class A-R and Group C-B Certificates. The "Group C-B Certificates" consist of the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates. The Class IPP-A-1, Class I-P, Class I-X and Class A-R Certificates are collectively referred to herein as the "Group I Senior Certificates".]

                                      * * *

Distributions

      Distributions on the Certificates will be made by the Trustee on the 19th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in August 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Notional Amount Certificate or who holds Certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates

      Distributions with respect to a Certificate Group will in general be made to the extent of the Available Funds for the related Loan Group, except as otherwise provided herein, in the order and priority as follows: (1) first, to the Class I-P Certificates, a certain portion of the principal received in respect of each Class P Mortgage Loan, as described in "--Distributions of Principal" herein; (2) second, to the Senior Certificates of such Certificate Group entitled to interest, accrued and unpaid interest, as described in "--Distributions of Interest" herein; (3) third, to the Senior Certificates of such Certificate Group entitled to principal (other than the Class I-P Certificates), principal in the order described for the Senior Certificates of such Certificate Group as set forth in "--Distributions of Principal--Senior Principal Distribution Amount" herein; (4) fourth, to the extent of remaining Available Funds for both Loan Groups, to the Class I-P Certificates, any Class PO Deferred Amounts; (5) fifth, to the extent of remaining Available Funds for both Loan Groups, to each Class of Group C-B Certificates, interest and then principal in increasing order of numerical Class designation, with both interest and principal being paid to one Class before any payments are made to the next Class; and (6) sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

                                       ***

      "Available Funds" with respect to any Distribution Date and the Mortgage Loans in a Loan Group will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to such Mortgage Loans, to the extent such proceeds are not

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the related Prepayment Period applicable to such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Mortgage Loan repurchased by the Seller or the Master Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Master Servicer is entitled to be reimbursed pursuant to the First Nationwide Agreement.

Distributions of Interest

      The Pass-Through Rate for each interest-bearing Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is as set forth or described [in the related prospectus supplement(1)].

      The Notional Amount of the Class I-X Certificates with respect to any Distribution Date will equal the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the [Group I Loans having Net Rates in excess of 6.50% per annum (the "Group I Premium Rate Mortgage Loans")] and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates (as defined below) for the Group I Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.50%.

                                      * * *

      The "Stripped Interest Rate" means for any Group I ... Premium Rate Mortgage Loan, the excess, if any, of the Net Rate for such Mortgage Loan over 6.50%.

      The "Net Rate" of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate. The "Mortgage Rate" of a Mortgage Loan is the rate at which interest accrues thereon in accordance with the terms of the related Mortgage Note. [The "Expense Fee Rate" is the rate at which fees payable to the Master Servicer, in respect of its servicing activities, and the Trustee, in respect of its activities as Trustee, accrue.]

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class of Certificates will be equal to the sum of (i) interest at the applicable Pass-Through Rate on the related Class Principal Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The [Class I-P] Certificates will not bear interest.

      With respect to each Distribution Date, the "Interest Accrual Period" for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

      The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by the amount of "Net Interest Shortfalls" experienced by the related Loan Group for such Distribution Date.

----------
(1) The related prospectus supplement indicates that the Class IPP-A-1 Certificates have a Pass-Through Rate of 6.50% per annum.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

      With respect to any Distribution Date, the "Net Interest Shortfall" for a Loan Group is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Group C-B Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all Classes of Certificates in the related Certificate Group entitled to receive distributions of interest on such Distribution Date from the related Loan Group, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date in respect of such Loan Group before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount a Class of Group C-B Certificates would otherwise be entitled to receive from either the Group I or Group II Loans before taking into account any such reduction will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Principal Balance) of the applicable Group C-B Loan Group Component Balance for such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of
1940.... With respect to any Distribution Date, the "Net Prepayment Interest
Shortfall" for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by a Loan Group during the Prepayment Period exceeds the available Compensating Interest for such Loan Group for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the Master Servicing Fee) on the amount of such prepayment.

      Accrued interest to be distributed on any Distribution Date will be calculated, in the case of each interest-bearing Class of Certificates, on the basis of the related Class Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      In the event that, on a particular Distribution Date, Available Funds for a Loan Group applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates of the related Certificate Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans for the related Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Distributions of Principal

      General. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Funds to the extent and in the priority described herein. See "--Priority of Distributions Among Certificates" herein. The Group I ... Senior Certificates [generally] will receive such distributions from amounts received or advanced in respect of the Group I ... Loans, .... The Group C-B Certificates
will receive such distributions from amounts received or advanced in respect of both the Group I and Group II Loans.

      For any Distribution Date and Loan Group, the "Principal Payment Amount" is the sum for the Mortgage Loans in such Loan Group of (i) scheduled principal payments on such Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any such Mortgage Loan which was repurchased as permitted or required by the First Nationwide Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on such Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date and Loan Group, the "Principal Prepayment Amount" is the sum for the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to such Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

      With respect to each Distribution Date, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.

      "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if applicable. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

      The Notional Amount Certificates will not be entitled to receive any distributions of principal.

      Senior Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds for a Loan Group, up to the amount of the Senior Principal Distribution Amount for the related Certificate Group for such Distribution Date, will be distributed as principal to the related Senior Certificates as follows:

            (A) with respect to the Group I Certificates, first, to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero, and then to the Class IPP-A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

                                      * * *

      The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Principal Balance of the Subordinate Certificates has been reduced to zero.

      The "Senior Principal Distribution Amount" for any Distribution Date and Certificate Group will equal the sum of (i) the related Senior Percentage of the Principal Payment Amount for the related Loan Group (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if applicable), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the related Loan Group (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if applicable), and
(iii) the Senior Liquidation Amount for the related Loan Group.

      The "Senior Liquidation Amount" for a Loan Group is the aggregate, for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage for the related Certificate Group of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage for the related Certificate Group of the Liquidation Principal with respect to such Mortgage Loan.

      "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

      The "Senior Percentage" for any Distribution Date for a Certificate Group is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of the Classes of Senior Certificates of such Certificate Group (other than, with respect to the Group I Senior Certificates, the Class I-P Certificates) immediately prior to such date and the denominator of which is the aggregate of the Stated Principal Balances of the Mortgage Loans in the related Loan Group (less, with respect to the Group I Senior Certificates, the Class I-P Principal Balance), in each case immediately prior to the Distribution Date; provided, however, in no event will the

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

Senior Percentage for a Certificate Group exceed 100%. The "Subordinate Percentage" for a Certificate Group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such date.

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, such Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates in a Certificate Group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance of the applicable Loan Group evidenced by the Group C-B Certificates. Increasing the respective interest of the Group C-B Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Group C-B Certificates.

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial Senior Percentage for such Certificate Group, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%). In the event the Senior Prepayment Percentage for the Group I Certificates or Group II Certificates will once again equal 100% in accordance with the parenthetical in the previous sentence, the Senior Prepayment Percentage for the other Certificate Group will also equal 100%.

      Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates of a Certificate Group as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) with respect to each Certificate Group, the outstanding principal balance of the related Mortgage Loans, in either case delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of the related Group C-B Loan Group Component Balance, as of such Distribution Date, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate principal balance of the related Group C-B Loan Group Component Balance, as of the Closing Date (each, an "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance. In the event that the Senior Prepayment Percentage for the Group I Certificates or the Group II Certificates is not permitted to reduce due to the limitations set forth above, the Senior Prepayment Percentage for the other Certificate Group will also be prevented from any such reduction.

      If on any Distribution Date the allocation to a Class of Senior Certificates of the related Principal Prepayment Amount in the percentage required above would reduce the outstanding Class Principal Balance of such Class below zero, the distribution to such Class of Certificates of the related Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

      Subordinate Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the Subordinate Principal Distribution Amount for such Distribution Date, will be

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

distributed as principal of the Class or Classes of Subordinate Certificates. Except as provided in the following paragraph, each Class of Subordinate Certificates will be entitled to receive its pro rata share (based on its respective Class Principal Balance) of the Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for the Group I and Group II Loans for distribution of principal of such Class. Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designation (beginning with the Class with the lowest numerical Class designation) until each such Class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for such Distribution Date.

      With respect to each Class of Subordinate Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distributions of Payoffs and Curtailments will be made to any Class or Classes of Subordinate Certificates junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Balances.

      The "Subordination Level" on any Distribution Date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates, in each case immediately prior to such Distribution Date.

      The "Subordinate Principal Distribution Amount" for any Distribution Date will equal (A) the sum of (i) the Subordinate Percentage for the Group I Certificates of the Principal Payment Amount for the Group I Loans (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount),
(ii) the Subordinate Percentage for the Group II Certificates of the Principal Payment Amount for the Group II Loans, (iii) the Subordinate Prepayment Percentage for the Group I Certificates of the Principal Prepayment Amount for the Group I Loans (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount), (iv) the Subordinate Prepayment Percentage for the Group II Certificates of the Principal Prepayment Amount for the Group II Loans and (v) the Subordinate Liquidation Amount for the Group I and Group II Loans less (B) the sum of (x) the Class PO Deferred Amounts required to be paid to the Class I-P Certificates on such Distribution Date, (y) in the event that the Class Principal Balance of either the Group I or Group II Senior Certificates has been reduced to zero, principal paid from Available Funds of the Loan Group related to such Certificate Group to the other Certificate Group as described in [the related prospectus supplement] and (z) the amounts in respect of principal paid from Available Funds of any Overcollateralized Group to any Undercollateralized Group as described in [the related prospectus supplement].

      Any reduction to the Subordinate Principal Distribution Amount described above shall first offset amounts in respect of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

      The "Subordinate Liquidation Amount" for a Loan Group will equal the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans in such Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

      Class P Principal Distribution Amount. On each Distribution Date, the Class I-P Certificates will receive a portion of the Available Funds for the Group I Loans attributable to principal received on or in respect of any Group I Loan with a Net Rate of less than 6.50% (a "Class P Mortgage Loan"), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.50% minus the Net Rate on such Class P Mortgage Loan and the denominator of which is 6.50% (the "Class P Fraction"). In addition, on each Distribution Date for so long as any of the Group C-B Certificates remains outstanding, the Class I-P Certificates will also be allocated principal, to the extent of amounts available to pay the Subordinate Principal Distribution Amount (without regard to clause (B) of such definition) on such Distribution Date, in an amount generally equal to the Class PO Deferred Amounts not previously reimbursed; provided, that such payments in respect of Class PO Deferred Amounts shall

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

not cause a further reduction of the outstanding Class I-P Principal Balance. The aggregate of the amounts payable to the Class I-P Certificates described in this paragraph are referred to herein as the "Class P Principal Distribution Amount".

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive Available Funds for either Loan Group remaining after payment of interest and principal on the Senior Certificates, Class PO Deferred Amounts on the Class I-P Certificates and interest and principal on the Subordinate Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Allocation of Losses

      On each Distribution Date, the Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan will be allocated to the Class I-P Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class I-P Certificates in accordance with the priorities described above under "--Priority of Distributions Among Certificates" herein. Any distribution in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Principal Balance of the Class I-P Certificates. The Class PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created in respect of the Class I-P Certificates.

      On each Distribution Date, any Realized Loss (other than the Class P Fraction thereof, if applicable), other than any Excess Loss, experienced by a Loan Group will be allocated first to the Subordinate Certificates, in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates for the related Certificate Group (other than the Notional Amount and Class I-P Certificates) pro rata, based upon their respective Class Principal Balances; provided, however, such losses on Group I Loans will only be allocated to the Group I Senior Certificates and such losses on the Group II Loans will only be allocated to the Group II Senior Certificates.

      On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) will be allocated pro rata among the Classes of Certificates (other than the Notional Amount and Class I-P Certificates) based upon their respective Class Principal Balances.

      On each Distribution Date, if the aggregate Class Principal Balance of all the Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to the Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Subordinate Certificates then outstanding.

      Investors in the Group I and Group II Senior Certificates should be aware that because the Group C-B Certificates represent interests in both the Group I and Group II Loans, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one of such Loan Groups. Therefore, notwithstanding that Realized Losses, other than Excess Losses, on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, the allocation to the Group C-B Certificates of such Realized Losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1998-3 (cont'd)

      [Generally, the characteristics of the Group I Loans are substantially similar to those of the Group II Loans.]

      In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount, and (iii) Fraud Losses in excess of the Fraud Loss Coverage Amount. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation....

      A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the [related disclosure documentation].

                                      * * *

      The Subordinate Certificates will provide protection to the Classes of Certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $12,089,588 (the "Special Hazard Loss Coverage Amount"), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $165,990 (the "Bankruptcy Loss Coverage Amount") and (iii) Fraud Losses in an initial amount expected to be up to approximately $11,759,270 (the "Fraud Loss Coverage Amount").

                                      * * *

      As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. . . . In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. . . .

                     EXCERPTS FROM THE UNDERLYING SUPPLEMENT
               RELATING TO FIRST NATIONWIDE TRUST SERIES 1999-2(1)

                                THE MORTGAGE POOL

General

                                      * * *

      Certain information with respect to the Mortgage Loans to be included in the mortgage pool (the "Mortgage Pool") is set forth below. Prior to March 29, 1999 (the "Closing Date"), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of [March 1, 1999 (the "Cut-off Date")] and have been rounded in order to total 100%.

      As of the Cut-off Date, the aggregate Stated Principal Balance of all of the Mortgage Loans included in the Mortgage Pool is expected to be approximately $548,286,529 (the "Cut-off Date Pool Principal Balance"). [The Mortgage Pool consists of four groups (each, a "Loan Group") of Mortgage Loans: the "Group I Loans," the "Group II Loans," the "Group III Loans" and the "Group IV Loans."(2) [As of the Cut-off Date, the Group I Loans consisted of 834 Mortgage Loans with an aggregate Stated Principal Balance of approximately $257,837,395. As of the Cut-off Date, the Group II Loans consisted of 282 Mortgage Loans with an aggregate Stated Principal Balance of approximately $43,334,057.]

      The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). The Mortgage Loans to be included in the Mortgage Pool were originated or acquired by the Sellers in the normal course of their business and substantially in accordance with the underwriting criteria specified herein. At origination, the
Group I Loans had stated terms to maturity which ranged from 15 to 30 years....
Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. ...[E]ach First Nationwide Loan imposes certain penalties for early prepayments (except for prepayments due to the sale of the Mortgaged Property). During the first three or five years after origination of each First Nationwide Loan (the "Penalty Period"), the Mortgagor may not prepay more than 20% of the original principal amount of such Mortgage Loan in any twelve month period without incurring a penalty. With respect to each First Nationwide Loan with a three year Penalty Period, the penalty shall be equal to the lesser of (i) the lesser of (a) six months' interest on such excess and (b) two percent of such excess and (ii) the amount authorized by applicable law. With respect to each First Nationwide Loan with a five year Penalty Period, the

----------
(1) In this excerpt, the related Underlying Security is referred to as the "Class IPP-A-1 Certificates" and the Underlying Mortgage Loans are referred to as the "Group I Loans." Distributions of interest and principal to the Group I Senior Certificates, including the Class IPP-A-1 Certificates, generally will be based on payments received or advanced with respect to the Group I Loans.

(2) The Group I Loans and the Group II Loans are collectively referred to as the "First Nationwide Loans" in this excerpt.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

penalty is equal to the lesser of (i) six months' interest on such excess and
(ii) the amount authorized by applicable law. No penalty will be imposed after the Penalty Period.

      Each Group I Loan was originated on or after June 30, 1997. ...

      [As of the Cut-off Date, 1.06% and 49.29% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under "no documentation" and "reduced documentation" programs, respectively. See "--Underwriting Standards" herein.]

      The latest stated maturity date of any Group I Loan is April 1, 2029, and the earliest stated maturity date of any Group I Loan is December 1, 2013....

                                      * * *

      No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

      [As of the Cut-off Date, all of the Group I Loans had Loan-to-Value Ratios at origination of 95% or less, and the weighted average Loan-to-Value Ratio, by aggregate Stated Principal Balances of the Group I Loans, was approximately 72.74%. As of the Cut-off Date, approximately 3.25%, 2.82% and 1.57% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, had original Loan-to-Value Ratios in excess of 80%, 85% and 90%, respectively.] Except for 119 Mortgage Loans, representing approximately 4.36% of the Cut-off Date Pool Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization, which policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "--Underwriting Standards" herein.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

                                      * * *

Underwriting Standards

      The Mortgage Loans have either been originated by a Seller or purchased by a Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with a Seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

      All of the Mortgage Loans are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration or which do not qualify for sale to FNMA or FHLMC). The underwriting standards applicable to the Mortgage Loans typically differ from, and are generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from these of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. Neither the Depositor nor any affiliate has re-underwritten any Mortgage Loan.

      Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the Mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the Mortgagor's monthly income (if required to be stated) will be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than a specified percentage of the prospective Mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the Loan-to-Value Ratio of the Mortgage Loan. The originator may also consider the amount of liquid assets available to the Mortgagor after origination.

      Certain of the Mortgage Loans have been originated under "reduced documentation" ... [or] "no documentation" ... programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator .... Under a "no documentation" program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

      [As of the Cut-off Date, 1.06% and 49.29% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under "no documentation" and "reduced documentation" programs, respectively.]

      The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

                                      * * *

Voting Rights

      Voting rights of the Trust Fund in general will be allocated 1% to each Class of Class X Certificates with the balance allocated among the other Classes of Certificates based upon their respective Class Principal Balances.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the
Certificates will be issued....

      The Mortgage Pass-Through Certificates, Series 1999-2 will consist of the Class IPP-A-1, Class IPP-A-2, Class IPP-A-3, Class IPP-A-4, Class IIPP-A, Class III-A-1, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class IV-A-4, Class I-P, Class A-P, Class III-X-1, Class III-X-2, Class IV-X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates (collectively, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates." Only the Senior Certificates and the Class C-B-1, Class C-B-2, Class C-B-3, Class D-B-1, Class D-B-2 and Class D-B-3 Certificates (collectively, the "Offered Certificates") are offered [by the related disclosure documentation]. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described [in the related prospectus supplement(1)].

      The "Class Principal Balance" of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof (A) reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Subordinate Certificate any amounts allocated to such Class in reduction of its Class Principal Balance in respect of payment of Class PO Deferred Amounts, as described below under "--Allocation of Losses" and (B) in the case of the Accrual Certificates, increased by all interest accrued and added to the Class Principal Balance thereof prior to such Distribution Date. The Class X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

      The [Group I] Senior Certificates ... will evidence in the aggregate an initial beneficial ownership interest of approximately 95.50% ... of the [Group I] Loans ... as of the Closing Date.

      [The Certificates are divided into four Certificate groups (each, a "Certificate Group"): the Group I Certificates, the Group II Certificates, the Group III Certificates and the Group IV Certificates. The "Group I Certificates" consist of the Group I Senior Certificates and the Group C-B Certificates. The "Group I Senior Certificates" consist of the Class IPP-A-1, Class IPP-A-2, Class IPP-A-3, Class IPP-A-4 and Class I-P Certificates.

----------
(1) The related prospectus supplement indicates that the Class IPP-A-1 Certificates have an initial Class Principal Balance of $181,704,000 and a Pass-Through Rate of 6.500% per annum.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

The "Group C-B Certificates" consist of the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.]

                                     * * *

Distributions

      Distributions on the Certificates will be made by the Trustee on the 19th day of each month, with respect to the Group I Certificates..., or if ... such day is not a business day, on the first business day thereafter, commencing in April 1999 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Class X Certificate or who holds Certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates

      Distributions with respect to a Certificate Group will in general be made to the extent of the Available Funds for the related Loan Group in the order and priority as follows: (1) first, to the related Class P Certificates, if any, a certain portion of the principal received in respect of each related Class P Mortgage Loan, as described in "--Distributions of Principal" herein; (2) second, to the Senior Certificates of such Certificate Group entitled to interest, accrued and unpaid interest, as described in "--Interest" herein; (3) third, to the Senior Certificates of such Certificate Group entitled to principal (other than the related Class P Certificates, if any), principal in the order described for the Senior Certificates of such Certificate Group as set forth in "--Distributions of Principal--Senior Principal Distribution Amount";
(4) fourth, to the Class P Certificates, if any, of such Certificate Group, any related Class PO Deferred Amounts; provided, however, the Class I-P Certificates shall be entitled to receive related Class PO Deferred Amounts to the extent of remaining Available Funds for the Group I and Group II Loans ... (5) fifth, to each Class of Subordinate Certificates of such Certificate Group, interest and then principal in increasing order of numerical Class designation, with both interest and principal being paid to one Class before any payments are made to the next Class; provided, however, that since the Group C-B Certificates relate to the Group I and Group II Loans ... such Certificates receive payments from the remaining Available Funds for the Group I and Group II Loans ... and (6) sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

                                      * * *

      "Available Funds" with respect to any Distribution Date and the Mortgage Loans in a Loan Group will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the related Prepayment Period applicable to such Distribution

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

Date, exclusive of prepayment penalties; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by a Seller or a Servicer as of such Distribution Date, reduced (in the case of clauses (i) through (iv) above) by amounts in reimbursement for Advances previously made and other amounts as to which each Servicer is entitled to be reimbursed pursuant to the Agreement; and (v) any amounts payable as Compensating Interest by such Servicer on such Distribution Date relating to such Mortgage Loans.

Distributions of Interest

      The Pass-Through Rate for each interest-bearing Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is as set forth or described [in the related prospectus supplement(1)].

      The [Class I-P and Class A-P Certificates (collectively, the "Class P Certificates")] will not be entitled to receive any distributions of interest.

                                      * * *

      With respect to each Distribution Date, the "Interest Accrual Period" for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

      The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by "Net Interest Shortfalls" experienced by the related Loan Group or, with respect to the Subordinate Certificates, the related Loan Groups, for such Distribution Date.

      With respect to any Distribution Date, the "Net Interest Shortfall" for a Loan Group is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan in such Loan Group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the applicable Subordinate Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all Classes of Certificates in the related Certificate Group entitled to receive distributions of interest on such Distribution Date from the related Loan Group, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date in respect of such Loan Group before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount of interest a Class of Group C-B Certificates would otherwise be entitled to receive from either the Group I or Group II Loans before taking into account any such reduction will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Principal Balance) of the applicable Group
C-B Loan Group Component Balance for such Distribution Date.... A "Relief Act
Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of
1940.... With respect to any Distribution Date, the "Net Prepayment Interest
Shortfall" for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the related Loan Group during the applicable Prepayment Period applicable to such Distribution Date exceeds the available Compensating Interest for such Loan Group for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

      Accrued interest to be distributed or added to principal, as the case may be, on any Distribution Date will be calculated, in the case of each interest-bearing Class of Certificates, on the basis of the related Class Principal

----------
(1) The related prospectus supplement indicates that the Class IPP-A-1 Certificates have a Pass-Through Rate of 6.500% per annum.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      In the event that, on a particular Distribution Date, Available Funds for a Loan Group applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution or addition to principal, as the case may be, of the interest entitlement on the Certificates of the related Certificate Group, interest will be distributed or added to principal, as the case may be, on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive or accrete in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive or accrete on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans for the related Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Distributions of Principal

      General. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Funds to the extent and in the priority described herein. See "--Priority of Distributions Among Certificates" herein. The Group I Senior ... Certificates [generally] will receive principal collected from the Group I ...
Loans .... The Group C-B ... Certificates will receive principal collected from the Group I and Group II Loans ....

      For any Distribution Date and Loan Group, the "Principal Payment Amount" is the sum with respect to the Mortgage Loans in such Loan Group of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date,
(ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date and Loan Group, the "Principal Prepayment Amount" is the sum with respect to the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

      With respect to each Distribution Date and each Payoff with respect to a First Nationwide Loan ... the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.... With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the month preceding the month in which the related Distribution Date occurs.

      "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

      The Class X Certificates will not be entitled to receive any distributions of principal.

                                      * * *

      Senior Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group for such Distribution Date, will be distributed as principal:

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

            (A) with respect to the Group I Certificates, concurrently, to the following Class of Senior Certificates in the following order of priority:

                  (i) 73.8348330502% to the Class IPP-A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

                  (ii) 26.1651669498% [to the remaining Classes of Senior
            Certificates (other than the Class IPP-A-1 Certificates).]

                                      * * *

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date for the Group I Certificates, the Senior Principal Distribution Amount for such Certificate Group will be distributed, concurrently, as principal of the Classes of the Group I Senior Certificates (other than the Class I-P Certificates) pro rata, in accordance with their respective Class Principal Balances immediately prior to such Distribution Date.

                                      * * *

      The "Senior Credit Support Depletion Date" for a Certificate Group is the date on which the aggregate Class Principal Balance of the Group C-B Certificates, in the case of the Group I and Group II Certificates..., has been reduced to zero.

      The "Senior Principal Distribution Amount" for any Distribution Date and Certificate Group will equal the sum of (i) the related Senior Percentage of the Principal Payment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), and (iii) the Senior Liquidation Amount for the related Loan Group.

      The "Senior Liquidation Amount" for a Loan Group is the aggregate, for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage for the related Certificate Group of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage for the related Certificate Group of the Liquidation Principal with respect to such Mortgage Loan.

      "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (to the extent allocable to principal) received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

      The "Senior Percentage" for any Distribution Date for a Certificate Group is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Balance of the Classes of Senior Certificates of such Certificate Group (other than the related Class P Certificates, if any) immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (less the applicable Class P Principal Balance, if any), as of the Due Date in the month of such Distribution Date; provided, however, in no event will the Senior Percentage for a Certificate Group exceed 100%. The "Subordinate Percentage" for a Certificate Group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such date.

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, such Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates in a Certificate Group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance of the applicable Loan Group evidenced by the related Class or Classes of Subordinate Certificates in such Certificate Group. Increasing the respective interest of such Subordinate Certificates relative to that of the related Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates of such Certificate Group, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%). In the event the Senior Prepayment Percentage for the Group I or Group II Certificates will once again equal 100% in accordance with the parenthetical in the preceding sentence, the Senior Prepayment Percentage for the other Certificate Group will also equal 100%....

      Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates of a Certificate Group as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) with respect to each Certificate Group, the outstanding principal balance of the related Mortgage Loans, delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of, with respect to the Group I ... Certificates, the related Group C-B Loan Group Component Balance as of such Distribution Date
 ... is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate principal balance of, with respect to the Group I Certificates ..., the related Group C-B Loan Group Component Balance ..., as of the Closing Date (...an "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance. In the event that the Senior Prepayment Percentage for the Group I or Group II Certificates is not permitted to reduce due to the limitations set forth above, the Senior Prepayment Percentage for the other Certificate Group will also be prevented from any such reduction....

      If on any Distribution Date the allocation to the Class of Senior Certificates of a Certificate Group then entitled to distributions of Payoffs and Curtailments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of such Class below zero, the distribution to such Class of Certificates of the related Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

                                      * * *

      Subordinate Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Subordinate Principal Distribution Amount for such Distribution Date and Certificate Group, will be distributed as principal of the related Class or Classes of Subordinate Certificates. Except

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

as provided in the following paragraph, each Class of Subordinate Certificates in a Certificate Group will be entitled to receive its pro rata share (based upon its respective Class Principal Balance) of such Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for the related Loan Groups (which, in the case of the Group C-B Certificates, is the remaining Available Funds for the Group I and Group II Loans ...) for distribution of principal of such Class. Distributions of principal of the Subordinate Certificates of a Certificate Group will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designation (beginning with the Class with the lowest numerical Class designation) until each such Class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for such Certificate Group for such Distribution Date.

      With respect to each Class of Subordinate Certificates in a specified Certificate Group, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distributions of Payoffs and Curtailments with respect to the related Loan Groups will be made to any Class or Classes of Subordinate Certificates in the related Certificate Group junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates in such Certificate Group, pro rata, based upon their respective Class Principal Balances.

      The "Subordination Level" on any Distribution Date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group, in each case immediately prior to such Distribution Date.

      The "Subordinate Principal Distribution Amount" for any Distribution Date and the Group C-B Certificates will equal (A) the sum of (i) the Subordinate Percentage for the Group I Certificates of the Principal Payment Amount for the Group I Loans (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), (ii) the Subordinate Percentage for the Group II Certificates of the Principal Payment Amount for the Group II Loans, (iii) the Subordinate Prepayment Percentage for the Group I Certificates of the Principal Prepayment Amount for the Group I Loans (exclusive of the portion thereof attributable to the Class I-P Principal Distribution Amount), (iv) the Subordinate Prepayment Percentage for the Group II Certificates of the Principal Prepayment Amount for the Group II Loans and (v) the Subordinate Liquidation Amount for the Group I and Group II Loans less (B) the sum of (x) the Class PO Deferred Amounts required to be paid to the Class I-P Certificates on such Distribution Date, (y) in the event that the Class Principal Balance of either the Group I or Group II Senior Certificates has been reduced to zero, principal paid from Available Funds of the Loan Group related to such Certificate Group to the other Certificate Group as described in [the related prospectus supplement] and (z) the amounts in respect of principal paid from Available Funds of any Overcollateralized Group to any Undercollateralized Group, as described in [the related prospectus supplement].

                                      * * *

      Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts in respect of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

      The "Subordinate Liquidation Amount" for a Loan Group will equal the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans in such Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

      Class I-P Principal Distribution Amount. On each Distribution Date, the Class I-P Certificates will receive a portion of the Available Funds for the Group I Loans attributable to principal received on or in respect of any Group I Loan with a Net Rate of less than 6.50% per annum (a "Class I-P Mortgage Loan"), equal to the amount of

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

such principal so attributable multiplied by a fraction, the numerator of which is 6.50% minus the Net Rate on such Class I-P Mortgage Loan and the denominator of which is 6.50% (the "Class I-P Fraction"). In addition, on each Distribution Date for so long as any of the Group C-B Certificates remains outstanding, the Class I-P Certificates will also be allocated principal, to the extent of amounts available to pay the related Subordinate Principal Distribution Amount (without regard to clause (B) of such definition) on such Distribution Date, in an amount generally equal to the Class PO Deferred Amounts for such Certificate Group not previously reimbursed; provided, that such payments in respect of Class PO Deferred Amounts shall not cause a further reduction of the outstanding Class I-P Principal Balance. The aggregate of the amounts payable to the Class I-P Certificates described in this paragraph are referred to herein as the "Class I-P Principal Distribution Amount."

                                      * * *

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive Available Funds for any Loan Group remaining after payment of interest and principal on the Senior Certificates, Class PO Deferred Amounts on the Class P Certificates, if any, and interest and principal on the Subordinate Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Allocation of Losses

      On each Distribution Date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in a Loan Group will be allocated to the related Class P Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date for a Certificate Group will be treated as a Class PO Deferred Amount for such Certificate Group. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for such Certificate Group, Class PO Deferred Amounts for such Certificate Group will be paid on the related Class P Certificates prior to distributions of principal on the Subordinate Certificates for such Certificate Group. See "--Priority of Distributions Among Certificates." Any distribution in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Principal Balance of the Class P Certificates. The Class PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation for such Certificate Group will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date for a Certificate Group, no new Class PO Deferred Amounts will be created in respect of the related Class P Certificates.

      On each Distribution Date, any Realized Loss (other than the Class P Fraction thereof, if applicable), other than any Excess Loss, experienced by a Loan Group will be allocated first to the Subordinate Certificates for the related Certificate Group, in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates for such Certificate Group (other than the related Class X and Class P Certificates, if any) pro rata, based upon their respective Class Certificate Balances.

      On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Group I Loans and Group II Loans will be allocated pro rata among the Classes of Group I and Group II Certificates (other than the related Class P Certificates, if any) based upon their respective Class Principal Balances. ....

      Because principal distributions are paid to certain Classes of Group I Senior Certificates before other Classes of Senior Certificates for such Certificate Group, holders of such Senior Certificates that are entitled to

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

receive principal later for such Certificate Group bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

                                      * * *

      On each Distribution Date, if the aggregate Class Principal Balance of all Group I and Group II Certificates exceeds the aggregate Stated Principal Balance of the Group I and Group II Loans (after giving effect to distributions of principal and the allocation of all losses to the Group I and Group II Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

                                      * * *

      Investors in the Group I Senior and Class IIPP-A Certificates should be aware that because the Group C-B Certificates represent interests in both the Group I and Group II Loans, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one of such Loan Groups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

      [Generally, the characteristics of the Group I Loans are substantially similar to those of the Group II Loans.]

                                      * * *

      In general, a "Realized Loss" means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the applicable Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount, and (iii) Fraud Losses in excess of the applicable Fraud Loss Coverage Amount. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation....

      A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the [related disclosure documentation].

      The Group C-B Subordinate Certificates will provide protection to the Group I and Group II Certificates of higher relative priority against (i) Bankruptcy Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $100,000 (the "Group I/Group II Bankruptcy Loss Coverage Amount"), (ii) Fraud Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $6,023,430 (the "Group I/Group II Fraud Loss Coverage Amount") and (iii) Special Hazard Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $4,635,265 (the "Group I/Group II Special Hazard Loss Coverage Amount").

                                      * * *

      As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. . . . In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy

                                  EXHIBIT A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-2 (cont'd)

proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. . . .

                     EXCERPTS FROM THE UNDERLYING SUPPLEMENT
                RELATING TO FIRST NATIONWIDE TRUST SERIES 1999-3(1)

                                THE MORTGAGE POOL

General

                                      * * *

      Certain information with respect to the Mortgage Loans to be included in the mortgage pool (the "Mortgage Pool") is set forth below. Prior to April 29, 1999 (the "Closing Date"), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans in the related Loan Group as of [April 1, 1999 (the "Cut-off Date")] and have been rounded in order to total 100%.

      As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $849,658,723 (the "Cut-off Date Pool Principal Balance"). [The Mortgage Pool consists of three groups (each, a "Loan Group") of Mortgage Loans: the "Group I Loans," the "Group II Loans" and the "Group III Loans." (2) As of the Cut-off Date, the Group I Loans consisted of 1,183 Mortgage Loans with an aggregate Stated Principal Balance of approximately $407,897,647. As of the Cut-off Date, the Group II Loans consisted of 486 Mortgage Loans with an aggregate Stated Principal Balance of approximately $136,717,984.]

      The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). The Mortgage Loans to be included in the Mortgage Pool were originated or acquired by the Sellers in the normal course of their business and substantially in accordance with the underwriting criteria specified herein. At origination, the
Group I Loans had stated terms to maturity which ranged from 20 to 30 years....
Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ("Scheduled Payments") either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.... [Each] of the First Nationwide Loans impose certain penalties for early prepayments (except for prepayments due to the sale of the Mortgaged Property) (each, a "Prepayment Penalty Loan"). During a specified period for each Prepayment Penalty Loan lasting anywhere from one to five years after the origination thereof (the "Penalty Period"), the Mortgagor may not prepay more than 20% of the original principal amount of such Mortgage Loan in any twelve month period without incurring a penalty. With respect to each Prepayment Penalty Loan, the penalty is equal to the lesser of (i) six months' interest on such excess and (ii) the amount authorized by applicable law. No penalty will be imposed after the Penalty Period.

      Each Group I Loan [had] a first payment date on or after March 1, 1998....

----------
(1) In this excerpt, the related Underlying Security is referred to as the "Class IPP-A Certificates" and the Underlying Mortgage Loans are referred to as the "Group I Loans." Distributions of interest and principal to the Group I Senior Certificates, including the Class IPP-A Certificates, will be based on payments received or advanced with respect to the Group I Loans.

(2) The Group I Loans and the Group II Loans are collectively referred to as the "First Nationwide Loans" in this excerpt.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

      [As of the Cut-off Date, 45.41% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under a "reduced documentation" program. See "--Underwriting Standards" herein.]

      The latest stated maturity date of any Group I Loan is April 1, 2029, and the earliest stated maturity date of any Group I Loan is April 1, 2019....

                                      * * *

      No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

      [As of the Cut-off Date, all of the Group I Loans had Loan-to-Value Ratios at origination of 95% or less, and the weighted average Loan-to-Value Ratio, by aggregate Stated Principal Balances of the Group I Loans, was approximately 70.05%. As of the Cut-off Date, approximately 6.97%, 5.61% and 0.84% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, had original Loan-to-Value Ratios in excess of 80%, 85% and 90%, respectively.] Except for 27 Mortgage Loans, representing approximately 2.60% of the Cut-off Date Pool Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") or any nationally recognized statistical rating organization or the Group PMI Policy (as defined below). Each primary mortgage guaranty insurance policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See "--Underwriting Standards" herein.

                                      * * *

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

                                      * * *

Underwriting Standards

      The Mortgage Loans have either been originated by a Seller or purchased by a Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with a Seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

      All of the Mortgage Loans are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration or which do not qualify for sale to FNMA or FHLMC). The underwriting standards applicable to the Mortgage Loans typically

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

differ from, and are generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, Loan-to-Value Ratios, borrower income, borrower credit history, borrower employment history, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from these of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the Depositor nor any affiliate has re-underwritten any Mortgage Loan. In addition, neither First Nationwide nor any affiliate has re-underwritten any First Nationwide Loan that was purchased by First Nationwide rather than originated by First Nationwide....

      Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the Mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain Mortgagors with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

      Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the Mortgagor's monthly income (if required to be stated) will be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the Mortgaged Property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than a specified percentage of the prospective Mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the Loan-to-Value Ratio of the Mortgage Loan. The originator may also consider the amount of liquid assets available to the Mortgagor after origination.

      Certain of the Mortgage Loans have been originated under "reduced documentation" ... programs which require less documentation and verification than do traditional "full documentation" programs. Generally, under a "reduced documentation" program, no verification of a mortgagor's stated income is undertaken by the originator ... The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

      [As of the Cut-off Date, 45.41% of the Group I Loans, by aggregate Stated Principal Balances of the Group I Loans, were originated under a "reduced documentation" program.]

      The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

                                      * * *

Voting Rights

      Voting rights of the Trust Fund in general will be allocated 1% to each Class of Notional Amount Certificates with the balance allocated among the other Classes of Certificates based upon their respective Class Principal Balances.

                         DESCRIPTION OF THE CERTIFICATES

General

      The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the
Certificates will be issued....

      The Mortgage Pass-Through Certificates, Series 1999-3 will consist of the Class IPP-A, Class IIPP-A-1, Class IIPP-A-2, Class IIPP-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 Class III-A-5, Class III-A-6, Class II-P, Class III-P, Class III-X and Class A-R Certificates (collectively, the "Senior Certificates") and the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates (collectively, the "Subordinate Certificates"). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the "Certificates." Only the Senior Certificates and the Class C-B-1, Class C-B-2, Class C-B-3, Class III-B-1, Class III-B-2 and Class III-B-3 Certificates (collectively, the "Offered Certificates") are offered [by the related disclosure documentation]. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described [in the related prospectus supplement(1)].

      The "Class Principal Balance" of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Subordinate Certificates any amounts allocated to such Class in reduction of its Class Principal Balance in respect of payment of Class PO Deferred Amounts or certain other adjustments, each as described below under "--Allocation of Losses." The Notional Amount Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

      The [Group I] Senior Certificates ... will evidence in the aggregate an initial beneficial ownership interest of approximately 96.10% ... of the [Group
I] Loans ... as of the Closing Date....

      [The Certificates are divided into three Certificate groups (each, a "Certificate Group"): the Group I Certificates, the Group II Certificates and the Group III Certificates. The "Group I Certificates" consist of the Class IPP-A Certificates and the Group C-B Certificates. The "Group C-B Certificates" consist of the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.]

                                      * * *

----------
(1) The related prospectus supplement indicates that the Class IPP-A Certificates have an initial Class Principal Balance of $391,989,639 and a Pass-Through Rate of 6.500% per annum.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

Distributions

      Distributions on the Certificates will be made by the Trustee on the 19th day of each month, with respect to the Group I ... Certificates..., or if ... such day is not a business day, on the first business day thereafter, commencing in May 1999 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the "Record Date").

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Notional Amount Certificate or who holds Certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

Priority of Distributions Among Certificates

      Distributions with respect to a Certificate Group will in general be made to the extent of the Available Funds for the related Loan Group in the order and priority as follows: (1) first, to the related Class P Certificates, if any, a certain portion of the principal received in respect of each related Class P Mortgage Loan, as described in "--Distributions of Principal" herein; (2) second, to the Senior Certificates of such Certificate Group entitled to interest, accrued and unpaid interest, as described in "--Interest" herein; (3) third, to the Senior Certificates of such Certificate Group entitled to principal (other than the related Class P Certificates, if any), principal in the order described for the Senior Certificates of such Certificate Group as set forth in "--Distributions of Principal--Senior Principal Distribution Amount;"
(4) fourth, to the Class P Certificates, if any, of such Certificate Group, any related Class PO Deferred Amounts; (5) fifth, to each Class of Subordinate Certificates of such Certificate Group, interest and then principal in increasing order of numerical Class designation, with both interest and principal being paid to one Class before any payments are made to the next Class; provided, however, that since the Group C-B Certificates relate to the Group I and Group II Loans, such Certificates receive payments from the remaining Available Funds for the Group I and Group II Loans; and (6) sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

                                      * * *

      "Available Funds" with respect to any Distribution Date and the Mortgage Loans in a Loan Group will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the related Prepayment Period applicable to such Distribution Date, exclusive of prepayment penalties; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by a Seller or a Servicer as of such Distribution Date, reduced (in the case of clauses (i) through (iv) above) by amounts in reimbursement for Advances previously made and other amounts as to which each Servicer is entitled to be reimbursed pursuant to the Agreement; and (v) any amounts payable as Compensating Interest by such Servicer on such Distribution Date relating to such Mortgage Loans.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

Distributions of Interest

      The Pass-Through Rate for each interest-bearing Class of Offered Certificates for each Distribution Date (the "Pass-Through Rate") is as set forth or described [in the related prospectus supplement(1)].

                                      * * *

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Principal Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Class P Certificates will not bear interest.

      With respect to each Distribution Date, the "Interest Accrual Period" for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

      The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by "Net Interest Shortfalls" experienced by the related Loan Group or, with respect to the Group C-B Certificates, the related Loan Groups, for such Distribution Date.

      With respect to any Distribution Date, the "Net Interest Shortfall" for a Loan Group is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan in such Loan Group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the applicable Subordinate Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all Classes of Certificates in the related Certificate Group entitled to receive distributions of interest on such Distribution Date from the related Loan Group, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date in respect of such Loan Group before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount of interest a Class of Group C-B Certificates would otherwise be entitled to receive from either the Group I or Group II Loans before taking into account any such reduction will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Principal Balance) of the applicable Group C-B Loan Group Component Balance for such Distribution Date. A "Relief Act Reduction" is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of
1940.... With respect to any Distribution Date, the "Net Prepayment Interest
Shortfall" for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the related Loan Group during the applicable Prepayment Period applicable to such Distribution Date exceeds the available Compensating Interest for such Loan Group for such period. A "Prepayment Interest Shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

      Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

----------
(1) The related prospectus supplement indicates that the Class IPP-A Certificates have a Pass-Through Rate of 6.500% per annum.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

      In the event that, on a particular Distribution Date, Available Funds for a Loan Group applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates of the related Certificate Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans for the related Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

Distributions of Principal

      General. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Funds to the extent and in the priority described herein. See "--Priority of Distributions Among Certificates" herein. The Group I Senior ... Certificates [generally] will receive principal collected from the Group I ...
Loans....

      For any Distribution Date and Loan Group, the "Principal Payment Amount" is the sum with respect to the Mortgage Loans in such Loan Group of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date,
(ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date and Loan Group, the "Principal Prepayment Amount" is the sum with respect to the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

      With respect to each Distribution Date and each Payoff with respect to a First Nationwide Loan, the related "Prepayment Period" will be the calendar month preceding the month in which the related Distribution Date occurs.... With respect to each Distribution Date and each Curtailment, the related "Prepayment Period" will be the month preceding the month in which the related Distribution Date occurs.

      "Liquidation Principal" is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any. A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

      The Notional Amount Certificates will not be entitled to receive any distributions of principal.

      Senior Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group for such Distribution Date, will be distributed as principal:

            (A) with respect to the Group I Certificates, to the Class IPP-A Certificates, until the Class Principal Balance thereof has been reduced to zero;...

                                      * * *

      The "Senior Credit Support Depletion Date" for a Certificate Group is the date on which the aggregate Class Principal Balance of the Group C-B Certificates, in the case of the Group I and Group II Certificates... has been reduced to zero.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

      The "Senior Principal Distribution Amount" for any Distribution Date and Certificate Group will equal the sum of (i) the related Senior Percentage of the Principal Payment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), and (iii) the Senior Liquidation Amount for the related Loan Group.

      The "Senior Liquidation Amount" for a Loan Group is the aggregate, for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage for the related Certificate Group of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage for the related Certificate Group of the Liquidation Principal with respect to such Mortgage Loan.

      "Stated Principal Balance" means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (to the extent allocable to principal) received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

      The "Senior Percentage" for any Distribution Date for a Certificate Group is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Balance of the Classes of Senior Certificates of such Certificate Group (other than the related Class P Certificates, if any) immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (less the applicable Class P Principal Balance, if any), as of the Due Date in the month of such Distribution Date; provided, however, in no event will the Senior Percentage for a Certificate Group exceed 100%. The "Subordinate Percentage" for a Certificate Group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such date.

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, such Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates in a Certificate Group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance of the applicable Loan Group evidenced by the related Class or Classes of Subordinate Certificates in such Certificate Group. Increasing the respective interest of such Subordinate Certificates relative to that of the related Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

      The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates of such Certificate Group, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%). In the event the Senior Prepayment Percentage for the Group I or Group II Certificates will once again equal 100% in accordance with the parenthetical in the preceding sentence, the Senior Prepayment Percentage for the other Certificate Group will also equal 100%.

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

      Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates of a Certificate Group as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) with respect to each Certificate Group, the outstanding principal balance of the related Mortgage Loans, delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of, with respect to the Group I or Group II Certificates, the related Group C-B Loan Group Component Balance as of such Distribution Date ..., is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate principal balance of, with respect to the Group I Certificates or Group II Certificates, the related Group C-B Loan Group Component Balance ..., as of the Closing Date (each, an "Original Subordinate Principal Balance"), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance. In the event that the Senior Prepayment Percentage for the Group I or Group II Certificates is not permitted to reduce due to the limitations set forth above, the Senior Prepayment Percentage for the other Certificate Group will also be prevented from any such reduction.

      If on any Distribution Date the allocation to the Class of Senior Certificates of a Certificate Group then entitled to distributions of Payoffs and Curtailments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of such Class below zero, the distribution to such Class of Certificates of the related Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

                                      * * *

      Subordinate Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Subordinate Principal Distribution Amount for such Distribution Date and Certificate Group, will be distributed as principal of the related Class or Classes of Subordinate Certificates. Except as provided in the following paragraph, each Class of Subordinate Certificates in a Certificate Group will be entitled to receive its pro rata share (based upon its respective Class Principal Balance) of such Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for the related Loan Group (which, in the case of the Group C-B Certificates, is the remaining Available Funds for the Group I and Group II Loans) for distribution of principal of such Class. Distributions of principal of the Subordinate Certificates of a Certificate Group will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designation (beginning with the Class with the lowest numerical Class designation) until each such Class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for such Certificate Group for such Distribution Date.

      With respect to each Class of Subordinate Certificates in a specified Certificate Group, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distributions of Payoffs and Curtailments with respect to the related Loan Group or Loan Groups, in the case of the Group C-B Certificates, will be made to any Class or Classes of Subordinate Certificates in the related Certificate Group junior to such Class (the "Restricted Classes") and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates in such Certificate Group, pro rata, based upon their respective Class Principal Balances.

      The "Subordination Level" on any Distribution Date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group, in each case immediately prior to such Distribution Date.

      The "Subordinate Principal Distribution Amount" for any Distribution Date and the Group C-B Certificates will equal (A) the sum of (i) the Subordinate Percentage for the Group I Certificates of the Principal Payment Amount for the Group I Loans, (ii) the Subordinate Percentage for the Group II Certificates of the Principal Payment Amount for the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount), (iii) the Subordinate Prepayment Percentage for the Group I Certificates of the Principal Prepayment Amount for the Group I Loans, (iv) the Subordinate Prepayment Percentage for the Group II Certificates of the Principal Prepayment Amount for the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount) and (v) the Subordinate Liquidation Amount for the Group I and Group II Loans less (B) the sum of (x) the Class PO Deferred Amounts required to be paid to the Class II-P Certificates on such Distribution Date, (y) in the event that the Class Principal Balance of either the Group I or Group II Senior Certificates has been reduced to zero, principal paid from Available Funds of the Loan Group related to such Certificate Group to the other Certificate Group as described in [the related prospectus supplement] and (z) the amounts in respect of principal paid from Available Funds of any Overcollateralized Group to any Undercollateralized Group, as described in [the related prospectus supplement].

      Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts in respect of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

      The "Subordinate Liquidation Amount" for a Loan Group will equal the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans in such Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

                                      * * *

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive Available Funds for any Loan Group remaining after payment of interest and principal on the Senior Certificates, Class PO Deferred Amounts on the Class P Certificates, if any, and interest and principal on the Subordinate Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Allocation of Losses

                                      * * *

      On each Distribution Date, any Realized Loss (other than the Class P Fraction thereof, if applicable), other than any Excess Loss, experienced by a Loan Group will be allocated first to the Subordinate Certificates for the related Certificate Group, in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates for such Certificate Group (other than the related Notional Amount and Class P Certificates, if any) pro rata, based upon their respective Class Principal Balances.

      On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Group I ... Loans will be allocated pro rata among the Classes of Group I ... Certificates ... based upon their respective Class Principal Balances....

                                      * * *

                                  Exhibit A--Excerpts from Underlying Supplement
                       Relating to First Nationwide Trust Series 1999-3 (cont'd)

      On each Distribution Date, if the aggregate Class Principal Balance of all Group I and Group II Certificates exceeds the aggregate Stated Principal Balance of the Group I and Group II Loans (after giving effect to distributions of principal and the allocation of all losses to the Group I and Group II Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

                                      * * *

      Investors in the Group I Senior and Group II Senior Certificates should be aware that because the Group C-B Certificates represent interests in both the Group I and Group II Loans, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one of such Loan Groups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

      [Generally, the characteristics of the Group I Loans are substantially similar to those of the Group II Loans.]

      In general, a "Realized Loss" means, either (i) a Bankruptcy Loss or (ii) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are (i) Special Hazard Losses in excess of the applicable Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount, and (iii) Fraud Losses in excess of the applicable Fraud Loss Coverage Amount. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Fraud Losses" are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation....

      A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the [related disclosure documentation].

                                      * * *

      The Group C-B Certificates will provide protection to the Group I and Group II Certificates of higher relative priority against (i) Bankruptcy Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $144,715.45 (the "Group I/Group II Bankruptcy Loss Coverage Amount"), (ii) Fraud Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $10,892,321.65 (the "Group I/Group II Fraud Loss Coverage Amount") and (iii) Special Hazard Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $8,099,343.01 (the "Group I/Group II Special Hazard Loss Coverage Amount").

                                      * * *

      As used herein, a "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan....... In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan .......

                                    EXHIBIT B
                                    ---------

                        REMITTANCE DATE STATEMENT FOR THE
                      FIRST NATIONWIDE TRUST SERIES 1998-3
                         FEBRUARY 2000 DISTRIBUTION DATE

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------
                                    Certificate                   Pass
                          Class        Rate        Beginning     Through
  Class     Cusip      Description     Type         Balance      Rate (%)
---------------------------------------------------------------------------
 IPP-A-1   23321PT65     Senior     Fix-30/360  492,823,327.41   6.500000
 IIPP-A-1  23321PT73     Senior     Fix-30/360   38,784,326.63   6.500000
   I-P     23321PT81    Strip PO    Fix-30/360       87,581.38   0.000000
   I-X     23321PT99    Strip IO    Fix-30/360   25,784,481.69   6.500000
   II-X    23321PU22    Strip IO    Fix-30/360    2,337,577.65   6.500000
   A-R     23321PU30     Senior     Fix-30/360            0.00   6.500000
---------------------------------------------------------------------------
  C-B-1    23321PU48     Junior     Fix-30/360    8,395,337.84   6.500000
  C-B-2    23321PU55     Junior     Fix-30/360    5,789,887.69   6.500000
  C-B-3    23321PU63     Junior     Fix-30/360    2,605,449.16   6.500000
  C-B-4    23321PU71     Junior     Fix-30/360    1,736,966.11   6.500000
  C-B-5    23321PU89     Junior     Fix-30/360    1,447,471.43   6.500000
  C-B-6    23321PU97     Junior     Fix-30/360    1,737,265.17   6.500000
---------------------------------------------------------------------------
  Totals                                        553,407,612.82
---------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                                       Current                Cumulative
             Principal      Interest        Total     Realized       Ending    Realized
  Class     Distribution  Distribution  Distribution   Losses       Balance     Losses
----------------------------------------------------------------------------------------
 IPP-A-1    2,924,425.07  2,669,459.69  5,593,884.76    0.00   489,898,902.34    0.00
 IIPP-A-1      46,134.23    210,081.77    256,216.00    0.00    38,738,192.40    0.00
   I-P            111.15          0.00        111.15    0.00        87,470.23    0.00
   I-X              0.00    139,665.94    139,665.94    0.00    25,605,156.74    0.00
   II-X             0.00     12,661.88     12,661.88    0.00     2,335,001.75    0.00
   A-R              0.00          0.00          0.00    0.00             0.00    0.00
----------------------------------------------------------------------------------------
  C-B-1         7,864.22     45,474.75     53,338.96    0.00     8,387,473.63    0.00
  C-B-2         5,423.60     31,361.89     36,785.49    0.00     5,784,464.10    0.00
  C-B-3         2,440.62     14,112.85     16,553.47    0.00     2,603,008.54    0.00
  C-B-4         1,627.08      9,408.57     11,035.65    0.00     1,735,339.03    0.00
  C-B-5         1,355.90      7,840.47      9,196.37    0.00     1,446,115.53    0.00
  C-B-6         1,604.10      9,410.19     11,014.29   23.26     1,735,637.81   64.54
----------------------------------------------------------------------------------------
  Totals    2,990,985.97  3,149,478.00  6,140,463.96   23.26   550,416,603.61   64.54
----------------------------------------------------------------------------------------

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                          Principal Distribution Detail

-------------------------------------------------------------------------------------------------
                                     Original        Beginning        Scheduled
                                    Certificate     Certificate       Principal        Accretion
     Class            Cusip           Balance         Balance       Distribution       Principal
-------------------------------------------------------------------------------------------------
    IPP-A-1         23321PT65    524,317,220.00    492,823,327.41    2,924,425.07        0.00
-------------------------------------------------------------------------------------------------
   IIPP-A-1         23321PT73     41,507,740.00     38,784,326.63       46,134.23        0.00
-------------------------------------------------------------------------------------------------
      I-P           23321PT81         89,462.88         87,581.38          111.15        0.00
-------------------------------------------------------------------------------------------------
      I-X           23321PT99     27,715,898.00     25,784,481.69            0.00        0.00
-------------------------------------------------------------------------------------------------
     II-X           23321PU22      2,541,637.00      2,337,577.65            0.00        0.00
-------------------------------------------------------------------------------------------------
      A-R           23321PU30            100.00              0.00            0.00        0.00
-------------------------------------------------------------------------------------------------
     C-B-1          23321PU48      8,525,470.00      8,395,337.84        7,864.22        0.00
-------------------------------------------------------------------------------------------------
     C-B-2          23321PU55      5,879,634.00      5,789,887.69        5,423.60        0.00
-------------------------------------------------------------------------------------------------
     C-B-3          23321PU63      2,645,835.00      2,605,449.16        2,440.62        0.00
-------------------------------------------------------------------------------------------------
     C-B-4          23321PU71      1,763,890.00      1,736,966.11        1,627.08        0.00
-------------------------------------------------------------------------------------------------
     C-B-5          23321PU89      1,469,908.00      1,447,471.43        1,355.90        0.00
-------------------------------------------------------------------------------------------------
     C-B-6          23321PU97      1,763,893.00      1,737,265.17        1,604.10        0.00
-------------------------------------------------------------------------------------------------
    Totals                       587,963,152.88    553,407,612.82    2,990,985.97        0.00
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                Unscheduled                                         Ending           Ending
                 Principal     Net Principal       Current        Certificate     Certificate
     Class      Adjustments     Distribution   Realized Losses      Balance          Factor
------------------------------------------------------------------------------------------------
    IPP-A-1          0.00      2,924,425.07          0.00       489,898,902.34   0.93435592739
------------------------------------------------------------------------------------------------
   IIPP-A-1          0.00         46,134.23          0.00        38,738,192.40   0.93327635763
------------------------------------------------------------------------------------------------
      I-P            0.00            111.15          0.00            87,470.23   0.97772656174
------------------------------------------------------------------------------------------------
      I-X            0.00              0.00          0.00        25,605,156.74   0.92384366341
------------------------------------------------------------------------------------------------
     II-X            0.00              0.00          0.00         2,335,001.75   0.91869993611
------------------------------------------------------------------------------------------------
      A-R            0.00              0.00          0.00                 0.00   0.00000000000
------------------------------------------------------------------------------------------------
     C-B-1           0.00          7,864.22          0.00         8,387,473.63   0.98381363448
------------------------------------------------------------------------------------------------
     C-B-2           0.00          5,423.60          0.00         5,784,464.10   0.98381363469
------------------------------------------------------------------------------------------------
     C-B-3           0.00          2,440.62          0.00         2,603,008.54   0.98381363312
------------------------------------------------------------------------------------------------
     C-B-4           0.00          1,627.08          0.00         1,735,339.03   0.98381363499
------------------------------------------------------------------------------------------------
     C-B-5           0.00          1,355.90          0.00         1,446,115.53   0.98381363558
------------------------------------------------------------------------------------------------
     C-B-6           0.00          1,604.10         23.26         1,735,637.81   0.98398134831
------------------------------------------------------------------------------------------------
    Totals           0.00      2,990,985.97         23.26       550,416,603.61
------------------------------------------------------------------------------------------------

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                          Interest Distribution Detail

-----------------------------------------------------------------------------------
                     Beginning          Pass            Accrued        Cumulative
                    Certificate        Through          Optimal          Unpaid
      Class           Balance         Rate (%)         Interest         Interest
-----------------------------------------------------------------------------------
     IPP-A-1       492,823,327.41     6.500000        2,669,459.69        0.00
    IIPP-A-1        38,784,326.63     6.500000          210,081.77        0.00
       I-P              87,581.38     0.000000                0.00        0.00
       I-X          25,784,481.69     6.500000          139,665.94        0.00
      II-X           2,337,577.65     6.500000           12,661.88        0.00
       A-R                   0.00     6.500000                0.00        0.00
-----------------------------------------------------------------------------------
      C-B-1          8,395,337.84     6.500000           45,474.75        0.00
      C-B-2          5,789,887.69     6.500000           31,361.89        0.00
      C-B-3          2,605,449.16     6.500000           14,112.85        0.00
      C-B-4          1,736,966.11     6.500000            9,408.57        0.00
      C-B-5          1,447,471.43     6.500000            7,840.47        0.00
      C-B-6          1,737,265.17     6.500000            9,410.19        0.00
-----------------------------------------------------------------------------------
     Totals        553,407,612.82                     3,149,478.00        0.00
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                       Total                         Unscheduled
                     Deferred         Interest     Net Prepayment      Interest     Interest
      Class          Interest           Due         Int Shortfall     Adjustment      Paid
-----------------------------------------------------------------------------------------------
     IPP-A-1            0.00       2,669,459.69         0.00             0.00     2,669,459.69
    IIPP-A-1            0.00         210,081.77         0.00             0.00       210,081.77
       I-P              0.00               0.00         0.00             0.00             0.00
       I-X              0.00         139,665.94         0.00             0.00       139,665.94
      II-X              0.00          12,661.88         0.00             0.00        12,661.88
       A-R              0.00               0.00         0.00             0.00             0.00
-----------------------------------------------------------------------------------------------
      C-B-1             0.00          45,474.75         0.00             0.00        45,474.75
      C-B-2             0.00          31,361.89         0.00             0.00        31,361.89
      C-B-3             0.00          14,112.85         0.00             0.00        14,112.85
      C-B-4             0.00           9,408.57         0.00             0.00         9,408.57
      C-B-5             0.00           7,840.47         0.00             0.00         7,840.47
      C-B-6             0.00           9,410.19        00.00             0.00         9,410.19
-----------------------------------------------------------------------------------------------
     Totals             0.00       3,149,478.00         0.00             0.00     3,149,478.00
-----------------------------------------------------------------------------------------------

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------
                          Original                                                                                    Pass
                         Certificate     Beginning Cert.       Principal       Interest         Ending Cert.        Through
  Class       Cusip        Balance       Notional Balance     Distribution   Distribution     Notional Balance      Rate (%)
----------------------------------------------------------------------------------------------------------------------------
 IPP-A-1    23321PT65   524,317,220.00     939.933514687       5.577587296    5.091306538        934.355927391      6.500000
IIPP-A-1    23321PT73    41,507,740.00     934.387818480       1.111460853    5.061267350        933.276357627      6.500000
   I-P      23321PT81        89,462.88     978.968978453       1.242416709    0.000000000        977.726561744      0.000000
   I-X      23321PT99    27,715,898.00     930.313774703       0.000000000    5.039199613        923.843663408      6.500000
  II-X      23321PU22     2,541,637.00     919.713415912       0.000000000    4.981781003        918.699936112      6.500000
   A-R      23321PU30           100.00       0.000000000       0.000000000    0.000000000          0.000000000      6.500000
----------------------------------------------------------------------------------------------------------------------------
  C-B-1     23321PU48     8,525,470.00     984.736072250       0.922437773    5.333987058        983.813634478      6.500000
  C-B-2     23321PU55     5,879,634.00     984.736072464       0.922437773    5.333987059        983.813634692      6.500000
  C-B-3     23321PU63     2,645,835.00     984.736070895       0.922437771    5.333987051        983.813633123      6.500000
  C-B-4     23321PU71     1,763,890.00     984.736072760       0.922437773    5.333987061        983.813634987      6.500000
  C-B-5     23321PU89     1,469,908.00     984.736073351       0.922437774    5.333987064        983.813635578      6.500000
  C-B-6     23321PU97     1,763,893.00     984.903943336       0.909409263    5.334896360        983.981348311      6.500000
----------------------------------------------------------------------------------------------------------------------------
 Totals                 587,963,152.88     941.228391795       5.087029613    5.356590774        936.141322656
----------------------------------------------------------------------------------------------------------------------------

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Pool Level Data                                                                    2/19/00
Distribution Date                                                                   7/1/98
Cut-off Date                                                                        2/1/00
Determination Date                                                                  1/1/00
Accrual Period            Begin                                                     2/1/00
                          End
Number of Days in Accrual
Period                                                                                  31

----------------------
Collateral Information
----------------------

Group 1
-------

Cut-off Date Balance                                                                  0.00

Beginning Aggregate Pool Stated Principal Balance                           513,030,147.37
Ending Aggregate Pool Stated Principal Balance                              510,086,746.05

Beginning Aggregate Certificate Stated Principal Balance                    553,407,612.83
Ending Aggregate Certificate Stated Principal Balance                       550,416,603.62

Beginning Aggregate Loan Count                                                        1471
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                    0
Agreement

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Ending Aggregate Loan Count                                                1471

Beginning Weighted Average Loan Rate (WAC)                             7.255627%
Ending Weighted Average Loan Rate (WAC)                                7.254890%

Beginning Net Weighted Average Loan Rate                               6.825524%
Ending Net Weighted Average Loan Rate                                  6.825119%

Weighted Average Maturity (WAM) (Months)                                    340

Servicer Advances                                                             0

Aggregate Pool Prepayment                                          2,462,340.24
Pool Prepayment Rate                                                 5,6099 CPR

Group 2
-------

Cut-Off Date Balance                                                       0.00

Beginning Aggregate Pool Stated Principal Balance                 40,377,465.46
Ending Aggregate Pool Stated Principal Balance                    40,329,857.57

Beginning Aggregate Certificate Stated Principal Balance         553,407,612.83
Ending Aggregate Certificated Stated Principal Balance           550,416,603.62

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Beginning Aggregate Loan Count                                                         252
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing                    1
Agreement
Ending Aggregate Loan Count                                                            251

Group 2
-------

Beginning Weighted Average Loan Rate (WAC)                                        7.318553%
Ending Weighted Average Loan Rate (WAC)                                           7.318593%

Beginning Net Weighted Average Loan Rate                                          6.876258%
Ending Net Weighted Average Loan Rate                                             6.876287%

Weighted Average Maturity (WAM) (Months)                                               341

Servicer Advances                                                                     0.00

Aggregate Pool Prepayment                                                        10,258.52
Pool Prepayment Rate                                                            0.3045 CPR

Certificate Account

Beginning Balance                                                                     0.00

Deposit

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Payments of Interest and Principal                                            6,329,183.14
Liquidation Proceeds                                                                  0.00
All Other Proceeds                                                                    0.00
Other Amounts                                                                         0.00

Total Deposits                                                                6,329,183.14

Withdrawals
Reimbursement of Servicer Advances                                                    0.00
Payment of Master Servicer Fees                                                 259,401.34
Payment of Sub Servicer Fees                                                     81,623.94
Payment of Other Fees                                                           190,563.89
Payment of Insurances Premium(s)                                                      0.00
Payment of Personal Mortgage Insurance                                                0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                      0.00
Payment of Principal and Interest                                             6,140,463.94
                                                                              ------------
Total Withdrawals                                                             6,672,053.11

Ending Balance                                                                 -152,306.08

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                         8,197.99
Compensation for Gross PPIS from Servicing Fees                                   8,197.99
Other Gross PPIS Compensation                                                         0.00
                                                                              ------------

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Total Net PPIS (Non-Supported PPIS)                                         0.00

Master Servicing Fees Paid                                            259,401.34
Sub Servicing Fees Paid                                                81,623.94
Insurance Premium(s) Paid                                                   0.00
Personal Mortgage Insurance Fees Paid                                       0.00
Other Fees Paid                                                       190,563.89

Total Fees                                                            531,589.17

           -----------------------
           Delinquency Information
           -----------------------

Group 1
-------

Delinquency                                     30-59 Days               60-89 Days                90+ Days               Totals
Scheduled Principal Balance                           0.00                     0.00                    0.00                 0.00
Percentage of Total Pool Balance                 0.000000%                0.000000%               0.000000%            0.000000%
Number of Loans                                          0                        0                       0                    0
Percentage of Total Loans                        0.000000%                0.000000%               0.000000%            0.000000%

Foreclosure
Scheduled Principal Balance                           0.00                     0.00                    0.00                  0.0
Percentage of Total Pool Balance                 0.000000%                0.000000%               0.000000%            0.000000%
Number of Loans                                          0                        0                       0                    0

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Percentage of Total Loans                        0.000000%                0.000000%               0.000000%            0.000000%

Bankruptcy
Scheduled Principal Balance                           0.00                     0.00                    0.00                 0.00
Percentage of total Pool Balance                 0.000000%                0.000000%               0.000000%            0.000000%
Number of Loans                                          0                        0                       0                    0
Percentage of Total Loans                        0.000000%                0.000000%               0.000000%            0.000000%

REO
Scheduled Principal Balance                           0.00                     0.00                    0.00                 0.00
Percentage of Total Pool Balance                 0.000000%                0.000000%               0.000000%            0.000000%
Number of Loans                                          0                                                0                    0
Percentage of Total Loans                        0.000000%                0.000000%               0.000000%            0.000000%

Book Value of all REO Loans                                                                                                 0.00
Percentage of Total Pool Balance                                                                                       0.000000%

Current Realized Losses                                                                                                     0.00
Additional Gains (Recoveries)/Losses                                                                                        0.00
Total Realized Losses                                                                                                       0.00

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Group 2
-------

Delinquency                                     30-59 Days            60-89 Days                   90+ Days               Totals
-----------                                     ----------            ----------                   --------               ------
Scheduled Principal Balance                           0.00                  0.00                       0.00                 0.00
Percentage of Total Pool Balance                 0.000000%              0.00000%                  0.000000%            0.000000%
Number of Loans                                          0                     0                          0                    0
Percentage of Total Loans                        0.000000%              0.00000%                  0.000000%            0.000000%

Foreclosure
-----------

Scheduled Principal Balance                           0.00                  0.00                       0.00                 0.00
Percentage of Total Pool Balance                 0.000000%              0.00000%                  0.000000%            0.000000%
Number of Loans                                          0                     0                          0                    0
Percentage of Total Loans                        0.000000%              0.00000%                  0.000000%            0.000000%

Bankruptcy
----------

Scheduled Principal Balance                           0.00                  0.00                       0.00                 0.00
Percentage of Total Pool Balance                 0.000000%              0.00000%                  0.000000%            0.000000%
Number of Loans                                          0                     0                          0                    0
Percentage of Total Loans                        0.000000%              0.00000%                  0.000000%            0.000000%

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

REO

Scheduled Principal Balance                           0.00                  0.00                       0.00                 0.00
Percentage of Total Pool Balance                 0.000000%              0.00000%                  0.000000%            0.000000%
Number of Loans                                          0                     0                          0                    0
Percentage of Total Loans                        0.000000%              0.00000%                  0.000000%            0.000000%

Book Value of all REO Loans                                                                                                    0
Percentage of Total Pool Balance                                                                                       0.000000%
                                                                                                                               0
Current Realized Losses
Additional Gains                                                                                                            0.00
(Recoveries)/Losses
Total Realized Losses                                                                                                       0.00

         -------------------------------------------
         Subordinated/Credit Enhancement Information
         -------------------------------------------

Protection                                                                                         Original              Current
----------                                                                                         --------              -------

Bankruptcy Loss                                                                                        0.00                 0.00
Bankruptcy Percentage                                                                             0.000000%            0.000000%
Credit/Fraud Loss                                                                                      0.00                 0.00
Credit/Fraud Loss Percentage                                                                      0.000000%            0.000000%

          THE                                         Distribution Date: 2/19/00
        BANK OF
          NEW
         YORK
101 Barclay Street 12E
  New York, NY 10286
 Attn: David Gresser
    212-815-8171

                             First Nationwide Trust
                Mortgage Pass-Through Certificates, Series 1998-3

                 Current Payment Information Factors per $1,000

Special Hazard Loss                                                                                    0.00                 0.00
Special Hazard Loss Percentage                                                                    0.000000%            0.000000%

Credit Support                                                                                     Original              Current
--------------                                                                                     --------              -------

Class A                                                                                      565,914,522.88       528,724,564.98
Class A Percentage                                                                               96.249998%           96.058978%

Class C-B-1                                                                                    8,525,470.00         8,387,473.63
Class C-B-1 Percentage                                                                            1.450001%            1.523841%

Class C-B-2                                                                                    5,879,634.00         5,784.464.10
Class C-B-2 Percentage                                                                            1.000000%            1.050925%

Class C-B-3                                                                                    2,645,835.00         2,603,008.54
Class C-B-3 Percentage                                                                            0.450000%            0.472916%

Class C-B-4                                                                                    1,763,890.00         1,735,339.03
Class C-B-4 Percentage                                                                            0.300000%            0.315277%

Class C-B-5                                                                                    1,469,908.00         1,446,115.53
Class C-B-5 Percentage                                                                           0.2500000%          0.26273131%

Class C-B-6                                                                                    1,763,893.00         1,735,637.81
Class C-B-6 Percentage                                                                            0.300001%            0.315332%

     REMITTANCE DATE STATEMENT FOR THE FIRST NATIONWIDE TRUST SERIES 1999-2
                         JANUARY 2000 DISTRIBUTION DATE

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date:                                   22-Feb-00

------------------------------------
DISTRIBUTION SUMMARY
                                    ----------------------------------------------------------
                                                                  Current
                                                                  Period      Class Accrued
             Original Face    Beginning Current    Principal   Pass-Through      Interest
  Class        Value (1)      Principal Amount   Distribution      Rate      Distributed (2)
----------------------------------------------------------------------------------------------
 IPP-A-1    $181,704,000.00    $174,070,245.05    $429,959.73    6.50000%       $942,880.49
 IPP-A-2     $51,726,000.00     $49,020,793.46    $152,366.68    6.50000%       $265,529.30
 IPP-A-3      $6,232,000.00      $6,232,000.00          $0.00    6.50000%        $33,756.67
 IPP-A-4      $6,433,227.00      $6,433,227.00          $0.00    6.50000%        $34,846.65
 IIPP-A      $41,384,024.00     $39,987,803.18    $ 39,715.17    6.50000%       $216,600.60
 III-A-1     $80,828,061.00     $70,328,601.78    $682,389.18    7.00000%       $410,250.18
   I-P          $139,485.00        $137,313.25        $166.63        NA              NA
 III-X-1      $6,966,931.00      $6,186,767.65          NA       7.00000%        $36,089.48
 III-X-2      $3,529,549.00      $2,640,564.21          NA       7.00000%        $15,403.29
  C-B-1       $6,324,000.00      $6,268,939.64      $5,758.66    6.50000%        $33,956.76
  C-B-2       $3,162,900.00      $3,135,361.99      $2,880.15    6.50000%        $16,983.21
  C-B-3       $1,355,271.00      $1,343,471.23      $1,234.11    6.50000%         $7,277.14
  C-B-4       $1,204,685.00      $1,194,196.33      $1,096.99    6.50000%         $6,468.56
  C-B-5         $602,342.00        $597,097.66        $548.49    6.50000%         $3,234.28
  C-B-6         $903,518.36        $895,652.26        $822.75    6.50000%         $4,851.45
----------------------------------------------------------------------------------------------
    TOTAL:  $381,999,513.36    $359,644,702.83  $1,316,938.54                 $2,028,128.06
----------------------------------------------------------------------------------------------

--------------------
DISTRIBUTION SUMMARY
            ----------------------------------------------------------
                          Realized Loss
             Class Net    of Principal   Certificate   Ending Current
                PPIS         and/or       Interest    Principal Amount
  Class      Allocation    Writedown    Shortfall (3)        (4)
----------------------------------------------------------------------
 IPP-A-1        $0.00         $0.00         $0.00     $173,640,285.32
 IPP-A-2        $0.00         $0.00         $0.00      $48,868,426.78
 IPP-A-3        $0.00         $0.00         $0.00       $6,232,000.00
 IPP-A-4        $0.00         $0.00         $0.00       $6,433,227.00
 IIPP-A         $0.00         $0.00         $0.00      $39,948,088.01
 III-A-1        $0.00         $0.00         $0.00      $69,646,212.60
   I-P             NA         $0.00            NA         $137,146.62
 III-X-1        $0.00         $0.00         $0.00       $6,147,574.15
 III-X-2        $0.00         $0.00         $0.00       $2,604,413.25
  C-B-1         $0.00         $0.00         $0.00       $6,263,180.98
  C-B-2         $0.00         $0.00         $0.00       $3,132,481.84
  C-B-3         $0.00         $0.00         $0.00       $1,342,237.12
  C-B-4         $0.00         $0.00         $0.00       $1,193,099.34
  C-B-5         $0.00         $0.00         $0.00         $596,549.17
  C-B-6         $0.00         $0.00         $0.00         $894,829.51
----------------------------------------------------------------------
    TOTAL:      $0.00         $0.00         $0.00     $358,327,764.29
----------------------------------------------------------------------

(1) Classes III-X-1 and III-X-2 are IO Certs, and the Balances reflected for these Certs are Notional Amounts
(2)   Represents payment of Deferred Amount for Class I-P
(3)   Negative reflects repayment of Interest Shortfalls in prior periods
--------------------------------------------------------------------------------

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date February 22, 2000

------------------------------------------------------------------------------------------------
                      Beginning Current      Principal          Interest        Ending Current
 Class      Cusip      Principal Amount    Distribution        Distribution     Principal Amount
------------------------------------------------------------------------------------------------
IPP-A-1   23321PV62      957.98796422       2.36626453         5.18910145         955.62169969
IPP-A-2   23321PV70      947.70122298       2.94564977         5.13338166         944.75557321
IPP-A-3   23321PV88     1000.00000000       0.00000000         5.41666720        1000.00000000
IPP-A-4   23321PV96     1000.00000000       0.00000000         5.41666725        1000.00000000
 IIPP-A   23321PW20      966.26184008       0.95967396         5.23391829         965.30216612
III-A-1   23321PW38      870.10131024       8.44247866         5.07559101         861.65883158
  I-P     23321PW87      984.43022547       1.19460874              NA            983.23561673
III-X-1   23321PX60      888.01907968           NA             5.18011159         882.39343110
III-X-2   23321PX78      748.13077091           NA             4.36409581         737.88839645
 C-B-1    23321PY28      991.29342821       0.91060405         5.36950664         990.38282416
 C-B-2    23321PY36      991.29343008       0.91060419         5.36950583         990.38282589
 C-B-3    23321PY44      991.29342397       0.91060017         5.36950912         990.38282380
 C-B-4    23321PY85      991.29343355       0.91060319         5.36950323         990.38283037
 C-B-5    23321PY93      991.29341802       0.91059564         5.36950769         990.38282238
 C-B-6    23321PZ27      991.29392346       0.91060684         5.36950904         990.38331662
------------------------------------------------------------------------------------------------

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date February 22, 2000

                         Statement to Certificateholders
        Pooling and Servicing Agreement Section 4.06 Dated March 1, 1999

i)    Number and aggregate Stated Principal
      balance of the Mortgage Loans

                                                        Group 1                Group 2             Group 3              Group 4
                                                        -------                -------             -------              -------
Number of Loans (excluding REO)                                 809                   274                  762                 378
Scheduled Principal Balance                         $246,800,890.06        $41,880,661.27       $77,402,955.92     $129,725,814.38
Scheduled Principal                                     $230,083.47            $35,683.39           $60,599.78          $95,652.89
Principal Prepayment (incl. curtailments)               $363,104.34             $5,678.16          $634,545.82       $1,114,533.33
Insurance Proceeds                                            $0.00                 $0.00                $0.00               $0.00
Purchase Price                                                $0.00                 $0.00                $0.00               $0.00
Substitution Adjustment Amounts                               $0.00                 $0.00                $0.00               $0.00
Liquidation Proceeds                                          $0.00                 $0.00                $0.00               $0.00

ii)   Certificate Group principal percentages

                                                                                                                        Subordinate
                                                           Senior           Senior Prepayment       Subordinate         Prepayment
                                                         Percentage             Percentage          Percentage          Percentage
                                                         ----------             ----------          ----------          ----------
Certificate Group 1                                       95.348763%           100.000000%                  NA                  NA
Certificate Group 2                                       95.386149%           100.000000%                  NA                  NA
Certificate Group C-B (related to Group 1)                       NA                    NA             4.651237%           0.000000%
Certificate Group C-B (related to Group 2)                       NA                    NA             4.613851%           0.000000%
Certificate Group 3                                       90.382516%           100.000000%                  NA                  NA
Certificate Group 4                                       89.784931%           100.000000%                  NA                  NA
Certificate Group D-B (related to Group 3)                       NA                    NA             9.617484%           0.000000%
Certificate Group D-B (related to Group 4)                       NA                    NA            10.215069%           0.000000%

iii) Fees and Penalties

                                                        Group 1                Group 2             Group 3              Group 4
                                                        -------                -------             -------              -------
Servicing Fees                                           53,891.63               8,733.75            18,903.91           35,262.28
Excess Servicing Fees                                    88,860.52              18,005.02                   NA          47,877.97
Prepayment Penalties                                          0.00                   0.00                   NA                  NA

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date February 22, 2000

iv)   Advances (based on Payments made
      through the Determination Date)

                                       Current              Outstanding
                                       -------              -----------
              Group 1                 $753,110.58            $782,974.11
              Group 2                 $115,362.99            $128,707.70
              Group 3                 $450,945.16            $465,142.78
              Group 4                 $842,968.42            $919,941.72
                                    ------------------------------------
              Aggregate             $2,162,387.15          $2,296,766.31

v) Delinquency Information for Mortgage Loans a of the end of the Prior Calendar Month (exclusive of Mortgage Loans in Foreclosure)

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date February 22, 2000

         ---------------------------------------------------------------------------------------------------------------------------
         1-30 Days Delinquent               31-60 Days Delinquent        61-90 Days Delinquent          91 or more Days Delinquent
         ---------------------------------------------------------------------------------------------------------------------------
         Count           Scheduled Balance  Count    Scheduled Balance   Count      Scheduled Balance   Count       Schedule Balance
------------------------------------------------------------------------------------------------------------------------------------
Group 1         5           1,109,339.67        0                0.00        1           534,720.77         0                0.00
Group 2         6             943,450.88        0                0.00        0                 0.00         0                0.00
Group 3         0                   0.00        3          380,941.23        2           349,736.90         0                0.00
Group 4        12           4,063,383.26        4        1,236,460.84        2           716,115.88         0                0.00
         ---------------------------------------------------------------------------------------------------------------------------
Total          23           6,116,173.81        7        1,617,402.07        5         1,600,573.55         0                0.00
------------------------------------------------------------------------------------------------------------------------------------

Delinquency Information for Mortgage Loans in Foreclosure as of the end of the Prior Calendar Month

         ---------------------------------------------------------------------------------------------------------------------------
         1-30 Days Delinquent               31-60 Days Delinquent        61-90 Days Delinquent          91 or more Days Delinquent
         ---------------------------------------------------------------------------------------------------------------------------
         Count           Scheduled Balance  Count    Scheduled Balance   Count      Scheduled Balance   Count       Schedule Balance
------------------------------------------------------------------------------------------------------------------------------------
Group 1         0                   0.00        0                0.00        0                 0.00         2          367,139.27
Group 2         0                   0.00        0                0.00        0                 0.00         1          160,463.28
Group 3         0                   0.00        0                0.00        0                 0.00         0                0.00
Group 4         0                   0.00        0                0.00        1           446,154.34         0                0.00
         ---------------------------------------------------------------------------------------------------------------------------
Total           0                  $0.00        0               $0.00        1          $446,154.34         3         $527,602.55
------------------------------------------------------------------------------------------------------------------------------------

iv)  Scheduled Payments

                    -----------------------------------------------------------------------
                                 Group 1                              Group 2
                    -----------------------------------------------------------------------
                     Payments Due    Delinq >= 60 Days    Payments Due   Delinq >= 60 Days
-------------------------------------------------------------------------------------------
January - 00        $1,714,204.77       $19,829.95          $289,849.29      $8,951.20
December - 99       $1,721,060.12        $9,600.81          $290,629.70      $7,832.30
November - 99       $1,728,877.66        $7,015.85          $292,771.02      $6,713.40
October - 99        $1,738,061.44        $9,547.76          $294,334.19      $5,594.50
September - 99      $1,750,185.62        $4,684.72          $294,334.19      $4,475.60
August - 99         $1,751,920.44        $3,513.54          $295,853.68      $3,356.70
July - 99           $1,753,318.90        $2,342.36          $296,392.65      $2,237.80
June - 99           $1,757,785.60        $4,893.09          $296,773.72      $1,118.90
May - 99            $1,762,967.05        $1,171.18          $296,773.72          $0.00
April - 99          $1,765,872.03        $1,171.18          $296,773.72          $0.00
March - 99          $1,768,793.80            $0.00          $296,773.72          $0.00
-------------------------------------------------------------------------------------------

                    --------------------------------------------------------------------
                                Group 3                          Group 4
                    --------------------------------------------------------------------
                    Payments Due  Delinq >= 60 Days   Payments Due    Delinq >= 60 Days
----------------------------------------------------------------------------------------
January - 00         $587,834.28      $5,617.32          $983,224.38     $17,580.46
December - 99        $592,269.75          $0.00        $1,004,684.42     $13,102.10
November - 99        $599,702.67          $0.00        $1,015,294.92     $24,292.18
October - 99         $604,019.17          $0.00        $1,025,933.12      $7,861.26
September - 99       $611,725.33          $0.00        $1,039,396.91      $5,240.84
August - 99          $622,343.01      $7,860.05        $1,057,608.78          $0.00
July - 99            $629,269.46      $6,288.04        $1,086,475.49      $3,646.80
June - 99            $637,213.41     $10,013.48        $1,133,895.97      $8,391.11
May - 99             $646,758.22      $3,413.14        $1,147,156.58      $1,945.79
April - 99           $656,422.92      $1,572.01        $1,163,991.54      $2,184.48
March - 99           $662,955.92          $0.00        $1,187,818.23          $0.00
----------------------------------------------------------------------------------------

====================================================================================================================================
First Nationwide Trust Series 1999-2                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-2                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date February 22, 2000

vii)  Mortgage Loans as to which the Mortgaged Property is an REO Property

                                                              Count         Outstanding Balance        Market Value
                                                              -----         -------------------        ------------
                                        Group 1                   0               0.00                     0.00
                                        Group 2                   0               0.00                     0.00
                                        Group 3                   0               0.00                     0.00
                                        Group 4                   0               0.00                     0.00
                                                              -----------------------------------------------------
                                        Total                     0               0.00                     0.00

viii) Realized Losses:

                                                                                 Current                Outstanding
                                                                                 -------                -----------
                                                              Group 1             0.00                     0.00
                                                              Group 2             0.00                     0.00
                                                              Group 3             0.00                     0.00
                                                              Group 4             0.00                     0.00
                                                                                 ----------------------------------
                                                              Aggregate           0.00                     0.00

ix)  Loss Coverage Amounts:
                                                                           Group 1 and 2            Group 3 and 4
                                                                           -------------            -------------
                                    Special Hazard Loss Coverage Amount    4,586,491.46              2,967,676.62
                                    Fraud Loss Coverage Amount             6,023,430.00             14,134,320.00
                                    Bankruptcy Loss Coverage Amount          100,000.00                100,000.00

x)    Loans becoming REO in the Preceding Month
                                    Group                   Loan Number     Principal Balance      Date of Acquisition
                                    -----                   -----------     -----------------      -------------------

                              RECONCILIATION REPORT

First Nationwide Trust Series 1999-2              ISSUE DATE     :     30-Dec-97
Mortgage Pass-Through Certificates,               DISTRIBUTION DATE:   25-Feb-00
Series 1999-2                                     DETERMINATION DATE:  15-Feb-00
                                                  RUN DATE:            15-Feb-00
                                                                        11:36 AM

I. CASH RECONCILIATION

A. Computed Information

Total Collections - per Servicer Report                      A      2,023,801.07
Total Advances - per Servicer Report                                2,300,367.13
                                                             -------------------
                                                                    4,324,168.20

B.Cash Receipts from Servicer, net of service fees           B      4,324,168.20
                                                             -------------------

                                                             -------------------
Difference between A and B                                                  0.00
                                                             -------------------

--------------------------------------------------------------------------------
II.  DISTRIBUTION SUMMARY AND RECONCILIATION
--------------------------------------------------------------------------------

A.   Amounts Distributed:

Principal Distributed                                              1,458,738.39
Interest Distributed                                               2,861,276.89
Trustee Fee                                                            4,152.19

                                                          A.       4,324,168.20
                                                             ==================

B.   Amounts Available:

Cash Receipts from Servicer, net of                                4,324,168.20
service fees*

                                                          B.       4,324,168.20
                                                             ==================

                                                             ==================
Difference between A and B                                               ($0.00)
                                                             ==================

First Nationwide Remittance                                        2,203,345.45
IndyMac Remittance                                                 1,201,193.54
PNC Remittance                                                       919,629.21
                                                             -------------------
                                                                   4,324,168.20

Total Remittance                                                   4,324,168.20
                                                             -------------------

                                                             -------------------
Check
                                                             -------------------

====================================================================================================================================
First Nationwide Trust Series 1999-3                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-3                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date     February 22, 2000

----------------------------------------
DISTRIBUTION SUMMARY
--------------------------------------------------------------------------------------

            Original Face     Beginning Current       Principal    Current Period
    Class       Value         Principal Amount      Distribution  Pass-Through Rate
--------------------------------------------------------------------------------------
    IPP-A    $391,989,639.00   $383,917,540.71       $793,322.36      6.50000%
  IIPP-A-1    $95,867,000.00    $94,000,842.31       $575,247.71      6.50000%
  IIPP-A-2    $22,364,000.00    $22,364,000.00             $0.00      6.50000%
  IIPP-A-3    $13,136,228.00    $13,136,228.00             $0.00      6.50000%
    II-P          $18,655.00        $18,487.71            $20.66         N/A
    C-B-1      $9,802,000.00     $9,726,084.92         $8,751.21      6.50000%
    C-B-2      $4,902,621.00     $4,864,650.90         $4,377.05      6.50000%
    C-B-3      $2,178,463.00     $2,161,591.12         $1,944.93      6.50000%
    C-B-4      $1,906,155.00     $1,891,392.11         $1,701.81      6.50000%
    C-B-5      $1,089,231.00     $1,080,795.05           $972.46      6.50000%
    C-B-6      $1,361,540.38     $1,350,995.80         $1,215.58      6.50000%
     A-R             $100.00             $0.00             $0.00      6.50000%
--------------------------------------------------------------------------------------
TOTAL:       $544,615,632.38   $534,512,608.63     $1,387,553.77
--------------------------------------------------------------------------------------

----------------------------------------
DISTRIBUTION SUMMARY
------------------------------------------------------------------------------------------
             Class Accrued    Realized Loss of
                 Interest      Principal and/or   Certificate Interest    Ending Current
    Class    Distributed (1)       Writedown          Shortfall (2)      Principal Amount
------------------------------------------------------------------------------------------
    IPP-A     $2,079,553.35         $0.00               $0.00            $383,124,218.35
  IIPP-A-1      $509,171.23         $0.00               $0.00             $93,425,594.60
  IIPP-A-2      $121,138.33         $0.00               $0.00             $22,364,000.00
  IIPP-A-3       $71,154.57         $0.00               $0.00             $13,136,228.00
    II-P              $0.00         $0.00                N/A                  $18,467.05
    C-B-1        $52,682.96         $0.00               $0.00              $9,717,333.71
    C-B-2        $26,350.19         $0.00               $0.00              $4,860,273.85
    C-B-3        $11,708.62         $0.00               $0.00              $2,159,646.19
    C-B-4        $10,245.04         $0.00               $0.00              $1,889,690.30
    C-B-5         $5,854.31         $0.00               $0.00              $1,079,822.59
    C-B-6         $7,317.89         $0.00               $0.00              $1,349,780.22
     A-R              $0.05         $0.00               $0.00                      $0.00
------------------------------------------------------------------------------------------
TOTAL:        $2,895,176.54         $0.00               $0.00            $533,125,054.86
------------------------------------------------------------------------------------------

(1)   Represents payment of Deferred Amount for Class II-P

(2)   Negative reflects repayment of Interest Shortfalls in prior periods

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                              Beginning Current                                                        Ending Current Principal
   Class       Cusip           Principal Amount     Principal Distribution   Interest Distribution              Amount
-------------------------------------------------------------------------------------------------------------------------------
   IPP-A     23321PZ68          979.40736824               2.02383502             5.30512326                977.38353322
 IIPP-A-1    23321PZ76          980.53388872               6.00047681             5.31122524                974.53341191
 IIPP-A-2    23321PZ84         1000.00000000               0.00000000             5.41666652               1000.00000000
 IIPP-A-3    23321PZ92         1000.00000000               0.00000000             5.41666679               1000.00000000
   II-P      23321P2H0          991.03243098               1.10747789             0.00000000                989.92495310
   C-B-1     23321P2M9          992.25514385               0.89279841             5.37471536                991.36234544
   C-B-2     23321P2N7          992.25514271               0.89279795             5.37471487                991.36234475
   C-B-3     23321P2P2          992.25514503               0.89279919             5.37471603                991.36234584
   C-B-4     23321P2T4          992.25514714               0.89279728             5.37471507                991.36234986
   C-B-5     23321P2U1          992.25513229               0.89279501             5.37471849                991.36233728
   C-B-6     23321P2V9          992.25540413               0.89279761             5.37471390                991.36260652
    A-R      23321P2L1            0.00000000               0.00000000             0.05000000                  0.00000000
-------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
First Nationwide Trust Series 1999-3                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-3                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date      February 22, 2000

                         Statement to Certificateholders
        Pooling and Servicing Agreement Section 4.06 Dated April 1, 1999

i)   Number and aggregate Stated Principal Balance of the Mortgage Loans

                                                    Group 1               Group 2                  Group 3              Group 4
                                                    -------               -------                  -------              -------
Number of Loans (excluding REO)                            1,168                   480                      764                2,412
Scheduled Principal Balance                      $398,894,500.18       $134,230,554.52          $268,343,525.36      $801,468,580.06
Scheduled Principal                                  $360,437.03           $120,496.13              $208,115.77
Principal Prepayment (incl. curtailments)            $447,119.24           $459,501.37            $1,302,490.67
Insurance Proceeds - Principal                             $0.00                 $0.00                    $0.00
Purchase Price - Principal                                 $0.00                 $0.00                    $0.00
Substitution Adjustment Amounts - Principal                $0.00                 $0.00                    $0.00
Liquidation Proceeds - Principal                           $0.00                 $0.00                    $0.00

ii)  Certificate Group principal percentages
                                                                                                                    Subordinate
                                                    Senior           Senior Prepayment         Subordinate          Prepayment
                                                  Percentage             Percentage            Percentage           Percentage
                                                  ----------             ----------            ----------           ----------
Certificate Group 1                                96.050930%           100.000000%                     NA                   NA
Certificate Group 2                                96.074699%           100.000000%                     NA                   NA
Certificate Group C-B (related to Group 1)                 NA                    NA              3.949070%            0.000000%
Certificate Group C-B (related to Group 2)                 NA                    NA              3.925301%            0.000000%
Certificate Group 3                                92.138443%           100.000000%                     NA                   NA
Certificate Group III-B (related to Group 3)               NA                    NA              7.861557%            0.000000%

iii) Fees and Penalties

                                                    Group 1               Group 2                  Group 3
                                                    -------               -------                  -------
Servicing Fees                                       82,591.53             28,014.86                68,876.47
Excess Servicing Fees                                66,533.83             44,365.64               104,674.85
Prepayment Penalties                                      0.00                  0.00                     0.00

iv)   Advances (Based on Payments made through the Determination Date)

                                                                                                   Current           Outstanding
                                                                                                   -------           -----------
                                                                 Group 1                          $856,511.08         $859,236.18
                                                                 Group 2                          $338,525.15         $343,647.79
                                                                 Group 3                        $1,633,370.66       $1,920,370.35
                                                                                                -------------       -------------
                                                                 Aggregate                      $2,828,406.89       $3,123,254.32

v) Delinquency Information for Mortgage Loans as of the end of the Prior Calendar Month (exclusive of Mortgage Loans in Foreclosure)

====================================================================================================================================
First Nationwide Trust Series 1999-3                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-3                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date        February 22, 2000

Distribution Date:  February-00

         ---------------------------------------------------------------------------------------------------------------------------
         1-30 Days Delinquent               31-60 Days Delinquent        61-90 Days Delinquent          91 or more Days Delinquent
         ---------------------------------------------------------------------------------------------------------------------------
         Count      Scheduled Balance       Count    Scheduled Balance   Count      Scheduled Balance   Count       Schedule Balance
------------------------------------------------------------------------------------------------------------------------------------
Group 1      3            966,926.08            0               0.00        0              0               0                0.00
Group 2      1            237,220.89            1         253,053.37        0              0               0                0.00
Group 3     16          5,834,419.10            9       3,294,727.67        0              -               8        3,444,908.73
         ---------------------------------------------------------------------------------------------------------------------------
Total       20          7,038,566.07           10       3,547,781.04        0              0.00            8        3,444,908.73
------------------------------------------------------------------------------------------------------------------------------------

Delinquency Information for Mortgage loans in Foreclosure as of the end of the Prior Calendar Month

         ---------------------------------------------------------------------------------------------------------------------------
         1-30 Days Delinquent               31-60 Days Delinquent        61-90 Days Delinquent          91 or more Days Delinquent
         ---------------------------------------------------------------------------------------------------------------------------
         Count      Scheduled Balance       Count    Scheduled Balance   Count      Scheduled Balance   Count       Schedule Balance
------------------------------------------------------------------------------------------------------------------------------------
Group 1     0            0.00                  0         0.00               0              0.00             0       0.00
Group 2     0            0.00                  0         0.00               0              0.00             0       0.00
Group 3     0            0.00                  0         0.00               0              0.00             0       0.00
         ---------------------------------------------------------------------------------------------------------------------------
Total       0           $0.00                  0        $0.00               0              0.00             0       0.00
------------------------------------------------------------------------------------------------------------------------------------

iv)  Scheduled Payments

                    ----------------------------------------------------------------------------------------------------------------
                                   Group 1                             Group 2                                Group 3
                    ----------------------------------------------------------------------------------------------------------------
                      Payments Due  Delinq >= 60 Days      Payments Due   Delinq >= 60 Days      Payments Due    Delinq >= 60 Days
-------------------
January - 00          $2,677,946.08       $0.00            $924,123.68            $0.00          $1,975,617.80      $166,806.00
December - 99         $2,682,627.63       $0.00            $924,123.68            $0.00          $1,991,120.63      $146,423.46
November - 99         $2,684,524.78       $0.00            $924,123.68            $0.00          $2,016,253.18      $108,577.64
October - 99          $2,685,575.87       $0.00            $926,522.44            $0.00          $2,038,705.13       $86,177.00
September - 99        $2,687,843.08       $0.00            $926,522.44            $0.00          $2,062,897.46       $65,670.56
August - 99           $2,700,915.33       $0.00            $926,522.44       $13,813.50          $2,090,156.47       $56,498.40
July - 99             $2,702,279.69       $0.00            $926,522.44            $0.00          $2,126,689.15       $37,665.60
June - 99             $2,705,919.08       $0.00            $927,542.61        $1,783.00          $2,168,454.15       $18,832.80
May - 99              $2,707,232.94       $0.00            $927,542.61            $0.00          $2,209,999.20            $0.00
April - 99            $2,707,233.94       $0.00            $928,517.99            $0.00          $2,167,897.48            $0.00
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
First Nationwide Trust Series 1999-3                                             Administrator:            Mary Fonti
Mortgage Pass-Through Certificates, Series 1999-3                                                          Bank One, NA
                                                                                                           153 West 51st Street
STATEMENT TO CERTIFICATEHOLDERS                                                                            New York, NY 10019
====================================================================================================================================

Distribution Date      February 22, 2000

vii)  Mortgage Loans as to which the Mortgaged Property is an REO Property

                                                                        Count             Outstanding Balance         Market Value
                                                                        -----             -------------------         ------------
                                    Group 1                                 0
                                    Group 2                                 0
                                    Group 3                                 0
                                    Group 4                                 0
                                                               ---------------------------------------------------------------------
                                    Total                                   0

viii) Realized Losses:

                                                                                                Current                Cumulative
                                                                                                -------                ----------
                                                               Group 1
                                                               Group 2
                                                               Group 3
                                                               Aggregate

ix)   Loss Coverage Amounts:

                                                            Group 1 and 2                Group 3 and 4
                                                            -------------                -------------
           Special Hazard Loss Coverage Amount               8,033,648.55                3,092,416.58
           Fraud Loss Coverage Amount                       10,892,312.65                6,100,861.81
           Bankruptcy Loss Coverage Amount                     144,715.45                  100,000.00

x)    Loans becoming REO in the Preceding Mont

                                    Group                  Loan Number              Principal Balance       Date of Acquisition
                                    -----                  -----------              -----------------       -------------------

                      RECONCILIATION REPORT

First Nationwide Trust Series 1999-3                 ISSUE DATE     :
Mortgage Pass-Through Certificates, Series 1999-3    DISTRIBUTION DATE:
                                                     DETERMINIATION DATE:
                                                     RUN DATE:

--------------------------------------------------------------------------------
I.   CASH RECONCILIATION
--------------------------------------------------------------------------------

A.   Computed Information

Total Collection - per Servicer Report                       A      3,092,148.35
Total Advances - per Servicer Report                                1,195,036.23
                                                               -----------------
                                                                    4,287,184.58

B.   Cash Receipts from Servicer, net of service fees        B      4,287,184.58

                                                               -----------------

                                                               -----------------
Difference between A and B                                                  0.00
                                                               -----------------

--------------------------------------------------------------------------------
II. DISTRIBUTION SUMMARY AND RECONCILIATION
--------------------------------------------------------------------------------

A.   Amounts Distributed:

Principal Distributed                                               1,387,553.77
Interest Distributed                                                2,895,176.54
Trustee Fee                                                             4,454.27
                                                               -----------------

                                                            A.      4,287,184.58
                                                               =================

B.   Amounts Available:

Cash Receipts from Servicer, net of service fees*                   4,287,184.58


                                                            B.      4,287,184.58
                                                               =================

                                                               =================
Difference between A and B                                     $            0.00
                                                               =================

First Nationwide Remittance                                         4,287,184.58
PNC Remittance                                                              0.00
                                                               -----------------
                                                                    4,287,184.58

Total Remittance                                                    4,287,184.58

                                                               -----------------
Check                                                                       0.00
                                                               -----------------

                      [This page intentionally left blank]

                                    EXHIBIT C

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Resecuritization Mortgage Trust Certificates, Series 2000-A (the "Global Securities"), will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Clearstream or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

      Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between participants of Clearstream or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the Relevant Depositaries of Clearstream and Euroclear (in such capacity) and as Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

      Investors selecting to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between Participants. Secondary market trading between Participants will be settled using the procedures applicable to prior asset-backed issues in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same day funds.

      Trading between DTC Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (I.E., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

      Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one Business Day prior to settlement. In these cases, Clearstream or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream

Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

      (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

            Exemptions for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

            Exemptions for non-U.S. Persons with Effectively Connected Income (Form 4224). A non-U.S. Person, including a non U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade of Business in the United States).

            Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners or their agents.

            Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

            U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

      The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                   PROSPECTUS

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)
                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 5 of this prospectus.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.
--------------------------------------------------------------------------------

The Certificates

Greenwich Capital Acceptance, Inc., as depositor, will sell the certificates. Each issue of certificates will have its own series designation and will evidence the ownership of certain trust assets.

Each series of certificates will consist of one or more classes. Each class of certificates will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust. In each case, the specified portion may equal from 100% to 0%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

The Trust and Its Assets

As specified in the related prospectus supplement, the assets of a trust will include primarily the following:

      o mortgage loans secured by senior liens on one- to four-family residential properties or participation interests in loans of this type;

      o mortgage loans secured by senior liens on multifamily residential properties (including cooperative apartment buildings) or participation interests in loans of this type;

      o conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing;

      o mortgage pass-through securities issued or guaranteed by the Government National Mortgage Association (Ginnae Mae), the Federal National Mortgage Association (Fannie Mae) or the Federal Home Loan Mortgage Corporation (Freddie Mac); or

      o     private mortgage-backed securities.

Each trust may be subject to early termination in certain circumstances.

Market for the Certificates

No market will exist for the certificates of any series before they are issued. In addition, even after the certificates of a series have been issued and sold, there can be no assurance that a resale market will develop.

Offers of the Certificates

Offers of the certificates may be made through one or more different methods, including through underwriters. All certificates will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                                         February 25, 2000

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT .............................    4
RISK FACTORS ..............................................................    5
THE TRUST FUND ............................................................   12
The Mortgage Loans--General ...............................................   12
Single Family Loans .......................................................   15
Multifamily Loans .........................................................   15
Contracts .................................................................   16
Agency Securities .........................................................   16
Private Mortgage-Backed Securities ........................................   21
Incorporation of Certain Information by Reference .........................   22
USE OF PROCEEDS ...........................................................   22
THE DEPOSITOR .............................................................   22
MORTGAGE LOAN PROGRAM .....................................................   23
Underwriting Standards ....................................................   23
Qualifications of Sellers .................................................   24
Representations by Sellers; Repurchases ...................................   24
DESCRIPTION OF THE CERTIFICATES ...........................................   25
General ...................................................................   25
Distributions on Certificates .............................................   27
Advances ..................................................................   29
Reports to Certificateholders .............................................   30
CREDIT ENHANCEMENT ........................................................   31
General ...................................................................   31
Subordination .............................................................   32
Mortgage Pool Insurance Policies ..........................................   32
FHA Insurance; VA Guarantees ..............................................   33
Special Hazard Insurance Policies .........................................   35
Bankruptcy Bonds ..........................................................   36
FHA Insurance on Multifamily Loans ........................................   36
Reserve Accounts ..........................................................   37
Cross Support .............................................................   37
Other Insurance, Surety Bonds, Guaranties, Letters of
  Credit and Similar Instruments or Agreements ............................   38
YIELD AND PREPAYMENT CONSIDERATIONS .......................................   38
THE POOLING AND SERVICING AGREEMENT .......................................   39
Assignment of Mortgage Assets .............................................   40
Payments on Mortgage Loans; Deposits to Certificate Account ...............   41
Sub-Servicing by Sellers ..................................................   43
Collection Procedures .....................................................   44
Hazard Insurance ..........................................................   45
Realization upon Defaulted Mortgage Loans .................................   46
Servicing and Other Compensation and Payment of Expenses ..................   47
Evidence as to Compliance .................................................   48
Certain Matters Regarding the Master Servicer and the Depositor ...........   48
Events of Default .........................................................   49
Rights upon Event of Default ..............................................   49
Amendment .................................................................   49
Termination; Optional Termination .........................................   50
The Trustee ...............................................................   50
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS ...............................   50
General ...................................................................   51
Foreclosure/Repossession ..................................................   53
Environmental Risks .......................................................   55

Rights of Redemption ......................................................   56
Anti-Deficiency Legislation and Other Limitations on Lenders ..............   57
Due-on-Sale Clauses .......................................................   58
Prepayment Charges ........................................................   58
Applicability of Usury Laws ...............................................   58
Soldiers' and Sailors' Civil Relief Act ...................................   59
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   59
General ...................................................................   59
NON-REMIC CERTIFICATES ....................................................   59
Single Class of Senior Certificates .......................................   59
Multiple Classes of Senior Certificates ...................................   63
Possible Application of Contingent Payment Regulations
 to Certain Non-REMIC Certificates ........................................   66
Sale or Exchange of a Senior Certificate ..................................   66
Non-U.S. Persons ..........................................................   67
Information Reporting and Backup Withholding ..............................   67
New Withholding Regulations ...............................................   68
REMIC CERTIFICATES ........................................................   68
Tiered REMIC Structures ...................................................   69
Regular Certificates ......................................................   69
Residual Certificates .....................................................   77
Prohibited Transactions and Other Taxes ...................................   81
Liquidation and Termination ...............................................   81
Administrative Matters ....................................................   81
Tax-Exempt Investors ......................................................   82
Non-U.S. Persons ..........................................................   82
Tax-Related Restrictions on Transfers of Residual Certificates ............   82
STATE TAX CONSIDERATIONS ..................................................   84
ERISA CONSIDERATIONS ......................................................   85
LEGAL INVESTMENT ..........................................................   87
METHOD OF DISTRIBUTION ....................................................   88
LEGAL MATTERS .............................................................   89
FINANCIAL INFORMATION .....................................................   90
AVAILABLE INFORMATION .....................................................   90
RATINGS ...................................................................   90
INDEX OF DEFINED TERMS ....................................................   91

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of certificates is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

Beginning with the section titled "The Trust Fund", certain capitalized terms are used in this prospectus to assist you in understanding the terms of the certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 90 of this prospectus.

                              ---------------------

If you require additional information, the mailing address of our principal executive offices is Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2756. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund --- Incorporation of Certain Information by Reference" beginning on page 22 of this prospectus.

                              --------------------

                                  RISK FACTORS

You should carefully consider the following information, since it identifies certain significant sources of risk associated with an investment in the certificates.

Limited Liquidity ....................  No market will exist for the certificates of any series before they
                                        are issued. In addition, there can be no assurance that a resale market will develop following the issuance and sale of any series of the certificates. Even if a resale market does develop, it might not provide investors with liquidity of investment or continue for the life of the certificates.

Limited Assets .......................  Unless the applicable prospectus supplement provides otherwise, the
                                        certificates of each series will be
                                        payable solely from the assets of the
                                        related trust, including any applicable
                                        credit enhancement, and will not have a
                                        claim against the assets of any other
                                        trust. Moreover, at the times specified
                                        in the related prospectus supplement,
                                        certain assets of the trust (and/or the
                                        related security account) may be
                                        released to the depositor, master
                                        servicer, any servicer, credit
                                        enhancement provider or other specified
                                        person, if:

                                        o    all payments then due on the
                                             related certificates have been
                                             made;

                                        o    adequate provision for future
                                             payments on certain classes of the
                                             certificates has been made; and

                                        o    any other payments specified in the
                                             related prospectus supplement have
                                             been made.

                                        Once released, such assets will no
                                        longer be available to make payments to
                                        certificateholders.

                                        There will be no recourse against the
                                        depositor or the master servicer if any
                                        required distribution on the
                                        certificates is not made.

                                        The certificates will not represent an
                                        interest in the depositor, the master
                                        servicer, any servicer or any of their
                                        respective affiliates, nor will the
                                        certificates represent an obligation of
                                        any of them. The only obligations of the depositor with respect to the related trust or the certificates would arise from the representations and warranties that the depositor may make concerning the related trust assets. The depositor does not have significant assets and is unlikely to have significant assets in the future. If the depositor should be required to repurchase a loan from a trust because of the breach of a representation or warranty, the depositor's sole source of funds for the repurchase would be:

                                        o    funds obtained from enforcing any
                                             similar obligation of the seller or
                                             originator of the loan, or

                                        o    funds from a reserve account or
                                             similar credit enhancement
                                             established to pay for loan
                                             repurchases.

                                        In addition, the master servicer may be
                                        obligated to make certain advances if
                                        loans are delinquent, but only to the
                                        extent it deems the advances to be
                                        recoverable from amounts it expects to
                                        receive on those loans.

Credit Enhancement ...................  Credit enhancement is intended to reduce the effect of delinquent payments or
                                        loan losses on those classes of
                                        certificates that have the benefit of
                                        the credit enhancement. Nevertheless,
                                        the amount of any credit enhancement is
                                        subject to the limits described in the
                                        related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the certificates are paid in full. As a result, certificateholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Prepayment and Yield Considerations ..  The timing of principal payments on the certificates of a series will be
                                        affected by a number of factors,
                                        including the following:

                                        o    the extent of prepayments on the
                                             underlying loans in the trust or,
                                             if the trust is comprised of
                                             underlying securities, on the loans
                                             backing the underlying securities;

                                        o    how payments of principal are
                                             allocated among the classes of
                                             certificates of that series as
                                             specified in the related prospectus
                                             supplement;

                                        o    if any party has an option to
                                             terminate the related trust early,
                                             the effect of the exercise of the
                                             option;

                                        o    the rate and timing of defaults and
                                             losses on the assets in the related
                                             trust; and

                                        o    repurchases of assets in the
                                             related trust as a result of
                                             material breaches of
                                             representations and warranties made
                                             by the depositor or master
                                             servicer.

                                        The rate of prepayment of the loans
                                        included in or underlying the assets in
                                        each trust may affect the yield to
                                        maturity of the certificates.

                                        Interest payable on the certificates on
                                        any given distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Balloon Payments .....................  Certain of the underlying loans may not be fully amortizing and may require a
                                        substantial principal payment (i.e., a
                                        "balloon" payment) at their stated
                                        maturity. Loans of this type involve a
                                        greater degree of risk than fully
                                        amortizing loans since the related
                                        borrower must generally be able to
                                        refinance the loan or sell the related
                                        property prior to the loan's maturity
                                        date. The borrower's ability to do so
                                        will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower's equity in the property, the borrower's general financial condition and tax laws.

Nature of Mortgages ..................  The following factors, among others, could adversely affect property values
                                        in such a way that the outstanding
                                        balance of the related loans would equal or exceed those values:

                                        o    an overall decline in the
                                             residential real estate markets
                                             where the properties are located,

                                        o    failure of borrowers to maintain
                                             their properties adequately, and

                                        o    natural disasters that are not
                                             necessarily covered by hazard
                                             insurance, such as earthquakes and
                                             floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

                                        Even if you assume that the properties
                                        provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

                                        As a result, if a borrower defaults,
                                        these restrictions may impede the
                                        servicer's ability to dispose of the
                                        borrower's property and obtain
                                        sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

                                        State laws generally regulate interest
                                        rates and other loan charges, require
                                        certain disclosures, and often require
                                        licensing of loan originators and
                                        servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Environmental Risks ..................  Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans included in a trust. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Certain Other Legal Considerations
Regarding the Loans ..................  The loans may also be subject to federal laws relating to the origination and
                                        underwriting. These laws

                                        o    require certain disclosures to the
                                             borrowers regarding the terms of
                                             the loans;

                                        o    prohibit discrimination on the
                                             basis of age, race, color, sex,
                                             religion, marital status, national
                                             origin, receipt of public
                                             assistance or the exercise of any
                                             right under the consumer
                                             credit protection act, in the
                                             extension of credit;

                                        o    regulate the use and reporting of
                                             information related to the
                                             borrower's credit experience; and

                                        o    require additional application
                                             disclosures, limit changes that may
                                             be made to the loan documents
                                             without the borrower's consent and
                                             restrict a lender's ability to
                                             declare a default or to suspend or
                                             reduce a borrower's credit limit to
                                             certain enumerated events.

                                        Certain loans are also subject to
                                        federal laws which impose additional
                                        disclosure requirements on creditors
                                        with respect to non-purchase money
                                        mortgage loans with high interest rates
                                        or high up-front fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the trust) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                        Certain loans relating to home
                                        improvement contracts are subject to
                                        federal laws that protect the borrower
                                        from defective or incomplete work by a
                                        contractor. These laws permit the
                                        borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the trust) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

                                        If certain provisions of these federal
                                        laws are violated, the master servicer
                                        may be unable to collect all or part of
                                        the principal or interest on the loans.
                                        The trust also could be subject to
                                        damages and administrative enforcement.

Ratings of the Certificates ..........  Any class of certificates issued under this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of a nationally recognized
                                        rating agency. A rating is based on the
                                        adequacy of the value of the trust
                                        assets and any credit enhancement for
                                        that class and reflects the rating
                                        agency's assessment of how likely it is
                                        that holders of the class of
                                        certificates will receive the payments
                                        to which they are entitled. A rating
                                        does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the certificates. You must not view a rating as a recommendation to purchase, hold or sell certificates because it does not address the market price or suitability of the certificates for any particular investor.

                                        There is no assurance that any rating
                                        will remain in effect for any given
                                        period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

                                        o    any decrease in the adequacy of the
                                             value of the trust assets or any
                                             related credit enhancement,

                                        o    an adverse change in the financial
                                             or other condition of a credit
                                             enhancement provider or

                                        o    a change in the rating of the
                                             credit enhancement provider's
                                             long-term debt.

Book-Entry Registration ..............  Limit on Liquidity of Certificates.
                                        Certificates issued in book-entry form
                                        may have only limited liquidity in the
                                        resale market, since investors may be
                                        unwilling to purchase certificates for
                                        which they cannot obtain physical
                                        instruments.

                                        Limit on Ability to Transfer or Pledge.
                                        Transactions in book-entry certificates
                                        can be effected only through The
                                        Depository Trust Company ("DTC"), its
                                        participating organizations, its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge certificates issued in book-entry form may be limited.

                                        Delays in Distributions. You may
                                        experience some delay in the receipt of
                                        distributions on book-entry certificates since the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants. In turn, these participants will thereafter credit the distributions to your account either directly or indirectly through indirect participants.

Pre-Funding Accounts .................  The related prospectus supplement may provide that the depositor deposit a
                                        specified amount in a pre-funding
                                        account on the date the securities are
                                        issued. In this case, the deposited
                                        funds may only be used to acquire
                                        additional assets for the trust during a set period after the initial issuance of the certificates. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related certificates.

Lower Credit Quality Trust
Fund Assets ..........................  Certain of the trust assets may have been made to lower credit quality
                                        borrowers who fall into one of two
                                        categories:

                                        o    customers with moderate income,
                                             limited assets and other income
                                             characteristics that cause
                                             difficulty in borrowing
                                             from banks and other traditional
                                             lenders; and

                                        o    customers with a history of
                                             irregular employment, previous
                                             bankruptcy filings, repossession of
                                             property, charged-off loans or
                                             garnishment of wages.

                                        The average interest rate charged on
                                        loans made to these types of borrowers
                                        is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. Payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

Delinquent Trust Fund Assets .........  No more than 20% (by principal balance)
                                        of the trust assets for any particular
                                        series of certificates will be
                                        contractually delinquent as of the
                                        related cut-off date.

Other Considerations .................  There is no assurance that the value of the trust assets for any series of
                                        certificates at any time will equal or
                                        exceed the principal amount of the
                                        outstanding certificates of the series.
                                        If trust assets have to be sold because
                                        of an event of default or otherwise,
                                        providers of services to the trust
                                        (including the trustee, the master
                                        servicer and the credit enhancer, if
                                        any) generally will be entitled to
                                        receive the proceeds of the sale to the
                                        extent of their unpaid fees and other
                                        amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related certificates.

                                 THE TRUST FUND

      The trust fund (each, a "Trust Fund") for each series (each, a "Series") of Mortgage Pass-Through Certificates (the "Certificates") will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the "Mortgage Assets") consisting of
(A) a mortgage pool (a "Mortgage Pool") comprised of (i) first lien mortgage loans (or participation interests therein) secured by one- to four-family residential properties ("Single Family Loans"), (ii) first lien mortgage loans (or participation interests therein) secured by multifamily residential properties, including cooperative apartment buildings ("Multifamily Loans"),
(iii) conditional sales contracts and installment sales or loan agreements secured by manufactured housing ("Contracts"), (iv) mortgage pass-through securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") or
(v) Private Mortgage-Backed Securities (as defined herein), in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

      The Certificates* will be entitled to payment from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the holders of the Certificates as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

      The Mortgage Loans and Agency Securities will be acquired by the Depositor, either directly or through affiliates, from originators or sellers which may be affiliates of the Depositor (the "Sellers"), and conveyed by the Depositor to the related Trust Fund. Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program--Underwriting Standards" or as otherwise described in a related Prospectus Supplement. See "Mortgage Loan Program--Underwriting Standards".

      The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Detailed Description"). A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

The Mortgage Loans--General

      For purposes hereof, Single Family Loans, Multifamily Loans and Contracts are collectively referred to as "Mortgage Loans", and the real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans are collectively referred to as "Mortgaged Properties". The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance

----------
      * Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool** will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan (the "Mortgage Rate") for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

            (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a "balloon payment"). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

            (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

            (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing each Mortgage Loan (e.g., one- to four-family houses, individual units in condominium projects or in buildings owned by

----------
* Whenever the terms "Mortgage Pool" and "Certificates" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Pass-Through Rate" will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

cooperative housing corporations, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APRs or range of Mortgage Rates or APRs borne by the Mortgage Loans, and (viii) the geographical location of the related Mortgaged Properties on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in the Detailed Description.

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan ("Refinance Loans"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and
(b) the sales price for such property. In the case of Refinance Loans, the "Collateral Value" of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing. Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit), and the cost of state and local taxes, filing fees and up to three years' prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, the Collateral Value of a used Manufactured Home is the least of the sales price, appraised value, and National Automobile Dealers' Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

      The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other mortgage servicing institutions (each, a "Sub-Servicer"), pursuant to a Pooling and Servicing Agreement (each, an "Agreement") among the Depositor, the Master Servicer and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

      Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Mortgage Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under "Mortgage Loan Program--Representations by Sellers; Repurchases" and "The Pooling and Servicing Agreement--Sub-Servicing by Sellers" and "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Certificates--Advances". The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

Single Family Loans

      Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties. If so specified in the related Prospectus Supplement, Single Family Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Single Family Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"), as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

      The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus Supplement.

Multifamily Loans

      Multifamily Loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on rental apartment buildings or projects containing five or more residential units. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Multifamily Loans. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Multifamily Loans will all have original terms to stated maturity of not more than 40 years.

      Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. A Cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for the Cooperative's mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Contracts

      The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Contract will be fully amortizing and will bear interest at a fixed percentage rate ("APR"). Unless otherwise specified in the related Prospectus Supplement, Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

      "Manufactured Homes" securing the Contracts will consist of manufactured homes within the meaning of 42 U.S.C. Section 5402(6) which defines a "manufactured home" as "a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund, among other things, the dates of origination of the Contracts, the APRs on the Contracts, the Loan-to-Value Ratios of the Contracts, the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance, the outstanding principal balances of the Contracts included in the related Trust Fund, and the original maturities of the Contracts and the last maturity date of any Contract.

Agency Securities

      Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the Housing Act or under Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code ("VA Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

      GNMA Certificates. Each "GNMA Certificate" held in a Trust Fund will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern (a "GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The GNMA Certificates may be issued under either the GNMA I program ("GNMA I Certificates") or under the GNMA II program ("GNMA II Certificates"). The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (each, a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

      The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

      If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

      GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loans. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

      If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

      Federal Home Loan Mortgage Corporation. FHLMC is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate Group"), FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or its Guarantor Program.

      Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate Group. Under the Guarantor Program, any such FHLMC Certificate Group may include only whole loans or participation interests in whole loans.

      FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate Group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

      FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

      Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate Group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate Group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

      FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

      Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

      FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

      Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

      Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than is its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

      FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

      FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire and, with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

      Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

      Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by FHLMC, FNMA or GNMA. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Private Mortgage-Backed Securities

      General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of Mortgage Loans or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers which may be subject to the supervision of the PMBS Servicer. Unless otherwise specified in the related Prospectus Supplement, the PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

      The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

      Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

      Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

      Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

Incorporation of Certain Information by Reference

      There are incorporated herein by reference all documents and reports filed or caused to be filed by Greenwich Capital Acceptance, Inc. ("GCA") with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of Certificates evidencing interests therein. Upon request by any person to whom this Prospectus is delivered in connection with the offering of one or more classes of Certificates, GCA will provide or cause to be provided without charge a copy of any such documents and/or reports incorporated herein by reference, in each case to the extent such documents or reports relate to such classes of Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to GCA should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. GCA has determined that its financial statements are not material to the offering of any Certificates.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission (the "SEC") at 450 Fifth Street, N.W., Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Mortgage Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

      Greenwich Capital Acceptance, Inc., the Depositor, is a Delaware corporation organized on April 23, 1987 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. It is an indirect, limited purpose finance subsidiary of National Westminster Bank Plc and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities and related capital markets business. The Depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

      Neither the Depositor nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

                              MORTGAGE LOAN PROGRAM

      The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from Sellers. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards".

Underwriting Standards

      Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

      Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the borrower's length of employment with that organization, his current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

      In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. In connection with a Single Family Loan, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Contract, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

      In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit exist.

      In the case of a Single Family or Multifamily Loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Note.

      Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are generally underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially; in some instances, however, their incomes may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

      Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each Seller must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Sellers; Repurchases

      Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates. Such representations and warranties, unless otherwise provided in the related Prospectus Supplement, generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans (other than a Cooperative Loan or a contract secured by a Manufactured Home) and any required hazard insurance policy and Primary Mortgage Insurance Policy were effective at the origination of each Mortgage Loan (other than Cooperative Loans), and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) that the Seller had good title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a Mortgagor; (iii) that each Mortgage Loan constituted a valid first lien on, or a first perfected security interest with respect to, the related Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was delinquent more than 30 days; and (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of the related Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

      The Master Servicer, or the Trustee if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by such Seller in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any Advances or amount payable as related servicing compensation if the Seller is the Master Servicer). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See "Description of the Certificates--General". Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

      Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master Servicer, the Master Servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Assets".

                         DESCRIPTION OF THE CERTIFICATES

      Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of such Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention:
Asset Backed Finance Group.

General

      Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in fully registered form only, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The

Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. To the extent provided in the Agreement, each Trust Fund will consist of (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement (the "Retained Interest")); (ii) such assets as from time to time are required to be deposited in the related Certificate Account as defined under "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Deposits to the Certificate Account"; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure and (iv) Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

      Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified portion or percentage (which may be 0%) of future interest payments and a specified portion or percentage (which may be 0%) of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior in right to payment to one or more other classes of Certificates of such Series. Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund or on a different basis, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the "Certificate Register") or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

      The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

      Under current law, in the case of a class of Certificates entitled only to a specified percentage of payments of interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events, the purchase and holding of such a class of Certificates by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERlSA Considerations". Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

      As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" ( each, a "REMIC") as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may only be made if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a Series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

Distributions on Certificates

      General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement". Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

      Distributions allocable to principal and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve account (a "Reserve Account"). As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

      Available Funds. All distributions on the Certificates of each Series on each Distribution Date will be made from the Available Funds described below in accordance with the terms described in the related Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the "Available Funds" for each Distribution Date will equal the sum of the following amounts:

      (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement (the "Determination Date") except:

            (a) all payments which were due on or before the Cut-off Date;

            (b) all Liquidation Proceeds and all Insurance Proceeds, all Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, the Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

            (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

            (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related Sub-Servicers, Support Servicers or the Trustee);

            (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under "--Advances" below, for advances made by the Master Servicer, Sub-Servicers, Support Servicers or the Trustee that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

            (f) that portion of each collection of interest on a particular Mortgage Loan in such Trust Fund which represents servicing compensation payable to the Master Servicer or Retained Interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

      (ii) the amount of any advance made by the Master Servicer, any Sub-Servicer, Support Servicer or the Trustee as described under "--Advances" below and deposited by it in the Certificate Account;

      (iii) if applicable, amounts withdrawn from a Reserve Account; and

      (iv) if applicable, the amount of prepayment interest shortfall.

      Distributions of Interest. Unless otherwise specified in the related Prospectus Supplement, interest will accrue on the aggregate principal balance of each class of Certificates (with respect to each class, the "Certificate Principal Balance") (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or an adjustable rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Principal Balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

      With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on any Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Principal Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance as so adjusted.

      Distributions of Principal. Unless otherwise specified in the related Prospectus Supplement, the aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and, (i) in the case of Accrual Certificates, unless otherwise specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of adjustable rate Certificates, unless otherwise specified in the related Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

      If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in such Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See "Credit Enhancement--Subordination" herein.

      Unscheduled Distributions. If specified in the related Prospectus Supplement, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, from any Reserve Account may be insufficient to make required distributions on the Certificates on such Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement.

      Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Advances

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or Support Servicers or funds held in the Certificate Account for future distributions to the holders of such Certificates) an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such Advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

      In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). Advances by the Master Servicer (and any advances by a Sub-Servicer or a Support Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer or Support Servicer, as applicable) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer determines that any such Advances previously made are not ultimately recoverable as described above. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

      The Master Servicer or Sub-Servicer may enter into an agreement (a "Support Agreement") with a support servicer (each, a "Support Servicer") pursuant to which the Support Servicer agrees to provide funds on behalf of the Master Servicer or Sub-Servicer in connection with the obligation of the Master Servicer or Sub-Servicer, as the case may be, to make Advances. The Support Agreement will be delivered to the Trustee and the Trustee will be authorized to accept a substitute Support Agreement in exchange for an original Support Agreement, provided that such substitution of the Support Agreement will not adversely affect the rating or ratings assigned to the Certificates by such Rating Agency or Agencies.

      Unless otherwise provided in the Prospectus Supplement, in the event the Master Servicer, a Sub-Servicer or a Support Servicer fails to make an Advance, the Trustee will be obligated to make such Advance in its capacity as successor servicer. If the Trustee makes such an Advance, it will be entitled to be reimbursed for such Advance to the same extent and degree as the Master Servicer, a Sub-Servicer or a Support Servicer is entitled to be reimbursed for Advances. See "--Distribution on Certificates" above.

Reports to Certificateholders

      Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

      (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and, if so specified in the related Prospectus Supplement, prepayment penalties included therein;

      (ii) the amount of such distribution allocable to interest;

      (iii) the amount of any Advance;

      (iv) the aggregate amount (a) otherwise allocable to the Subordinated Certificateholders on such Distribution Date and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Certificateholders;

      (v) the outstanding Certificate Principal Balance or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

      (vi) the percentage of principal payments on the Mortgage Loans (excluding prepayments), if any, which such class will be entitled to receive on the following Distribution Date;

      (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

      (viii) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

      (ix) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) from one to 30 days,
(2) from 31 to 60 days, (3) from 61 to 90 days and (4) 91 days or more and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

      (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement;

      (xi) if a class is entitled only to a specified portion of payments of interest on the Mortgage Loans in the related Mortgage Pool, the Pass-Through Rate, if adjusted from the date of the last statement, of the Mortgage Loans expected to be applicable to the next distribution to such class;

      (xii) if applicable, the amount remaining in any Reserve Account at the close of business on the Distribution Date;

      (xiii) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

      (xiv) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

      Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the percentage interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

      In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

                               CREDIT ENHANCEMENT

General

      Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve accounts, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

Subordination

      If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the "Senior Certificates") to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more other classes of Certificates (the "Subordinated Certificates") under the circumstances and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, protection may also be afforded to the holders of the Senior Certificates of a Series by: (i) reducing the ownership interest of the holders of the related Subordinated Certificates; (ii) a combination of the immediately preceding sentence and clause (i) above; or (iii) as otherwise described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of the Senior Certificates would experience losses on such Certificates.

      In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of the Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of the Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class or classes of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

      If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

      As among classes of Senior Certificates and as among classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events or
(iv) otherwise, in each case as specified in the related Prospectus Supplement. As among classes of Subordinated Certificates, payments to holders of the related Senior Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the related Prospectus Supplement.

Mortgage Pool Insurance Policies

      If specified in the related Prospectus Supplement related to a Mortgage Pool of Single Family Loans, a separate mortgage pool insurance policy (a "Mortgage Pool Insurance Policy") will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans in the related Mortgage Pool in an amount equal to a percentage (specified in such Prospectus Supplement) of the aggregate principal balances of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of such related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

      Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Seller to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

      Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under the Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

      The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance; VA Guarantees

      Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the Master Servicer or any applicable Sub-Servicer or HUD that the default was caused by circumstances beyond the mortgagor's control, the Master Servicer or such Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or such Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or such Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor, before the Master Servicer or such Sub-Servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures' interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate described above.

      Single Family Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a "VA Guaranty Policy"), which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranteed by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

      The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

      The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Special Hazard Insurance Policies

      If specified in the related Prospectus Supplement, a separate special hazard insurance policy (a "Special Hazard Insurance Policy") will be obtained for the Mortgage Pool and will be issued by the insurer (a "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "The Pooling and Servicing Agreement--Hazard Insurance". No Special Hazard Insurance Policy will cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related Mortgaged Property have been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repairing such property of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and such Mortgage Pool Insurance Policy.

      Since each Special Hazard Insurance Policy will be designed to permit full recovery under the Mortgage Pool Insurance Policy in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each Agreement will provide that, if the related Mortgage Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

      To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

      The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

Bankruptcy Bonds

      If specified in the related Prospectus Supplement, a bankruptcy bond ("Bankruptcy Bond") for proceedings under the Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under a Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

      To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction would not result in a downgrading of the then current rating or ratings of such Certificates by any such rating agency.

      The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance on Multifamily Loans

      There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

      If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance of one or more Reserve Accounts for such Series, in trust, with the Trustee for such Series of Certificates. The related Prospectus Supplement will specify whether or not such Reserve Accounts will be included in the Trust Fund for such Series.

      The Reserve Account for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinate Certificateholders, if any, would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

      Any amounts on deposit in the Reserve Account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Account will be set forth in the related Prospectus Supplement.

      Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Cross Support

      If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross support feature will describe the manner and conditions for applying such cross support feature.

      If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

      If specified in the related Prospectus Supplement, a Trust Fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund,
(ii) paying administrative expenses or (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in such Prospectus Supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the types of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Single Family Loans and Contracts may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

      A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of Single Family Loans and Contracts. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment of Multifamily Loans.

      Unless otherwise provided in the related Prospectus Supplement, all conventional Single Family Loans and Contracts will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement--Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" herein for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience of the Mortgage Loans.

      The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case. The rate of prepayment of Multifamily Loans may also be affected by other factors including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and possible changes in tax laws.

      When a prepayment in full is made with respect to a Single Family Loan, the mortgagor is charged interest on the principal amount of the Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Certificates, or to other persons entitled thereto, as described in the related Prospectus Supplement.

      If the rate at which interest is passed through to the holders of Certificates of a Series is calculated on a Mortgage Loan by Mortgage Loan basis, disproportionate principal prepayments with respect to Mortgage Loans bearing different Mortgage Rates will affect the yield on such Certificates. In all cases, the effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because, while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

      Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See "The Pooling and Servicing Agreement--Termination; Optional Termination".

      Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

      The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

      In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an "Insolvency Trustee") is appointed with respect to a Seller due to its insolvency or a Seller becomes a debtor under Title 11 of the United States Code (the "Bankruptcy Code") or any similar insolvency law, such Insolvency Trustee may attempt to characterize the transfer of the related Mortgage Loans from such Seller to the Depositor as a pledge to secure a financing rather than as a sale. In the event that such attempt were successful, such Insolvency Trustee might elect, among other remedies, to accelerate payment of the related Certificates and liquidate such Mortgage Loans, with each related Certificateholder being entitled to receive its allocable share of the principal balance thereof, together with such Certificateholder's allocable share of interest thereon at the applicable Pass-Through Rate or weighted average Strip Rate (as defined in the related Prospectus Supplement), as the case may be, to the date of payment. In any such event, the related Certificateholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the Mortgage Loans (and the resulting early retirement of the related Certificates). In addition, certain delays in distributions might be experienced by such Certificateholders in connection with any such insolvency proceedings.

                       THE POOLING AND SERVICING AGREEMENT

      Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of such Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Assets

      Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

      In addition, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with a certificate stating that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment and (iv) such other security documents as may be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, (i) in the case of Single Family Loans or Multifamily Loans, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans, and (ii) in the case of Contracts, the Depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

      With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

      The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within 45 days after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described under "Mortgage Loan Program--Representations by Sellers; Repurchases" herein, neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for the omission of, or a material defect in, a constituent document.

      The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

      The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the Purchase Price. Unless otherwise specified in the related Prospectus Supplement, this obligation to cure or purchase constitutes the sole remedy available to the Certificateholders or the Trustee for such a breach of representation by the Master Servicer.

      Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

      Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

      Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund--Private Mortgage-Backed Securities". Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, the outstanding principal balance as of the Cut-off Date, the annual pass-through rate or interest rate, the maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

Payments on Mortgage Loans; Deposits to Certificate Account

      Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement (as defined under "--Sub-Servicing by Sellers" below) will establish and maintain an account (the "Sub-Servicing Account") which meets the following requirements and is otherwise acceptable to the Master Servicer. A Sub-Servicing Account must be established with a Federal Home Loan Bank or with a depository institution (including the Sub-Servicer itself) whose accounts are insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund ("SAIF") of the FDIC. If a Sub-Servicing Account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the Sub-Servicing Account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the Master Servicer within one business day after receipt. In addition, the Sub-Servicer must maintain a separate account for escrow and impound funds relating to the Mortgage Loans. Each Sub-Servicer is required to deposit into its Sub-Servicing Account on a daily basis all amounts described below under "--Sub-Servicing by Sellers" that are received by it in respect of the Mortgage Loans, less its servicing or other compensation. On or before the date specified in the Sub-Servicing Agreement, the Sub-Servicer will remit or cause to be remitted to the Master Servicer or the Trustee all funds held in the Sub-Servicing Account with respect to the Mortgage Loans that are required to be so remitted. The Sub-Servicer is also required to advance on the scheduled date of remittance an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any Mortgage Loan for which payment was not received from the mortgagor. Unless otherwise specified in the related Prospectus Supplement, this obligation of the Sub-Servicer to advance continues up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or until the related Mortgage Loan is liquidated.

      The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (collectively, with respect to such Trust Fund, the "Certificate Account") which, unless otherwise specified in the related Prospectus Supplement, must be (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a "Rating Agency"),
(ii) an account or accounts the deposits in which are fully insured by either BIF or SAIF, (iii) an account or accounts the deposits in which are insured by BIF or SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, or (iv) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided that the Master Servicer or such affiliate, as applicable, meets the standards set forth above.

      The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or Advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

      (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

      (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

      (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed Advances made, by the related Sub-Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of property or released to mortgagors in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses in connection with liquidation or foreclosure ("Liquidation Expenses") incurred, and unreimbursed advances made, by the related Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

      (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Seller as described under "Mortgage Loan Program--Representations by Sellers; Repurchases" or "--Assignment of Mortgage Assets" above and all proceeds of any Mortgage Loan repurchased as described under "--Termination; Optional Termination" below;

      (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance";

      (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account; and

      (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

Sub-Servicing by Sellers

      Each Seller of a Mortgage Loan or any other servicing entity may act as the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the related Sub-Servicer, the Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

      With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Certificate Account", and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

      As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses" below.

      Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer in the manner specified in such Sub-Servicing Agreement.

      The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other Sub-Servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Seller or meet the standards for becoming a Seller or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Depositor. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

      The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. Both the Sub-Servicer and the Master Servicer remain obligated to make Advances during any period of such an arrangement.

      Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale clause, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related Prospectus Supplement, the Master Servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" herein. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

      With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in section 216(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")), of a corporation that qualifies as a "cooperative housing corporation" within the meaning of section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under section 216(a) of the Code to the corporation under sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in section 216(b)(2) of the Code). By virtue of this requirement, the status of a corporation for purposes of section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

      The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies" herein.

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that

Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

      Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan, (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans, (iii) physical damage to the Mortgaged Property and (iv) lack of approval by the Primary Insurer of the related Servicer as a servicer.

      Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, to have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

      In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Certificateholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Sub-Servicing Account. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

      If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings which are reimbursable under the Agreement. In the unlikely event that any such proceedings result in a total recovery which is, after reimbursement to the Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See "Credit Enhancement" herein.

Servicing and Other Compensation and Payment of Expenses

      The Master Servicer's primary servicing compensation with respect to a Series of Certificates will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum specified in the related Prospectus Supplement of the outstanding principal balance thereof. Since the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and, if so provided in the related Prospectus Supplement, any prepayment penalties and any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account. Unless otherwise specified in the related Prospectus Supplement, any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

      In addition to amounts payable to any Sub-Servicer, the Master Servicer will, unless otherwise specified in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related Prospectus Supplement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders and payment of any other expenses described in the related Prospectus Supplement.

Evidence as to Compliance

      Each Agreement will provide that, on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans, private mortgage-backed securities or agency securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement), was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for FHLMC or the Uniform Single Audit Program for Mortgage Bankers requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, private mortgage-backed securities or agency securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the Sub-Servicers.

      Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

      Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Depositor

      The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

      Each Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that none of the Master Servicer, the Depositor or any director, officer, employee or agent of the Master Servicer or of the Depositor will be under any liability to the related Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or of the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or the Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated.

Events of Default

      Unless otherwise specified in the related Prospectus Supplement, Events of Default (each, an "Event of Default") under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate percentage interests evidenced by such class; (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting such class; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

Rights upon Event of Default

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and, at the direction of holders of Certificates of any class evidencing not less than 51% of the aggregate percentage interests constituting such class and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless (i) such holder previously has given to the Trustee written notice of default, (ii) the holders of Certificates of any class of such Series evidencing not less than 25% of the aggregate percentage interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and (iii) the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; provided, however, that such action will not adversely affect in any material respect the interests of any Certificateholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders to change the manner in which the Certificate Account is maintained, provided, however, that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided, however, that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate percentage interests of each class affected thereby for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

      Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase from the related Trust Fund by the Master Servicer or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see "Certain Federal Income Tax Consequences"), of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

      Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the aggregate principal balance of the related Mortgage Assets as of such date being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balances of the Mortgage Assets as of the Cut-off Date for the Series; provided, however, that, if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Code.

The Trustee

      The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may


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differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which security for the Mortgage Loans may be situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

General

      Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

      Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the Cooperative and/or underlying land, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

      A Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and the accompanying rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral


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

or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

      Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Depositor will make or cause to be made an appropriate filing of UCC-1 financing statements in the appropriate states to give notice of the Trustee's ownership of the Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under
Article 9 of the UCC which has been adopted by all states except Louisiana. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing the affected Contract. As Manufactured Homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the Manufactured Home is located. These filings must be made in the real estate records office of the county where the Manufactured Home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Depositor.

      The Depositor will assign or cause to be assigned to the Trustee, on behalf of the Certificateholders, a security interest in the Manufactured Homes. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Seller.

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the


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

Trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. In the case of any Manufactured Home as to which the security interest assigned to the Depositor and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Home and holders of perfected security interests therein. There also exists a risk that, in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title, the security interest of the Trustee could be released through fraud or negligence.

      If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under Contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

      Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

Foreclosure/Repossession

      Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

      Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most


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

states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that, in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

      In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

      Contracts. The Master Servicer, on behalf of the Trustee, to the extent required by the related agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as a Manufactured Home has not become subject to the real estate law, a creditor can repossess the Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Environmental Risks

      Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the United States Environmental Protection Agency ("EPA") may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner" or "operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

      Whether actions taken by a lender would constitute such participation in the management of a property, so that the lender would lose the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

      This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liabiltiy and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or of the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

      If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who crated the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to Certificateholders.

      CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgage Properties was conducted.

      The Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a multifamily residential property or mixed residential/commercial property underlying a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations or that such acquisition would not be more detrimental than beneficial to the value of the Mortgaged Properties and the interests therein of the Certificateholders.

Rights of Redemption

      Single Family Loans and Multifamily Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be


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

authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

      Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a Manufacture Home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. If the Mortgaged Property is not the debtor's principal residence and the bankruptcy court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may reduce the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy (rendering the lender a general unsecured creditor for the difference), reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

      The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans and Contracts. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due thereunder.

      Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Seller had or should have had knowledge of such claim or defense, the Master Servicer


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

will have the right to require the Seller to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

      Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-on-Sale Clauses

      Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagee or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, pre-empts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. With respect to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of Single Family Loans or Contracts. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans or Contracts having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such Loans or Contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Contract secured by a Manufactured Home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any Trust File if such Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions governing, among other things, the terms of any prepayment, balloon payment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.


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Soldiers' and Sailors' Civil Relief Act

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on affected Mortgage Loans. Unless otherwise provided in the related Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the lender's inability to realize upon the mortgaged property in a timely fashion.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates is based on the advice of Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991 (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

General

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made. In the discussion that follows, all references to a "Section" or "Sections" shall be understood to refer, unless otherwise specifically indicated, to a Section or Sections of the Code.

NON-REMIC CERTIFICATES

      If a REMIC election is not made, Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

Single Class of Senior Certificates

      Characterization. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate,


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

including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under section 162 or 212 of the Code, each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. A Senior Certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of such Senior Certificateholder's adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans might then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement, Brown & Wood LLP will have advised the Depositor with respect to each Series of Certificates that:

      (i) a Senior Certificate owned by a "domestic building and loan association" within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such section;

      (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such section; and

      (iii) a Senior Certificate owned by a REMIC will be an "obligation . . . which is principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

      The assets constituting certain Trust Funds may include "buydown" Mortgage Loans. The characterization of any investment in "buydown" Mortgage Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such "buydown" Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in "buydown" Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes "buydown" Mortgage Loans.

      Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be


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

treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

      It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Senior Certificate and the portion of the adjusted basis of the Senior Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the Trust Fund, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to "original issue discount" (currently sections 1271 through 1273 and section 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on Treasury regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code (the "OID Regulations"). Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Senior Certificates--B. Senior Certificates Representing Interests in Loans Other than ARM Loans--Accrual of Original Issue Discount" below.

      Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount". Generally, the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.


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

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants to the Department of the Treasury (the "Treasury") authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Senior Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

      A holder who acquires a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Senior Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

      Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election is made with respect to a Mortgage Loan with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Regular Certificates--Original Issue Discount and Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Anti-abuse Rule. The IRS is permitted apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Senior Certificate, or the effect of applying the otherwise applicable rules, is to achieve a result


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

that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

      A. Stripped Bonds and Stripped Coupons

      Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Senior Certificates will represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See "--Single Class of Senior Certificates--Original Issue Discount" above. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Mortgage Loan by Mortgagee Loan basis. However, based on recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans or if no prepayment assumption is used, then, when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.


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

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to Senior Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be "obligations (including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

B. Senior Certificates Representing Interests in Loans Other than ARM Loans

      The original issue discount rules of sections 1271 through 1275 of the Code will be applicable to a Senior Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount" below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the Senior Certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Senior Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying each Senior Certificate will be treated as having been issued on the date they were originated with an amount of original issue discount equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this original issue discount, as described under "--Accrual of Original Issue Discount" below, will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior


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Certificates (the "Prepayment Assumption") and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report original issue discount under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the "daily portions", as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and
(ii) any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The "adjusted issue price" of a Senior Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Senior Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

C. Senior Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Senior Certificates (if the related Trust Fund includes ARM Loans), which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to such instruments. In the absence of any authority, the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes to be consistent with the rules described under the heading "--B. Senior Certificates Representing Interests in Loans Other than ARM Loans" above and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the


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inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will result in additional income (including possibly original issue discount income) to the Senior Certificateholder over the remaining life of such Senior Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

      Final regulations issued on June 11, 1996 with respect to original issue discount under section 1275 include rules for obligations that provide for one or more contingent payments (the "Contingent Payment Regulations"). Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the Contingent Payment Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

      Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the Contingent Payment Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

      In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, then the holder would generally report income or loss as described above under the heading "--A.Stripped Bonds and Stripped Coupons"; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the "applicable Federal rate" (the "AFR", generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the Contingent Payment regulations, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

Sale or Exchange of a Senior Certificate

      Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to a seller for which a Senior Certificate is a "capital asset" within the meaning of section 1221 of the Code, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

      Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is


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subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      It is possible that capital gain realized by holders of the Senior Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction". A sale of a Senior Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Senior Certificate substantially contemporaneously with acquiring the Senior Certificate, (ii) the Senior Certificate is part of a straddle, (iii) the Senior Certificate is marketed or sold as producing capital gain or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Senior Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Senior Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

      Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the "issuer")); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

      For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) or an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required


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with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

New Withholding Regulations

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMIC CERTIFICATES

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, "--Prohibited Transactions and Other Taxes") below, if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under "--Residual Certificates" below), the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any such relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in section 7701(a)(19)(C) of the Code; (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying assets under the foregoing sections.

      In some instances, the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of "buydown" Mortgage Loans contained in "--NON-REMIC CERTIFICATES--Single Class of Senior Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of section 856(c)(5)(A) of the Code and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any


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manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

      For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining (a) whether the REMIC Certificates will be (i) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code or (ii) "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code; and (b) whether the income on such Certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

      General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price". Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the Regular Certificates.

      Rules governing original issue discount are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price". The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest". Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis original issue discount, as determined under the foregoing rule, will be treated as original issue discount. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

      Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis original issue discount as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of original issue discount rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that the Contingent Payment Regulations should apply to such Certificates.

      Although the Contingent Payment Regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion under "--Accrued Interest Certificates" below), so that such Regular Certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under "--Premium" below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a Regular Certificate (other than Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Premium" below should apply. However, it is possible that holders of Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

      Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the "adjusted issue price" of the Regular Certificates at the beginning of such accrual period. The "adjusted issue price" of a Regular Certificate at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Regular Certificate at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as original issue.

      Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,
(i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates", one "qualified inverse floating rate", or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Regular Certificate.

      The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such Regular Certificates.

      Market Discount. A purchaser of a Regular Certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a Regular Certificate with market discount, the Certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Original Issues Discount and Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code sections 1276 through 1278 of the Code.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

      A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

      Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

      On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the Regular Certificates. Holders of Regular Certificates should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of Regular Certificates will provide for Deferred Interest. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

      Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinate Certificates and, in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

      Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate that receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

      Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

      Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the Regular Certificate is held as part of a "conversion transaction" as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in Regular Certificates in their particular circumstances.

      Regular Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest"), and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the Proposed OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest only to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC", a portion of the REMIC's servicing, administrative and other noninterest expenses will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders". Generally, a single-class REMIC is defined as
(i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Prospective investors in and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the "issuer")); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and (iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31 % backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On October 6, 1997, the Treasury Department issued the New Regulations which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Residual Certificates

      Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses". As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

      A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See "--Sale or Exchange of Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described under "--Non-Interest Expenses of the REMIC" below, other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is likely that the yield of a Mortgage Loan would be calculated for this purpose taking account of the Prepayment Assumption. However, such an election would not apply to any Mortgage Loan originated on or before September


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

27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see "--Allocation of the Income of the REMIC to the Residual Certificates" above.

      Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark-to-Market Regulations. Prospective purchasers of a Residual Certificate should be aware that the IRS finalized regulations (the "Mark-to-Market Regulations") which provide that a Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest.

      Non-Interest Expenses of the REMIC. The REMIC's taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to Residual Certificateholders that are "pass-through interest holders". Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual's adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are "pass-through interest holders" should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates. See "--Regular Certificates--Non-Interest Expenses of the REMIC" above.


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

      Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of section 512 of the Code if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. The exception for thrift institutions is available only to the institution holding the Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

      Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The "Federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995 except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, the alternative minimum taxable income for such Residual Certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the Residual Certificateholder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1996, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

      Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.


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

      Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a "single class REMIC", however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a Regular Certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the Regular Certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or
(ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

      Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

      The 1997 Tax Act reduces the maximum rates on long-term capital gains recognized on capital assets held by individuals taxpayers for more than 18 months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than 12 months but less than 18 months was not changed by the 1997 Tax Act. The 1997 Tax Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

      Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.


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

Prohibited Transactions and Other Taxes

      The REMIC is subject to a tax at a rate equal to 100% of the net income derived from "prohibited transactions". In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

      In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

      It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them, and then by the Master Servicer.

Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners. Under Temporary Regulations, however, if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

      Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.


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

Tax-Exempt Investors

      Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an "excess inclusion." See "--Residual Certificates--Excess Inclusions" above.

Non-U.S. Persons

      Amounts paid to Residual Certificateholders who are not U.S. Persons (see "--Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to Residual Certificateholders should qualify as "portfolio interest", subject to the conditions described in "--Regular Certificates" above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the Residual Certificates do not have significant value). See "--Residual Certificates--Excess Inclusions" above. If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "--Tax-Related Restrictions on Transfers of Residual Certificates" below.

      For this purpose, a "U.S. Person" includes a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

      Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization". The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax


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

and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under proposed legislation, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

      Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Non-economic Residual Certificate to a "U.S. Person", as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A "Non-economic Residual Certificate" is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents,
(i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Non-economic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor which, if satisfied, provides that transfers of non-economic residual interests are not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a non-economic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration


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

given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The Proposed Regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

      In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a "U.S. Person", as defined below, unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers to foreign persons of Residual Certificates that have tax avoidance potential are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      For purposes of this discussion, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise) or an estate whose income from sources outside the United States is includable in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts that would not qualify as U.S. Persons under the foregoing definition but that are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, passthrough entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations", potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Security Act of 1974, as amended ("ERISA"), and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

      ERISA and the Code impose requirements on certain employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      On November 13, 1986, the United States Department of Labor (the "DOL") issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation, partnership or trusts in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Exchange Act.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the assets of the trust may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be, or give rise to, a transaction prohibited under sections 406 and 407 of ERISA and subject to an excise tax under section 4975 of the Code unless a statutory, regulatory or administrative exemption applies.

      In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Single Family Loans ("Single Family Certificates") will be exempt from the prohibitions of sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of sections 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates or for Certificates representing an interest in a Mortgage Pool containing Multifamily Loans or Contracts or Cooperative Loans. Accordingly, unless the related Prospectus Supplement indicates that an exemption other than PTE 83-1 is available, no transfer of a Subordinate Certificate or a Certificate which is not a Single Family Certificate may be made to a Plan.

      The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term "mortgage pass-through certificate" would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Senior Certificates issued in a Series in which there is only one class of Senior Certificates; provided that the Certificates in the case of clause (i), or the Senior Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage (greater than 0%) of future interest payments and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or of a notional amount of either principal or interest payments would be a "mortgage pass-through certificate" for purposes of PTE 83-1.

      PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See "Description of the Certificates". In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The Trustee will not be affiliated with the Depositor.

      Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an individual exemption (Prohibited Transaction Exemption 90-59, as amended; Exemption Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the "Underwriter Exemption") which applies to certain sales and servicing of "certificates" that are obligations of a "trust" with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemption provides relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

      The Underwriter Exemption contains several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemption contains an expanded definition of "certificate" which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption contains an expanded definition of "trust" which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of

"trust," however, does not include any investment pool unless, inter alia, (i) the investment pool consists only of assets of a type which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemption, and (iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemption holds that the acquisition of the certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. The Underwriter Exemption requires that the rights and interests evidenced by the certificates not be "subordinated" to the rights and interests evidenced by other certificates of the same trust. The Underwriter Exemption requires that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc. The Underwriter Exemption specifies that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the Underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemption stipulates that any Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1 and the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security") should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities", which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security", and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

      The Certificates offered hereby and by the Prospectus Supplement will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. ("GCM") acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the related Prospectus Supplement may specify that the Certificates will be distributed by GCM acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of Certificates, GCM will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Assets as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that GCM elects to purchase Certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

      The Depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments GCM and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, GCM and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales of Certificates by them. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

      The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                              AVAILABLE INFORMATION

      The Depositor has filed with the SEC (the ("SEC") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N. W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, New York, New York 10048. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----

1986 Act.....................................................................65
Accrual Certificates.........................................................28
AFR..........................................................................67
Agency Securities............................................................12
Agreement....................................................................15
Amortizable Bond Premium Regulations.........................................61
Applicable Amount............................................................76
APR..........................................................................16
ARM Loans....................................................................65
Asset Conservation Act.......................................................56
Available Funds..............................................................27
Bankruptcy Bond..............................................................36
Bankruptcy Code..............................................................39
BIF..........................................................................41
CERCLA.......................................................................56
Certificate Account..........................................................42
Certificate Principal Balance................................................28
Certificate Register.........................................................26
Certificates.................................................................12
Charter Act..................................................................19
Closing Date.................................................................70
Code.........................................................................45
Collateral Value
Collateral Value.............................................................14
Contingent Payment Regulations...............................................66
Contracts....................................................................12
Cooperative Loans............................................................15
Cooperatives.................................................................15
Deferred Interest............................................................66
Detailed Description.........................................................12
Determination Date...........................................................28
DOL..........................................................................85
EPA..........................................................................56
ERISA........................................................................85
Events of Default............................................................49
FDIC.........................................................................24
FHA..........................................................................15
FHA Loans....................................................................16
FHLMC........................................................................12
FHLMC Act....................................................................18
FHLMC Certificate Group......................................................18
FNMA.........................................................................12
FTC Rule.....................................................................58
Garn-St Germain Act..........................................................58
GCA..........................................................................22
GCM..........................................................................89
GNMA.........................................................................12
GNMA Certificate.............................................................17
GNMA I Certificates..........................................................17
GNMA II Certificates.........................................................17
GNMA Issuer..................................................................17

Guaranty Agreement...........................................................17
Housing Act..................................................................16
HUD..........................................................................34
Insolvency Trustee...........................................................39
Insurance Proceeds...........................................................42
Insured Expenses.............................................................42
IRS..........................................................................61
Legislative History..........................................................65
Liquidation Expenses.........................................................42
Liquidation Proceeds.........................................................42
Loan-to-Value Ratio..........................................................14
Manufactured Homes...........................................................16
Manufacturer Invoice Price...................................................14
Mark-to-Market Regulations...................................................79
Master REMIC.................................................................69
Mortgage.....................................................................40
Mortgage Assets..............................................................12
Mortgage Loans...............................................................12
Mortgage Pool................................................................12
Mortgage Pool Insurance Policy...............................................33
Mortgage Rate................................................................13
Mortgaged Properties.........................................................12
Multifamily Loans............................................................12
NCUA.........................................................................88
New Regulations..............................................................68
Non-economic Residual Certificate............................................84
OID Regulations..............................................................62
Parties in Interest..........................................................86
Payment Lag Certificates.....................................................75
Permitted Investments........................................................42
Plans........................................................................85
PMBS Agreement...............................................................21
PMBS Issuer..................................................................21
PMBS Servicer................................................................21
PMBS Trustee.................................................................21
Policy Statement.............................................................88
Pool Insurer.................................................................33
Prepayment Assumption........................................................65
Primary Insurer..............................................................46
Primary Mortgage Insurance Policy............................................13
Principal Prepayments........................................................29
PTE 83-1.....................................................................86
Purchase Price...............................................................25
Rating Agency................................................................42
RCRA.........................................................................56
Record Date..................................................................26
Refinance Loans..............................................................14
Regular Certificateholders...................................................70
Regular Certificates.........................................................69
Relief Act...................................................................59
REMIC........................................................................27
REMIC Regulations............................................................59
Reserve Account..............................................................27
Residual Certificates........................................................69
Retained Interest............................................................26
SAIF.........................................................................41

SEC..........................................................................22
Sellers......................................................................12
Senior Certificates..........................................................32
Series.......................................................................12
Single Family Certificates...................................................86
Single Family Loans..........................................................12
SMMEA........................................................................88
Special Hazard Insurance Policy..............................................35
Special Hazard Insurer.......................................................35
Stripped ARM Obligations.....................................................66
Stripped Bond Certificates...................................................63
Stripped Coupon Certificates.................................................63
Subordinated Certificates....................................................32
Sub-Servicer.................................................................14
Sub-Servicing Account........................................................41
Sub-Servicing Agreement......................................................43
Subsidiary REMIC.............................................................69
Super-Premium Certificates...................................................71
Support Agreement............................................................30
Support Servicer.............................................................30
Title V......................................................................59
Treasury.....................................................................62
Trust Fund...................................................................12
U.S. Person..................................................................68
UCC..........................................................................52
Underwriter Exemption........................................................87
VA ..........................................................................15
VA Guaranty Policy...........................................................35
VA Loans.....................................................................16

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

================================================================================

                           $464,637,631 (Approximate)
                  RESECURITIZATION MORTGAGE TRUST CERTIFICATES,
                                  SERIES 2000-A

                    $ 54,265,000 Class A-1 6.50% Certificates
                    $ 19,480,941 Class A-2 6.50% Certificates
                    $ 55,646,371 Class A-3 6.50% Certificates
                    $ 56,275,462 Class A-4 6.50% Certificates
                    $ 32,524,402 Class A-5 6.50% Certificates
                    $ 22,000,000 Class A-6 6.50% Certificates
                    $ 91,611,289 Class A-7 6.50% Certificates
                    $111,411,000 Class A-8 6.50% Certificates
                    $ 21,423,065 Class A-9 6.50% Certificates
                    $        101 Class A-R 6.50% Certificate

                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                    Depositor

                              ---------------------
                              PROSPECTUS SUPPLEMENT
                              ---------------------

GREENWICH CAPITAL
--------------------------------------------------------------------------------

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Until the expiration of 90 days after the date of this prospectus supplement, all dealers selling the offered certificates, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

================================================================================